Exhibit 10.12

MASTER LOAN AND SECURITY AGREEMENT

Dated as of March 7, 2013

among

American Homes 4 Rent Properties One, LLC, as a Borrower

American Homes 4 Rent Properties Two, LLC, as a Borrower

American Homes 4 Rent Properties Three LLC, as a Borrower

American Homes 4 Rent Properties Four, LLC, as a Borrower

American Homes 4 Rent Properties Five, LLC, as a Borrower

American Homes 4 Rent Properties Six, LLC, as a Borrower

And

Wells Fargo Bank, National Association, as Lender

LEASED AND NON-LEASED SINGLE FAMILY RESIDENTIAL PROPERTIES

TABLE OF CONTENTS

SCHEDULES

Schedule 1	Property-Level Representations and Warranties

Schedule 2	Notice Addresses and Wire Instructions

Schedule 3	Schedule of Exceptions to any Representations and Warranties

Schedule 4	Initial Eligible Properties

Schedule 5	Schedule of Accounts

Schedule 6	Borrower Trade Names

Schedule 7	Acquisition Parameters

Schedule 7.01	Schedule of Borrower Indebtedness, Contractual Obligations and Investments

Schedule 8.03	Schedule of Affiliate Transactions

Schedule 9	Schedule of Responsible Persons

Schedule 10	Schedule of Subcontractors

Schedule 11	Schedule of Existing Liens

EXHIBITS

Exhibit A	Form of Promissory Note

Exhibit B	Form of Monthly Borrowing Base Report

Exhibit C	Form of Closing Certificate

Exhibit D	Form of Compliance Certificate

Exhibit E-1	Form of Borrowing Base Addition Notice

Exhibit E-2	Form of Borrowing Base Removal Notice

Exhibit F	Form of Joinder Agreement

Exhibit G	Form of Property Schedule

Exhibit H	Form of Advance Request

Exhibit I	Form of Increased Commitment Supplement

Exhibit J	Form of Remittance Date Notice

Exhibit K	Form of Asset Management Letter Agreement

Exhibit L	Form of Power of Attorney

Exhibit M	Form of Assignment and Acceptance

Exhibit N	Form of Tenant Instruction Notice

Exhibit O	Reserved

Exhibit P	Form of Notice of Optional Repayment

Exhibit Q	Form of Monthly Operating Statement Report

Exhibit R	Form of Subcontractor Instruction Notice

THIS MASTER LOAN AND SECURITY AGREEMENT, dated as of March 7, 2013 (“Agreement”) is made by and among American Homes 4 Rent Properties One, LLC, a Delaware limited liability company, American Homes 4 Rent Properties Two, LLC, a Delaware limited liability company, American Homes 4 Rent Properties Three, LLC, a Delaware limited liability company, American Homes 4 Rent Properties Four, LLC, a Delaware limited liability company, American Homes 4 Rent Properties Five, LLC, a Delaware limited liability company, American Homes 4 Rent Properties Six, LLC, a Delaware limited liability company and each other entity that may be subsequently added as a party to this Agreement under a Joinder Agreement (individually, each a “Borrower” and collectively the “Borrowers”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as lender (“Lender”). Borrowers and Lender (each a “Party” and collectively, the “Parties”) hereby agree as follows:

ARTICLE 1

APPLICABILITY

Section 1.01 Applicability. Subject to the terms and conditions of the Loan Documents (as defined herein), from time to time and at the request of Borrowers, Borrowers wish to obtain financing on a revolving basis for certain single family residential properties and working capital purposes in consideration for the pledge to Lender of a first priority security interest in all of Borrowers’ assets, and the further pledge by Pledgor/Guarantor (as defined herein) of 100% of the Equity Interests (as defined herein) in each Borrower. Lender has agreed, subject to the terms and conditions of this Agreement and the other Loan Documents, to provide such financing to Borrowers under one or more Advances (as defined herein), with funds of Borrowers being used to repay any Advances made hereunder as more particularly described herein.

ARTICLE 2

DEFINITIONS AND INTERPRETATION

“Accelerated Repayment Date”: Defined in Section 10.02.

“Account Bank”: Wells Fargo Bank, National Association, or any other bank approved by Lender.

“Account Control Agreement”: Any bank account control agreement entered into by Lender and Borrowers and the Account Bank, in form and substance reasonably acceptable to Lender, with respect to each of the Operating Accounts, as amended, supplemented or otherwise modified from time to time.

“Accounts”: Each Operating Account.

“Accrued Interest”: For each Collection and Reporting Period or portion thereof, the sum of the products, calculated for each day during such Collection and Reporting Period or portion thereof, of (i) 1/360th of the Applicable Interest Rate in effect for the Aggregate Advance on such day, times (ii) the average daily Aggregate Advance.

“Acquisition Date”: With respect to an SF Property, the date on which a Borrower or an Affiliate thereof acquired such SF Property and paid the Acquisition Price therefor.

“Acquisition Parameters”: The acquisition parameters with respect to Eligible Properties that are set forth on Schedule 7 hereto, as the same may be updated and/or modified from time to time, as determined by Borrowers and as approved by Lender in its reasonable discretion within one (1) Business Day of Lender’s receipt of notice thereof from Borrowers; provided that if Lender does not approve or reject such updates and/or modifications within one (1) Business Day of Lender’s receipt of notice thereof from Borrowers, such updates and/or modifications shall be deemed to be approved by Lender.

“Acquisition Price”: The purchase price paid by a Borrower (or an Affiliate thereof) to acquire an individual SF Property. Such purchase price may include general contractor expenses incurred in connection with the rehabilitation and/or stabilization of such Property by or on behalf of such Borrower (or an Affiliate thereof) prior to the addition of such Property to the Borrowing Base, but shall not include closing costs incurred in connection with the acquisition of such Property.

“Actual Knowledge”: With respect to any Relevant Party, the actual knowledge of a Responsible Person of such Person without further inquiry or investigation.

“Additional Amount”: Defined in Section 12.06(b).

“Additional Borrowing Base Property”: Defined in Section 4.1(b)(i).

“Adjusted Tangible Net Worth”: With respect to any Person and its Subsidiaries determined on a consolidated basis, as of any date of determination, the amount of total assets (net of goodwill and intangible assets) less total liabilities, calculated in accordance with GAAP, excluding adjustments required by GAAP under ASC 805 for entities under common control.

“Administrative Fee”: An amount equal to $50,000 per annum if a Commitment Increase Event has occurred.

“Advance”: Defined in Section 3.01(a).

“Advance Date”: The date on which an Advance is made by Lender to Borrowers, in accordance with this Agreement.

“Advance Request”: Defined in Section 3.01(b).

“Affiliate”: With respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

“Aggregate Advance”: As of any date of determination, the aggregate outstanding principal amount of all Advances made by Lender hereunder.

“Agreement”: Defined in the preamble.

“ALTA”: The American Land Title Association.

“Alternative Rate”: A per annum rate based on an index approximating the behavior of LIBOR, as determined by Lender, in its reasonable discretion.

“Anti-Terrorism Laws”: Any Requirements of Law relating to money laundering or terrorism, including Executive Order 13224 signed into law on September 23, 2001, the regulations promulgated by the Office of Foreign Assets Control of the Treasury Department, and the Patriot Act.

“Applicable Interest Rate”: For any Collection and Reporting Period, (x) the LIBO Rate for such Collection and Reporting Period plus (y) the applicable Applicable Spread, which shall be subject to adjustment and/or conversion as provided in Sections 12.01 and 12.02; provided, that while an Event of Default has occurred, the Applicable Interest Rate shall be, at Lender’s election, the Default Rate.

“Applicable Interest Rate Reset Date”: In the case of the first Collection and Reporting Period for any Advance, the Advance Date for such Advance, and in the case of any subsequent Collection and Reporting Period, the first Business Day of such Collection and Reporting Period.

“Applicable LLC Agreement”: Defined in Section 9.02(c).

“Applicable Spread”: Two hundred seventy-five basis points (2.75%).

“Appraisal”: An appraisal or evaluation issued and signed by an Approved Appraisal Vendor setting forth the value of a Property, which appraisal is conducted in accordance with all applicable requirements of the Uniform Standards of Professional Appraisal Practice and all applicable state and United States federal laws and regulations in effect at the time of such appraisal or evaluation (including without limitation the criteria set forth in FIRREA for an “appraisal” or an “evaluation”, as applicable). For the avoidance of doubt, Lender may obtain an Appraisal with respect to a Borrowing Base Property at anytime at its expense.

“Approved Appraisal Vendor”: The issuer of an Appraisal, which issuer satisfies all applicable requirements of the Uniform Standards of Professional Appraisal Practice and all applicable state and United States federal laws and regulations in effect at the time of such Appraisal and which issuer is selected by Lender in its discretion.

“Arranger Fee”: An amount equal to fifteen basis points (0.15%) multiplied by the amount of additional Commitments provided by any New Lenders in connection with a Commitment Increase Event pursuant to Section 3.11, if a Commitment Increase Event has occurred and Lender syndicates such additional Commitments provided to Borrowers by such New Lenders under this Agreement.

“Asset Management Standard”: (i) The requirement that Asset Manager manage all Borrowing Base Properties and related Lease Agreements (x) in the same manner in which, and with the same care, skill, prudence and diligence with which Asset Manager services and administers similar Properties and Lease Agreements for its own account or any third party portfolios to the extent applicable, or in a manner consistent with generally prevailing management standards for reputable and experienced managers that manage portfolios of properties of similar size, type and location, whichever standard is highest, (y) in compliance with all Requirements of Law, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, and (z) without regard to any known relationship that Asset Manager or an Affiliate of Asset Manager may have with any Tenant or any other party to the Loan Documents; (ii) Asset Manager’s obligation to make protective advance or other advances or to incur servicing expenses with respect to the Borrowing Base Properties as required pursuant to the terms of the related Management Agreement; (iii) Asset Manager’s right to receive compensation for its services; or the ownership, or servicing or management for others, by Asset Manager of any other leases or residential real properties; and (iv) Asset Manager’s obligation to comply in all material respects with all of its obligations and duties under the Management Agreement and the Asset Manager Letter Agreement, including but not limited to its obligations to (1) identify the applicable Borrower on its systems as the owner of the respective Borrowing Base Property, (2) maintain systems and operating procedures necessary to comply in all material respects with all the terms of this Agreement, the Management Agreement and the Asset Manager Letter Agreement, and (3) deposit all Net Income with respect to the Borrowing Base Properties received by Asset Manager, if any, into the applicable Operating Account in accordance with Section 5.01.

“Asset Manager”: American Homes 4 Rent Management Holdings, LLC, together with its permitted successors and assigns.

“Asset Manager Conversion”: If, at any time, Parent Guarantor Controls or obtains the right to either Control Asset Manager or become the direct or indirect beneficial owner of at least a majority of the total voting power of all classes of Equity Interests of Asset Manager.

“Asset Manager Letter Agreement”: The side letter agreement to be entered into among Lender, each Borrower and Asset Manager, in substantially the form attached hereto as Exhibit K hereof.

“Asset Manager Termination Event”: Any of (i) the occurrence of any material default or event of default (howsoever defined) by the Asset Manager under the Management Agreement after the expiration of any grace or cure periods thereunder, (ii) any material failure of the Asset Manager to manage the Borrowing Base Properties in accordance with the Asset Management Standard, which failure continues uncured for three (3) Business Days after the earlier of receipt of written notice thereof from Lender or Borrowers, Parent Guarantor or Pledgor/Guarantor obtains Knowledge of such failure, (iii) an Event of Default shall have occurred or (iv) any material breach by Asset Manager of the Asset Manager Letter Agreement, which failure continues uncured for three (3) Business Days after the earlier of receipt of written notice thereof from Lender or Borrowers, Parent Guarantor or Pledgor/Guarantor obtains Knowledge of such failure.

“AVM”: an opinion of the fair market value of an SF Property, provided by CoreLogic, Inc. or such other automated value model vendor that is reasonably acceptable to Lender and the Borrowers.

“AVM Value”: The stated dollar value of an SF Property that is contained in the applicable AVM.

“Bankruptcy Code”: Title 11 of the United States Code, as amended.

“Borrower” Defined in the preamble hereto.

“Borrowing Base”: As of any date, the least of (a) the Maximum Facility Amount, (b) the aggregate of (i) with respect Borrowing Base Properties for which a Revaluation Date has not occurred, the product of (x) fifty percent (50.00%), and (y) the Market Value of all such Borrowing Base Properties as of such date and (ii) with respect to Borrowing Base Properties for which the Revaluation Date has occurred, the product of (x) sixty percent (60.00%), and (y) the Market Value for all such Borrowing Base Properties as of such date, (c) at any time during the period beginning on the six (6) month anniversary of the Closing Date and ending on the nine (9) month anniversary of the Closing Date, the Debt Yield (calculated utilizing ten percent (10%) per annum as the applicable percent being tested), (d) at any time after the nine (9) month anniversary of the Closing Date, the Debt Yield (calculated utilizing eleven percent (11%) per annum as the applicable percent being tested), and (e) at any time after the six (6) month anniversary of the Closing Date, the Aggregate Advance that is necessary to maintain the Minimum Debt Service Coverage Ratio.

“Borrowing Base Addition Notice”: Defined in Section 4.01(b)(i).

“Borrowing Base Deficiency”: As of any date of determination, the positive difference, if any, of the Aggregate Advance minus the Borrowing Base.

“Borrowing Base Property”: Any Eligible Property included in the Borrowing Base Property Pool pursuant to Section 4.1. Unless otherwise approved by Lender, a Property shall cease to be a Borrowing Base Property if at any time such Property shall cease to be an Eligible Property and such Property shall be deemed to have a Market Value of zero and Net Operating Income of zero.

“Borrowing Base Property Pool” means, at any time, collectively, those Eligible Properties that constitute Borrowing Base Properties at such time.

“Borrowing Base Removal Notice”: Defined in Section 4.01(c).

“Borrowing Base Report” With respect to each Borrowing Base Property, the monthly report delivered by Borrowers and which shall include the fields set forth on Exhibit B hereto.

“Borrower LLC Agreement”: The limited liability company agreement pursuant to which a Borrower is created, as the same may be further amended or modified in accordance with the terms hereof.

“Borrower REIT Share”: For any Borrower, the amount such Borrower would be required to distribute with respect to a taxable year to maintain its status as a REIT and to avoid income or excise tax under the Code (including, for the sake of clarity, by distribution of 100% of its net capital gain for such period), assuming for these purposes that such Borrower were a REIT and otherwise satisfied all other requirements necessary to maintain REIT status.

“BPO”: An opinion of the fair market value of an SF Property obtained by Lender or its designee, in either case which generally includes three comparable sales and three comparable listings. For the avoidance of doubt, Lender may obtain a BPO with respect to a Borrowing Base Property at anytime and at its expense in accordance with Section 4.01(b).

“BPO Value”: The stated dollar value contained in a BPO regarding the fair market value of an SF Property.

“Business Day”: Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, California or North Carolina are authorized or obligated by law or executive order to be closed, (c) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York is authorized or obligated by law or executive order to be closed, or (d) if the term “Business Day” is used in connection with the determination of LIBOR, a day dealings in Dollar deposits are not carried on in the London interbank market.

“Capital Expenditures”: As of any date of determination, the capital expenditures incurred by Borrowers in an amount equal to the greater of (i) (x) the number of Borrowing Base Properties as of such date, multiplied by (y) $350 and (ii) the actual amount of such capital expenditures incurred by Borrowers with respect to all Borrowing Base Properties (other than any capital expenditures attributable to renovation costs incurred on or prior to the four-month anniversary of the date on which any Borrowing Base Property is initially leased).

“Capital Lease Obligations”: With respect to any Person, the amount of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or un-certificated) in any limited liability company, and any and all partnership or other equivalent interests in any partnership or limited partnership, and any and all trust certificates representing ownership of a trust.

“Cash Equivalents”: (a) Securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Cease Funding Event”: If at any time during the period beginning on the Closing Date and ending on the nine (9) month anniversary of the Closing Date (i) the Effective Collections Rate is less than 85% for any three (3) consecutive months and (ii) the Aggregate Advance exceeds the Debt Yield (calculated utilizing ten percent (10%) per annum as the applicable percent being tested); provided that a Cease Funding Event commencing under (x) clause (i) shall be discontinued when and if the Effective Collections Rate shall have been at least 85% for any three (3) consecutive months, and (y) clause (ii) shall be discontinued when and if the Aggregate Advance is equal to or less than the Debt Yield (calculated utilizing ten percent (10%) per annum as the applicable percent being tested) at any time.

“Change of Control”: The occurrence of any of the following events:

(i) During any period of twelve (12) consecutive months ending on each anniversary of the Closing Date, individuals who, at the beginning of any such 12-month period, constituted the Board of Trustees of the Parent Guarantor (together with any new trustees whose election by such Board, or whose nomination for election by the shareholders of the Parent Guarantor was approved by a vote of a majority of the trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Trustees of the Parent Guarantor then in office;

(ii) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 49.90% of the total voting power of the then outstanding voting stock of the Parent Guarantor;

(iii) Parent Guarantor shall cease to Control or be the general partner of the Pledgor/Guarantor;

(iv) Sponsor shall cease to Control or to own, of record and beneficially, directly or indirectly, 100% of the outstanding Equity Interests of Asset Manager; provided that an Asset Manager Conversion shall not constitute a Change of Control; or

(v) Pledgor/Guarantor shall cease to Control or to own, of record and beneficially, 100% of the outstanding Equity Interests of each Borrower.

“Closing Certificate”: A true and correct certificate in the form of Exhibit C, executed by a Responsible Officer of each Borrower.

“Closing Date”: March 7, 2013.

“Code”: The Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, in each case as amended, modified or replaced from time to time.

“Collateral”: Defined in Section 11.01.

“Collection and Reporting Period”: For each Advance, (a) in the case of the first Remittance Date, the period from the Advance Date for such Advance through the last day of the calendar month in which such Advance Date occurs, and (b) in the case of any subsequent Remittance Date, the immediately preceding calendar month; provided, that no Collection and Reporting Period for any Advance shall end after the Facility Termination Date.

“Compliance Certificate”: A true and correct certificate in the form of Exhibit D, executed by a Responsible Officer.

“Commitment”: The obligation of Lender or any New Lender to make, on and subject to the terms and conditions hereof and availability under the Borrowing Base, Advances to Borrowers pursuant to Section 3.01(a) in an aggregate principal amount at any one time outstanding up to but not exceeding the Maximum Facility Amount, as the same may be increased from time to time pursuant to Section 3.11.

“Commitment Increase Event”: Any increase to the Commitment pursuant to Section 3.11.

“Commitment Increase Structuring Fee”: An amount equal to one hundred basis points (1.00%) multiplied by the amount of any additional Commitments in connection with a Commitment Increase Event.

“Contingent Liabilities”: With respect to any Person as of any date, all of the following as of such date: (i) liabilities and obligations (including Guarantee Obligations) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off-Balance Sheet Rules defined below); (ii) obligations (including Guarantee Obligations) whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non-Recourse Indebtedness, lease, dividend or other obligation (other than (x) contractual indemnities and guarantees of non-monetary obligations that have not yet been called on or quantified) of such Person or any other Person; and (iii) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing that is obligatory and non-discretionary on the part of the lender. The amount of any Contingent Liabilities described in the preceding clause (ii) shall be deemed to be (x) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (a) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (b) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (y) with respect to all guarantees not covered by the preceding clause (x), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof

(assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person. “Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.

“Control”: With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling,” “Controlled” and “under common Control” have correlative meanings.

“Debt Service Coverage Ratio”: As of any DSCR Determination Date, the quotient of (i) the monthly reported Net Operating Income for the immediately preceding month with respect to all Borrowing Base Properties during such period over (ii) the aggregate Accrued Interest due and owing to Lender during such period with respect to such Borrowing Base Properties.

“Debt Yield”: As of any Debt Yield Determination Date, the monthly reported Net Operating Income for the immediately preceding month with respect to all Borrowing Base Properties during such month over (ii) the applicable per annum percent being tested.

“Debt Yield Determination Date”: Each Remittance Date commencing with the first Remittance Date following the six (6) month anniversary of the Closing Date.

“Deed”: With respect to each Property, the instrument or document required by the law of the jurisdiction in which the Property is located to convey fee title and identified on the related Property Schedule.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate”: As of any date, the Applicable Interest Rate in effect on such date plus 400 basis points (4.00%).

“Derivatives Contract”: Any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.

“Derivatives Termination Value”: With respect to any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the preceding clause (a), the amount(s) determined as the then-current mark-to-market value(s) for such Derivatives Contracts, as determined based on one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Lender).

“Dollars” and “$”: Lawful money of the United States of America.

“DSCR Determination Date”: (i) The date that is six (6) months after the Closing Date and (ii) each Remittance Date thereafter; provided that if any such date does not fall on a Business Day, the immediately succeeding Business Day.

“Effective Collections Rate”: With respect to any Borrowing Base Property that is a Leased Property and as of any date, (i) the aggregate gross Rental Proceeds actually collected by the related Borrower or Asset Manager during the term of the then current Lease Agreement through such date, divided by (ii) the aggregate gross Rental Proceeds required to be paid during the term of the then current Lease Agreement through such date.

“Eligible Assignee”: Any of the following Persons designated by Lender for purposes of Section 18.08(c): (a) a bank, financial institution, pension fund, insurance company or similar Person, or an Affiliate of any of the foregoing, in each case, other than a competitor of the Parent Guarantor or any of its Subsidiaries; provided, that so long as no Event of Default has occurred, such Person (x) shall have a rating of BBB- or higher from S&P and a rating of Baa3 or higher from Moody’s at the date that it becomes a Lender and (y) through its applicable lending office, shall be capable of lending to borrowers without the imposition of any withholding or similar taxes; (b) an Affiliate of Lender; and (c) any other Person to which Borrowers have consented, provided, that Borrowers’ consent shall not be unreasonably withheld, delayed or conditioned, and shall not be required at any time when an Event of Default has occurred. Such Person shall provide to Borrowers such duly executed IRS forms as Borrowers reasonably request.

“Eligible Property”: A Property as to which (a) each of the applicable representations and warranties in Sections 7.10, 7.11, and 7.12 and Schedule 1 are true and correct in all material respects with respect to such Borrower and such Property (unless otherwise approved by Lender in its discretion), as the case may be, (b) all Property Documents have been delivered to the Lender without exceptions pursuant to Section 4.01(b)(2) unless otherwise waived by Lender and (c) each of the following eligibility requirements are satisfied:

(i)	The Property is a wholly-owned SF Property of a Borrower or will become a wholly-owned SF Property of a Borrower upon the acquisition thereof simultaneously with the funding of an Advance by Lender;

(ii)

The information set forth in the related Property Schedule is true and correct in all material respects as of the date or dates respecting which the information is furnished and no material statement, affirmation or certification made or information, document, agreement, report or notice delivered by any Relevant Party to Lender with respect to such Property is untrue in any material respect when made or delivered and when taken as a whole with all other material statements, affirmations and certifications made, and all other information, documents, agreements, reports and notices made or delivered to Lender at that time with respect to such Property;

(iii)	Such Property (x) is in compliance with the Acquisition Parameters or (y) in the event any Relevant Party has notified Lender that such Property is not in compliance with the Acquisition Parameters or such Property does not otherwise satisfy the eligibility requirements in this definition, has been approved as an Eligible Property by Lender in writing;

(iv)	By the date that is ninety (90) days following the latest of (x) the date on which a Borrower acquired or obtained title to such Property, (y) the date on which any applicable statutory rescission or redemption period has lapsed, or (z) the date on which a court or Governmental Authority having jurisdiction over such sale of a Property to Borrower approves said sale (e.g., the date the Order Approving Sale (OAS) is issued), a certified copy of the file-stamped Deed has been provided to Lender evidencing that such Deed has been recorded in the name of the applicable Borrower. Each copy of a Deed delivered to Lender as part of any Property Documents (including intervening deeds) (x) shall be a true, correct and complete copy of the Deed, (y) shall be in recordable form, acceptable in all respects for recording under the laws of the jurisdiction in which the Property is located and (z) shall have been recorded in the appropriate recording office (for the avoidance of doubt, all costs and expenses in connection with the preparation, execution, delivery and filing or recording of any Deed, and any filing, transfer or recording tax or other charges with respect thereto shall be borne by Borrowers);

(v)	Such Property is located in the United States and all obligations thereunder and under the Property Documents are denominated and payable in Dollars;

(vi)	Solely to the extent Lender has obtained and if requested by Borrowers delivered to the Borrowers an Appraisal, in each case in form reasonably acceptable to Lender in respect of such Property within the ninety (90) days prior to the date on which such Property is included in the Borrowing Base Property Pool, such Appraisal (for the avoidance of doubt, Lender may obtain an Appraisal with respect to a Borrowing Base Property at anytime at its expense pursuant to Section 8.21);

(vii)	An AVM has been conducted on such Property every calendar quarter that such Property is a Borrowing Base Property, which AVM shall be at Borrowers’ expense;

(viii)	Such Property is, on the date of occupancy by any Tenant, in habitable condition and in compliance with all relevant local, state and United States federal property codes, regulations, laws and standards, including Environmental Laws, (except for any condition or failure to so comply that could not reasonably be expected to have a Property Material Adverse Effect);

(ix)	Such Property is not subject to any Environmental Liens and is free of any environmental defects (except for any such defect that could not reasonably be expected to have a Property Material Adverse Effect);

(x)	Such Property has not been vacant for longer than the related Maximum Vacancy Aging;

(xi)	The Market Value for such Property exceeds $50,000;

(xii)	If such Property is a Leased Property, the rent amount and tenant name indicated on the related Lease Agreement match the rent amount and tenant name on the rent roll report provided to Lender;

(xiii)	There are no restrictions prohibiting or materially limiting the leasing of such Property;

(xiv)	Unless approved by Lender in its discretion, ninety (90) days after the Acquisition Date such Property is not subject to any liens, security interests or other encumbrances other than Permitted Liens;

(xv)	Such Property is located in the jurisdiction identified in the related Property Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise or high-rise condominium project, or an individual townhome, or an individual unit in a planned unit development or a de minimus planned unit development;

(xvi)	Such Property is not subject to or the subject of any investigation, litigation or other legal proceeding, including without limitation any criminal or civil proceeding, in each case, that could not reasonably be expected to have a Property Material Adverse Effect;

(xvii)	Unless approved by Lender in its sole discretion in writing, such Property is not a cooperative or a condotel unit,

(xviii)	No protective funding obligation or any other obligation of any kind with respect to such Property has been transferred to Lender;

(xix)	No Property Material Adverse Effect has occurred with respect to such Property;

(xx)	If such Property was sold through multiple listing services, such Property is covered by a title insurance policy insuring the fee interest of the related Borrower in such Property from a nationally recognized title insurance company;

(xxi)	The ownership of such Property by the related Borrower would not cause the total number of Borrowing Base Properties then owned by such Borrower to exceed the greater of (x) two thousand (2,000) Borrowing Base Properties and (y) thirty percent (30%) of the Borrowing Base Properties as of such date; provided that this criteria shall not apply for the first three (3) months following the Closing Date;

(xxii)	The AVM Value for such Property has a confidence score of 80 or higher (as reflected on the related AVM Value, if numeric) and medium or better (if graded), unless the AVM Value for such Property has a confidence score between 80 and 85 (as reflected on the related AVM Value) and such Property would otherwise qualify as an “Eligible Property” after application of clause (xxiii) of this definition;

(xxiii)	If the AVM Value for such Property has a confidence score between 80 and 85 (as reflected on the related AVM Value), the Market Value applicable to such Property when added to the aggregate Market Value of all other Properties with a confidence score between 80 and 85 (as reflected on the related AVM Value) does not exceed the product of three percent (3%) and the aggregate Market Value of all Borrowing Base Properties; and

(xxiv)	Any other eligibility criteria as mutually agreed to by Lender and Borrower;

provided, that notwithstanding the failure of a Property to conform to the requirements of this definition, Lender may, subject to such terms, conditions and requirements and Borrowing Base adjustments as Lender may require, designate in writing any such non-conforming Property as an Eligible Property, which designation (1) may include a temporary or permanent waiver of one or more Eligible Property requirements for inclusion in the Borrowing Base Pool, and (2) shall not be deemed a waiver of the requirement that all other Properties must be Eligible Properties (including any Properties that are similar or identical to the Property subject to the waiver).

“Eligible Property Information”: Defined in Section 4.01(b)(i).

“Environmental Laws”: With respect to any Person or property or assets of such Person, any applicable federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including CERCLA, RCRA, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Emergency Planning and the Community Right-to-Know Act of 1986, the Hazardous Material Transportation Act, the Occupational Safety and Health Act, and any state and local or foreign counterparts or equivalents (including without limitation The California Environmental Quality Act and any other applicable State environmental quality act).

“Environmental Liens”: Defined in Section 8.20(f).

“Equity Interests”: With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person which may be issued or granted by such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing,

(c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate”: Any entity, whether or not incorporated, that is a member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which any Relevant Party is a member.

“Event of Default”: Defined in Section 10.01.

“Excluded FATCA Tax” means any tax, assessment or other governmental charge imposed under FATCA that would not have been imposed but for (a) a failure by a Lender (or any financial institution through which any payment is made to such Lender) to comply with the requirements of FATCA or (b) a Lender electing to have such tax, assessment or charge apply.

“Excluded Taxes”: Defined in Section 12.04.

“Facility Termination Date”: The earliest of (i) the last Business Day of the Repayment Period, (ii) any Accelerated Repayment Date, and (iii) any date on which Advances shall otherwise become due and payable in accordance with the Loan Documents or Requirements of Law.

“FATCA”: means Sections 1471 through 1474 of the Code (as of the date hereof) and any regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such provisions); provided, however, that FATCA shall also include any amendments to Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof if, as amended, FATCA provides a commercially reasonable mechanism to avoid the tax imposed thereunder by satisfying the information reporting and other requirements of FATCA.

“FASB ASC”: The Accounting Standards Codification of the Financial Accounting Standards Board.

“Fee Letter”: The fee and pricing letter, dated as of the date hereof, between Lender and Borrowers, as amended, supplemented or otherwise modified from time to time.

“Financial Reporting Person”: Defined in Section 8.09(a).

“Fitch”: Fitch Ratings Inc. or, if Fitch Ratings Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Lender.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents”: With respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, memorandum and articles of association, operating or trust agreement and/or other organizational, charter or governing documents.

“Governmental Authority”: Any (a) nation or government, (b) state or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi-judicial, quasi-legislative, regulatory or administrative functions or powers of or pertaining to government (including without limitation the IRS and the United States Department of Labor), (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, or (h) supra-national body such as the European Union or the European Central Bank.

“Guarantee Obligation”: With respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations or indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof as reasonably determined by such Person.

“Hazardous Substances”: Any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives; provided, however, that “Hazardous Substances” shall not include cleaning materials customarily used at properties similar to the Properties, to the extent such materials are used, stored and disposed of in accordance with Environmental Laws.

“Improvements”: All buildings, structures, improvements, parking areas, landscaping, fixtures and articles of property now erected on, attached to, or used or adapted for use in the operation of any Property, including, without limitation, all heating, air conditioning and incinerating apparatus and equipment, all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, water heaters, ranges, cooking apparatus and mechanical kitchen equipment, refrigerators, freezers, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, carpeting, floor covering, underpadding, storm sashes, awnings, signs, furnishings of public spaces, halls and lobbies, and shrubbery and plants.

“Income”: With respect to each Borrowing Base Property, all of the following: (a) all Rental Proceeds and Security Deposits (but only as and when applied to rent payments then due and payable by the related Tenant), (b) [reserved], (c) all other income, dividends, distributions, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Property, including all transfer fees, make whole fees, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, insurance payments, judgments, settlements and proceeds, and (d) all other “proceeds” as defined in Section 9-102(64) of the UCC, including all collections or distributions thereon or other income or receipts therefrom or in respect thereof; provided that Income shall not include proceeds received upon the securitization, liquidation, foreclosure, short sale or other disposition of such Property. For the avoidance of doubt, Income shall be calculated with respect to the entire par amount of any Borrowing Base Property.

“Increased Commitment Supplement”: A supplement to this Agreement substantially in the form attached hereto as Exhibit I, executed and delivered by the Borrowers, Lender and any New Lenders, which sets forth (i) the increase to the Maximum Facility Amount, (ii) the amount of the Commitment of the New Lender to make Advances under this Agreement or the increase to Lender’s Commitment hereunder (as applicable), and (iii) to the extent that there are New Lenders, the agreement of each such New Lender to become a Lender party to and bound by this Agreement and the other Loan Documents.

“Indebtedness”: With respect to any Person and any date, all of the following with respect to such Person as of such date: (a) obligations in respect of money borrowed (including principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate and whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or otherwise), (b) obligations, whether or not for money borrowed (i) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness (including “trade payable” arrangements), conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for goods or services rendered, (c) Capital Lease Obligations, (d) reimbursement obligations under any letters of credit or acceptances (whether or not the same have been presented for payment), (e) Off-Balance Sheet Obligations, (f) obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the last day of the Repayment Period (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatory redeemable stock)) in respect of any mandatory redeemable stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) as applicable, all obligations (other than such obligations described in clause (f) above) of such Person (but not the obligation of others) in respect of any keep well arrangements, credit enhancements, purchase obligation, repurchase obligation, sale/buy-back agreement, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatory redeemable stock)), (h) net obligations under any Derivatives Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Derivatives Termination Value thereof, (i) Indebtedness of other Persons that such Person has guaranteed, (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than certain Permitted Liens) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; provided, that if such Person has not assumed or become liable for the payment of such Indebtedness, then for the purposes of this definition the amount of such Indebtedness shall not exceed the market value of the property subject to such Lien, (k) all Contingent Liabilities, (l) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person or obligations of such Person to pay the deferred purchase or acquisition price of property or assets, including “trade payable” arrangements or contracts for the deferred purchase price of property or assets that include the procurement of services (other than trade payables incurred in the ordinary course of business), (m) indebtedness of general partnerships of which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise), and (n) obligations to fund capital commitments under any Governing Document, subscription agreement or otherwise.

“Indemnified Amount”: Defined in Section 13.01.

“Indemnified Person”: Defined in Section 13.01.

“Initial Advance”: The first Advance made by Lender to a Borrower hereunder.

“Initial Advance Date”: The date on which Lender and a Borrower consummate the Initial Advance hereunder.

“Initial Borrowing Base Properties” Defined in Section 4.01(a).

“Initial Property Value”: With respect to each Borrowing Base Property, the value of such Property as of the date such Property is added to the Borrowing Base Property Pool that is equal to the lesser of (i) the related Acquisition Price thereof or (ii) the value of such Property set forth in the related Appraisal thereof (which Appraisal shall be ordered by Lender, the costs of which shall be reimbursed by the applicable Borrower up to an amount not to exceed $85 per Appraisal).

“Initial Structuring Fee”: An amount equal to one hundred basis points (1.00%) multiplied by the Maximum Facility Amount (without giving effect to any additional Commitments in connection with an Commitment Increase Event).

“Insolvency Event”: With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Internal Control Event”: Fraud in the financial reporting of any Relevant Party that involves management or other employees who have a significant role in the internal controls of such Relevant Party over financial reporting.

“Investment”: With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment or option to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Company Act”: The Investment Company Act of 1940, as amended, restated or modified from time to time, including all rules and regulations promulgated thereunder.

“Joinder Agreement”: A joinder agreement in substantially the form of Exhibit F hereto entered into by Borrowers, Lender and one or more Special Purpose Entities acceptable to Lender in its sole reasonable discretion pursuant to which such Special Purposes Entities are joined as additional Borrowers hereunder and under the other Loan Documents.

“Knowledge”: With respect to any Person, means collectively (i) the Actual Knowledge of such Person, and (ii) all knowledge that is imputed to a Person under any statute, rule, regulation, ordinance, or official decree or order of any applicable Governmental Authority.

“Lease Agreement”: With respect to any Leased Property, a lease entered into between the related Borrower (or Asset Manager or an Affiliate thereof acting as agent for such Borrower) and a Tenant providing for the rental of such Property to such Tenant in a form that is customary for the jurisdiction in which such Leased Property is located and is in compliance with all applicable laws, rules and regulations, except where the failure to comply could not reasonably be expected to have a Property Material Adverse Effect.

“Leased Property”: Any Property that is wholly owned by or acquired by a Borrower, the fee title to which is held by such Borrower, and which is subject to a Lease Agreement.

“Lender”: Defined in the preamble hereto.

“Leverage Ratio”: For any Person on any date of determination, the quotient (expressed as a ratio) of the aggregate Indebtedness of such Person and its Subsidiaries, on a consolidated basis, as of such date, divided by such Person’s Adjusted Tangible Net Worth as of such date; provided that for the purpose of calculating Leverage Ratio, a Person’s Indebtedness shall not include any Indebtedness that qualifies as such under clauses (e), (i) (solely to the extent any guarantee constitutes a guarantee of customary exceptions for fraud, misapplication of funds, environmental indemnities, Insolvency Events, non-approved transfers or other similar and customary “bad boy” events) or (k) of the definition of such term and any references to Indebtedness embedded within such definition shall similarly exclude clauses (e), (i) (solely to the extent any guarantee constitutes a guarantee of customary exceptions for fraud, misapplication of funds, environmental indemnities, Insolvency Events, non-approved transfers or other similar and customary “bad boy” events) and (k)).

“LIBO Rate”: For any Collection and Reporting Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100 of 1%) determined for such Collection and Reporting Period in accordance with the following formula:

LIBOR for such Collection and Reporting Period
1 - Reserve Requirement

“LIBOR”: For any Collection and Reporting Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the nearest whole multiple of 1/8%) for deposits in Dollars, for a one-month period, that appears on Bloomberg Screen US0001M Page (or the successor thereto) as the London interbank offered rate for deposits in Dollars as of 11:00 a.m., London time, on the Applicable Interest Rate Reset Date for such Collection and Reporting Period. If such rate does not appear on Bloomberg Screen US0001M Page as of 11:00 a.m., London time, on such Applicable Interest Rate Reset Date, Lender shall request the principal London offices of the Reference Banks selected by Lender to provide such banks’ offered quotation (expressed as a percentage per annum) to leading banks in the international Eurocurrency market for deposits in Dollars for a one-month period as of 11:00 a.m., London time, on such Applicable Interest Rate Reset Date for amounts of not less than the Aggregate Advance. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such banks’ rate (expressed as a percentage per annum) for loans in Dollars to leading banks in the international Eurocurrency market for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Applicable Interest Rate Reset Date for amounts of not less than the Aggregate Advance. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates.

“Lien”: Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.

“Loan Documents”: Collectively, this Agreement, the Fee Letter, each Account Control Agreement, the Parent Guaranty, the Note, the Pledge and Guaranty Agreement, each Joinder Agreement, the Asset Manager Letter Agreement, all UCC financing statements, amendments and continuation statements filed pursuant to any other Loan Document, and all additional documents, certificates, agreements or instruments executed by a Relevant Party in connection with this Agreement.

“Management Agreement”: Each management agreement acceptable to Lender, dated as of the date hereof, between a Borrower and the Asset Manager or an Affiliate thereof, as the same may be amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof.

“Management Rights”: All right, title and interest of Borrowers, Parent Guarantor and Pledgor/Guarantor thereof in and to any and all of the following (if any): (a) rights to manage and make all decisions with respect to the SF Properties, (b) rights to make protective advances and receive reimbursement therefor, (c) rights to receive a management fee for managing the SF Properties, (d) late fees, penalties or similar payments with respect to the SF Properties, (e) agreements and documents creating or evidencing any such rights to manage, documents, files and records relating to the servicing of the SF Properties, and rights of the Borrowers or any other Person thereunder, (f) escrow, reserve and similar amounts with respect to the SF Properties, (g) rights to appoint, designate and retain any other managers, sub-managers, agents, custodians, trustees and liquidators with respect to the SF Properties, and (h) accounts and other rights to payment related to the SF Properties.

“Margin Regulations”: Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221, and 224, respectively.

“Market Value”: For each Borrowing Base Property, (i) prior to the Revaluation Date for such Borrowing Base Property, the Initial Property Value and (ii) on and following the Revaluation Date for such Borrowing Base Property, the most recent BPO Value, AVM Value or value set forth in an Appraisal with respect to such Borrowing Base Property, which may be the BPO Value or value set forth in an Appraisal, respectively, that has been obtained by Lender pursuant to Section 8.21 or AVM Value that has been obtained by the Borrowers pursuant to Section 8.21, as determined by Lender in its discretion. Any SF Property that is not an Eligible Property will have a Market Value of zero.

“Material Adverse Effect”: A material adverse effect on or material adverse change in or to (a) the property, assets, business, operations, financial condition or financial credit quality of (i) the Borrowers (taken as a whole) or (ii) the Relevant Parties (taken as a whole), (b) the ability of (i) the Borrowers (taken as a whole) or (ii) the Borrowers, Parent Guarantor and Pledgor/Guarantor (taken as a whole) to pay and perform the Secured Obligations, (c) the validity, legality, binding effect or enforceability of any Loan Document, Collateral or security interest granted hereunder or thereunder, or (d) the rights and remedies of Lender under any Loan Document.

“Maximum Facility Amount”: $500,000,000, as such amount is increased from time to time pursuant to Section 3.11.

“Maximum Vacancy Aging”: As of any date, with respect to any Eligible Property (i) that has been a Leased Property since the related Acquisition Date, four (4) months from the date of termination of the most recent Lease Agreement in effect for such Leased Property, or (ii) that has been a Non-Leased Property since the related Acquisition Date, six (6) months from the related Acquisition Date.

“Minimum Debt Service Coverage Ratio”: As of any date of determination after the expiration of the six (6) month period immediately following the Closing Date, a Debt Service Coverage Ratio equal to not less than 2.00:1.

“Moody’s”: Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Lender.

“Monthly Compliance Certificate”: A true and correct certificate in the form of Exhibit D, executed by a Responsible Officer.

“Monthly Lease Payment”: With respect to any Lease Agreement, the lease payment that is actually payable by the related Tenant from time to time under the terms of such Lease Agreement, after giving effect to any provision of such Lease Agreement providing for periodic increases in such fixed or base rent.

“Monthly Operating Expenses:” The reasonable per-property operating expenses actually incurred by or on behalf of the related Borrower in any calendar month with respect to each Borrowing Base Property and reflected in the report delivered to Lender pursuant to Section 8.09(g) with respect to such month.

“Multiemployer Plan”: A multiemployer plan as defined in Section 4001(a)(3) of ERISA as to which any Relevant Party or any ERISA Affiliate has made during the preceding five years, or is required to make contributions or has any actual or potential liability.

“Net Income”: With respect to a Borrowing Base Property, all related Income less (i) reasonable operating expenses incurred in connection with the operation and/or management of such Property, (ii) a property management fee equal to six percent (6%) of received Rental Proceeds, (iii) a leasing fee equal to one-half (50%) of one month’s rent for a twelve month term (prorated for the actual term of the lease) with respect to lease of such Borrowing Base Property payable to Asset Manager upon execution of the Lease Agreement in respect of such Borrowing Base Property and each renewal thereof, and (iv) all other fees, charges and expenses payable to, or retained by, Asset Manager pursuant to the terms of a Management Agreement.

“Net Operating Income”: Borrowers’ effective gross income, determined in accordance with GAAP, from Borrowing Base Properties or other assets owned by Borrowers and, in the case of such other assets, approved by Lender in Lender’s sole discretion during any period, less the operating expenses, determined in accordance with GAAP, in respect of such Borrowing Base Properties or other assets (including fees due to Asset Manager or its Affiliates set forth in the Management Agreements), ongoing maintenance and Capital Expenditures.

“New Lender” Defined in Section 3.11(a).

“Non-Leased Property”: Any Property that is wholly owned by or acquired by a Borrower, the fee title to which is held by such Borrower, that is not subject to a Lease Agreement.

“Non-Recourse Indebtedness”: With respect to any Person and any date, indebtedness of such Person as of such date for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Insolvency Events, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Note”: The promissory note provided for by Section 3.02(a) hereof for Advances in the form attached hereto as Exhibit A, and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

“Notice of Borrowing Base Deficiency”: A written notice from Lender to Borrowers, deliverable at any time, specifying the occurrence of a Borrowing Base Deficiency and the amount of the Aggregate Advance to be repaid by Borrowers pursuant to Section 3.04(b).

“OFAC”: Defined in Section 7.07(a).

“Off-Balance Sheet Obligations”: With respect to any Person and any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person as of such date: (a) monetary obligations under any financing lease or so-called

“synthetic,” tax retention or off-balance sheet lease transaction that, upon the application of any Insolvency Laws, would be characterized as indebtedness, (b) monetary obligations under any sale and leaseback transaction that does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction that (i) is characterized as indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Operating Account”: With respect to each Borrower, the separate trust account established by such Borrower for the benefit of Lender and maintained pursuant to this Agreement into which all related Net Income collected with respect to SF Properties shall be deposited as provided in this Agreement. Each Operating Account shall be established at the Account Bank with the related account number as identified on Schedule 5 attached hereto and shall be subject to an Account Control Agreement.

“Parent Guarantor”: American Homes 4 Rent, a Maryland real estate investment trust, together with its permitted successors and assigns.

“Parent Guaranty”: The Guaranty dated as of the date hereof made by Parent Guarantor, in favor of Lender, as amended, supplemented or otherwise modified from time to time.

“Participant”: Defined in Section 18.08(b).

“Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, modified or replaced from time to time.

“Party”: Defined in the preamble hereto.

“PBGC”: The Pension Benefit Guaranty Corporation.

“Permitted Environmental Lien”: means any Lien arising out of related to any Environmental Laws, which Lien consists solely of restrictions on the use of real property that do not have a Property Material Adverse Effect.

“Permitted Liens”: Any of the following Liens that may be imposed with respect to any asset or Property of a Person: (a) Liens for taxes assessments, fees, and other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (b) Liens imposed by Requirements of Law, such as materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s and similar Liens, arising in the ordinary course of business securing obligations that are not overdue for more than thirty (30) days, (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such Property or impair the intended use thereof in the business of such Person, (d) encumbrances with respect to SF Properties relating to taxes not yet due and payable or any applicable home owners association fees, dues or assessments not yet due or delinquent, (e) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with deposit institutions, (f) with respect to SF Properties purchased at a foreclosure sale or trustee’s sale, encumbrances relating to property taxes and home owners association fees, whether or not yet due and payable, in existence for a period of less than eight (8) months following the date of such purchase, (g) with respect to any SF Property, federal income tax or state income tax Liens waiting expiration of the redemption period, (h) [reserved], (i) Liens granted pursuant to or by the Loan Documents, (j) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person, to the extent that such rights could constitute a Lien, (k) judgment and attachment Liens on any asset or Property in respect of judgments not constituting an Event of Default (or in the case of a Borrowing Base Property, not reasonably expected to result in a Property Material Adverse Effect), (l) [Reserved], (m) filing of UCC financing statements solely as a precautionary measure in connection with operating leases, (n) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA, (o) Liens incurred or deposits made to secure the performance of bids, trade contracts, licenses and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (p)(i) licenses, sublicenses, leases or subleases granted to other persons in the ordinary course of business not interfering in any material respect with the ordinary conduct of the business of the Relevant Parties or (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by any Relevant Party or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof, and (q) Liens existing on the Closing Date and listed on Schedule 11 and any renewals or extensions thereof; provided that the property covered thereby is not changed; provided that in the case of any asset or Property constituting a Borrowing Base Property, only clauses (a), (b), (c), (d), (f), (g), (i), (j), and (k) shall constitute Permitted Liens.

“Person”: An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.

“Plan”: An employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) or a plan within the meaning of Section 4975 of the Code in respect of which any Relevant Party or any ERISA Affiliate thereof has any actual or potential liability under Title IV of ERISA or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be, an “contributing sponsor” as defined in Section 4001(a)(13) of ERISA.

“Pledge and Guaranty Agreement”: The Pledge and Guaranty Agreement in form and substance satisfactory to Lender, made by Pledgor/Guarantor in favor of Lender in connection with this Agreement, as the same may be amended, modified or supplemented from time to time.

“Pledgor/Guarantor”: American Homes 4 Rent, L.P., together with its permitted successors and assigns.

“Property”: A parcel of residential real property, together with all Improvements thereon and all other rights, benefits and proceeds arising from and in connection with such property.

“Property Documents”: With respect to any SF Property, those documents executed in connection with, evidencing or governing such SF Property, which include with respect to such SF Property: (i) subject to clause (iv) of the definition of Eligible Property, the Deed (or true copy thereof) with evidence of recording thereon evidencing the ownership of the related SF Property by the applicable Borrower, (ii) the original (or true copy thereof) title insurance policy insuring such SF Property if such SF Property was sold through multiple listing services, (iii) if such SF Property is purchased through any online or foreclosure auction, an original or true copy of a sale receipt, or similar instrument in the name of the applicable Borrower or an Affiliate thereof (iv) a true copy of the related Lease Agreement if such SF Property is a Leased Property and (v) written verification of the Acquisition Price for such SF Property if such SF Property is sold through multiple listing services.

“Property File”: With respect to any SF Property, the file retained and maintained by any Borrower or the Asset Manager including the originals (if any) or copies of all Property Documents and other documents and agreements relating to such SF Property, including to the extent applicable all servicing agreements, Management Agreements, Lease Agreements (if applicable), files, documents, records, data bases, computer tapes, insurance policies and certificates, appraisals, other closing documentation, payment history and other records relating to or evidencing the servicing or management of such SF Property.

“Property Material Adverse Effect”: A material adverse effect on or material adverse change (including without limitation as a result of the imposition of regulatory changes) (i) in or to the Market Value of a Property or the ability of a Borrower or Asset Manager to lease such Property, or (ii) that would substantially impair Lender’s ability to realize on a Borrowing Base Property (taking into account any insurance proceeds received by Lender and any other mitigating measures taken by Lender).

“Property Schedule”: With to any additions to the Borrowing Base Property Pool pursuant to Section 4.01, an SF Property schedule generated by the related Borrower that incorporates the fields identified on Exhibit G hereto and that is either in the form of such Exhibit G or is in a computer tape or other electronic format that is reasonably acceptable to Lender.

“Purchase Agreement”: Any purchase agreement or other document between the related Borrower or Affiliate and any Transferor (or, in the case of any purchase or acquisition of an SF Property through an online or foreclosure auction, any document described in clause (iii) of the definition of Property Documents) pursuant to which such Borrower or Affiliate purchased or acquired an SF Property, which shall include without limitation any purchase or acquisition of such Property through a trustee sale, foreclosure sale or short sale.

“Rating Agencies”: Each of Fitch, Inc., Moody’s and S&P.

“Records”: All instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by or on behalf of a Borrower or by any other Person with respect to any SF Properties.

“REIT”: a real estate investment trust as described in Section 856 of the Code.

“Reference Banks”: Banks each of which shall (a) be a leading bank in the international Eurocurrency market, and (b) have an established place of business in London. Initially, the Reference Banks shall be JPMorgan Chase Bank, Barclays Bank, PLC and Deutsche Bank AG. If any such Reference Bank should be unwilling or unable to act as such or if Lender shall terminate the appointment of any such Reference Bank or if any of the Reference Banks should be removed from the Reuters Monitor Money Rates Service or in any other way fail to meet the qualifications of a Reference Bank, Lender may designate alternative banks meeting the criteria specified in the preceding clauses (a) and (b).

“Release”: Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, Remedial Work, disposal, presence or migration of Hazardous Substances on, about, under or within all or any portion of any property or Property.

“Relevant Party”: Any of any Borrower, Parent Guarantor, Pledgor/Guarantor or Asset Manager (for so long as the Asset Manager is either American Homes 4 Rent Management Holdings, LLC or an Affiliate of a Borrower), or any of their respective Subsidiaries, or all of them, as the context shall require.

“Remedial Work”: Any investigation, inspection, site monitoring, containment, clean-up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any property or Property of any Hazardous Substances, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.

“Remittance Date”: The fifteenth (15th) day of each calendar month (or if such day is not a Business Day, the next following Business Day, or if such following Business Day would fall in the following month, the next preceding Business Day), or such other day as is mutually agreed to by Borrowers and Lender.

“Rental Proceeds”: All payments made by Tenants and received in respect of any Leased Property, including Monthly Lease Payments and fees, but excluding Security Deposits.

“Repayment Period”: The period commencing on the day immediately succeeding the last day of the Revolving Period and ending on the date that is twelve (12) months thereafter.

“Reportable Event”: Any event set forth in Section 4043(c) of ERISA, other than an event as to which the notice period is waived.

“Reporting Date”: The fifth (5th) Business Day of each month.

“Representation Breach”: Any representation, warranty, certification, statement or affirmation made or deemed made by any Relevant Party in any Loan Document to which it is a party (including those contained in Schedule 1) or in any certificate, notice, report or other document delivered by such Relevant Party pursuant to any Loan Document proves to be incorrect, false or misleading in any material respect when made or deemed made and if such representation, warranty, certificate, statement or affirmation is made or deemed made with respect to any Borrowing Base Property in Schedule 1, without regard to any Knowledge or lack of Knowledge thereof by such Person and without regard to any qualification, representation or warranty relating to such Knowledge or lack of Knowledge

“Required Amount”: With respect to all Borrowers across all Operating Accounts, an amount calculated on any date of determination that is equal to the lesser of (i) the product of (x) the sum of (a) the aggregate Accrued Interest and (b) unpaid fees (including without limitation the Structuring Fees) and expenses of Borrowers due to Lender hereunder or under the other Loan Documents, in each case that has accrued over the Collection and Reporting Period related to the prior calendar month, multiplied by (y) 3 and (ii) the product of (x) the sum of (a) the aggregate Accrued Interest and (b) unpaid fees (including without limitation the Structuring Fees) and expenses of Borrowers due to Lender hereunder or under the other Loan Documents, in each case that are forecasted to be due for the Collection and Reporting Period in which such date of determination occurs based on the Aggregate Advance as of the beginning of such date of determination, multiplied by (y) 1.5.

“Required Adjusted Tangible Net Worth”: (i) In the case of the Sponsor, as of any date of determination prior to the Asset Manager Conversion, Adjusted Tangible Net Worth of at least $100,000,000 and (ii) in the case of the Parent Guarantor, as of any date of determination, Adjusted Tangible Net Worth of at least $500,000,000.

“Required Liquidity”: As of any date of determination, (i) with respect to the Sponsor and its Subsidiaries, on a consolidated basis, cash, cashiers’ checks and Cash Equivalents in an aggregate amount of at least $2,500,000 until the Asset Manager Conversion and (ii) with respect to Parent Guarantor and its Subsidiaries, on a consolidated basis, cash, cashiers’ checks and Cash Equivalents in an aggregate amount of at (x) least $5,000,000 prior to the Asset Manager Conversion and (y) $7,500,000 following the Asset Manager Conversion.

“Requirements of Law”: With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.

“Reserve Requirement”: For any Collection and Reporting Period, the aggregate of the rates (expressed as a decimal fraction) of reserve requirements in effect during such Collection and Reporting Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board of Governors) maintained by Lender.

“Responsible Officer”: With respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person or such other officer designated as an authorized signatory in such Person’s Governing Documents.

“Responsible Person”: Each Person identified by name and title on Schedule 9 hereto, and their successors from time to time to such titles (provided that Schedule 9 is updated to reflect such successors).

“Revaluation Date” with respect to any Borrowing Base Property, the date that is the earlier of (i) the first date on which Borrowers deliver an updated AVM for such Borrowing Base Property to Lender pursuant to Section 8.21 and (ii) the date on which Lender delivers to Borrowers any Appraisal (subsequent to the Appraisal obtained pursuant to Section 4.01(b)(ii)) or BPO with respect to such Borrowing Base Property.

“Revolving Period”: The period commencing on the Closing Date and ending on the earlier of (x) (i) the second (2nd) anniversary of the Closing Date or (ii) if the Revolving Period Test is satisfied as of such second (2nd) anniversary of the Closing Date, the third (3rd) anniversary of the Closing Date and (y) if the Facility Termination Date shall have occurred under clause (ii) or (iii) of the definition of such term, such Facility Termination Date.

“Revolving Period Test”: Tested at the end of the twenty-fourth (24th) month following the Closing Date, the Revolving Period Test is achieved if: (i) the average daily Aggregate Advance for each month during the twelfth (12th) through the twenty-fourth (24th) months following the Closing Date is less than the Debt Yield for each such month (calculated utilizing eleven percent (11%) per annum as the applicable percent being tested); provided that if a Commitment Increase Event has occurred during such period, the Debt Yield shall be measured on the Borrowing Base Properties that were subject to Advances prior to the occurrence of such Commitment Increase Event, and (ii) the average daily Effective Collections Rate for each month during the twelfth (12th) through the twenty-fourth (24th) months following the Closing Date exceeds eighty-five percent (85%).

“S&P”: Standard and Poor’s Ratings Services, or, if Standard & Poor’s Ratings Services is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Lender.

“Sanctioned Entity”: (a) A country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by the government of a country, (d) a Person ordinarily resident in or determined to be ordinarily resident in a country, that, in each case, is subject to a country sanctions program administered and enforced by the Office of Foreign Assets Control, or (e) a Person named on the list of Specially Designated Nationals maintained by the Office of Foreign Assets Control.

“Secured Obligations”: All obligations of Borrowers to pay when due the Aggregate Advance, unpaid Accrued Interest and all other obligations and liabilities of Borrowers to Lender arising under or in connection with the Loan Documents, whether now existing or hereafter arising.

“Security Deposits”: Any payments made by Tenants and received in respect of any SF Property that is a Leased Property that is in the nature of a security deposit.

“SF Property”: A Leased Property or a Non-Leased Property, as applicable, the fee title to which is held by a Borrower.

“Single Employer Plan”: Any Plan that is not a Multiemployer Plan.

“Solvent”: With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 91(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in any business, and is not about to engage in any business, for which such Person’s assets and property would constitute unreasonably small capital.

“Special Purpose Entity”: A corporation, limited partnership or limited liability company or trust that, since the date of its formation (unless otherwise indicated in this Agreement) and at all times on and after the date hereof, complies with the provisions of Article 9.

“Sponsor”: American Homes 4 Rent, LLC, a Delaware limited liability company, together with its permitted successors and assigns.

“Springing Deed of Trust Trigger Event”: The occurrence any of the following events: (i) if by the date that is three (3) months prior to the end of the Repayment Period, there are Advances outstanding on such date and any Borrower is unable to procure a written commitment for the refinance of the Secured Obligations either from Lender or another financial institution that (x) is signed by Lender or such financial institution providing such refinance facility, (y) sets forth a closing date for such refinance that is on or prior to the Facility Termination Date, and (z) sets forth a facility amount that is at least equal to the amount of all Secured Obligations then outstanding, or (ii) the occurrence of an Event of Default under Section 10.01(a) or (f).

“Structuring Fees”: The Initial Structuring Fee and the Commitment Increase Structuring Fee.

“Subcontractor”: A property management company subcontracted by Asset Manager to perform services with respect to one or more Borrowing Base Properties, which subcontractor is listed on Schedule 10 hereto, as such Schedule may be updated from time to time in accordance with this Agreement.

“Subcontractor Instruction Notice”: The written notice in the form of Exhibit R hereto that is executed by the Asset Manager and may be delivered following the occurrence of an Asset Manager Termination Event and termination of the Asset Manager in accordance with Section 17.01(f) to each related Subcontractor by Lender informing such Subcontractor that Lender or its designee has replaced the Asset Manager.

“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Taxes”: Defined in Section 12.04.

“Tenant”: The tenant of a Leased Property named on the related Lease Agreement, together with any guarantor of such tenant’s obligations under such Lease Agreement.

“Tenant Instruction Notice”: With respect to a Leased Property that is a Borrowing Base Property, the written notice in the form of Exhibit N hereto that is executed by the Asset Manager and may be delivered following the occurrence of an Asset Manager Termination Event and termination of the Asset Manager in accordance with Section 17.01(f) to each related Tenant by Lender informing such Tenant that Lender or a replacement property manager has replaced the Asset Manager.

“Termination Date”: The later to occur of (i) the Facility Termination Date, or (ii) the date on which Borrowers provide Lender with notice to termination this Agreement; provided that all Secured Obligations have been irrevocably satisfied in full.

“Transferor”: The seller of an SF Property under a Purchase Agreement, which may be an Affiliate of the applicable acquiring Borrower.

“UCC”: The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of Requirements of Law, the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.

“Unused Fee”: As of each Remittance Date, an amount equal to (i) if the average Aggregate Advance for the immediately preceding month is less than fifty percent (50%) of the Maximum Facility Amount, the product of (x) forty basis points (0.40%) and (y) the difference between fifty percent (50%) of the Maximum Facility Amount and the average Aggregate Advance for the immediately preceding month, (ii) if the average Aggregate Advance for the immediately preceding month is less than seventy-five percent (75%) of the Maximum Facility Amount but greater than or equal to fifty percent (50%) of the Maximum Facility Amount, the product of (x) twenty basis points (0.20%) and (y) the difference between seventy-five percent (75%) of the Maximum Facility Amount and the average Aggregate Advance for the immediately preceding month and (iii) if the average Aggregate Advance for the immediately preceding month is greater than or equal to seventy five percent (75%) of the Maximum Facility Amount, zero.

Section 2.02 Rules of Interpretation. Headings are for convenience only and do not affect interpretation. The following rules of this Section 2.01 apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. A reference to a party to this Agreement or another agreement or document includes the party’s permitted successors, substitutes or assigns. A reference to an agreement or document is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited by any Loan Document. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or reenactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default under any Loan Document occurs until it has been cured or waived in writing by Lender. An Event of Default under any Loan Document occurs until it has been waived in writing by Lender. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. The word “including” is not limiting and means “including without limitation.” The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” The words “will” and “shall” have the same meaning and effect. A reference to day or days without further qualification means calendar days. A reference to any time means New York time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries; provided, however, that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and Borrowers notify Lender that Borrowers request an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if Lender notifies Borrowers that it requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. The calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9. A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Whenever a Person is required to provide any document to Lender under the Loan Documents, the relevant document shall be provided in writing or printed form unless Lender requests otherwise. At the request of Lender, the document shall be provided in computer disk form or both printed and computer disk form. The Loan Documents are the result of negotiations between the Parties, have been reviewed by counsel to Lender and counsel to Borrowers, and are the product of both Parties. No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Loan Documents or the Loan Documents themselves. Except where otherwise expressly stated, Lender may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion subject in all cases to the implied covenant of good faith and fair dealing. Reference in any Loan Document to Lender’s discretion, shall mean, unless otherwise expressly stated herein or therein, Lender’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive. In addition, whenever Lender has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Lender (or any similar language or terms), the decision of Lender with respect thereto shall be in the sole and absolute discretion of Lender, and such decision shall be final and conclusive. Any requirement of discretion or judgment by Lender shall not be construed to require Lender to request or await receipt of information or documentation not immediately available from or with respect to any Person, the Collateral or the SF Properties.

ARTICLE 3

THE ADVANCES

Section 3.01 Procedures.

(a) Making of Advances. Subject to the terms and conditions set forth in this Agreement, Lender agrees from time to time on any Business Day during the Revolving Period to make one or more loans (individually, an “Advance”; collectively, the “Advances”) to Borrowers in an aggregate principal amount at any one time outstanding up to, but not exceeding, the lesser of (x) the Maximum Facility Amount and (y) the Borrowing Base; provided that, solely for purposes of this calculation, the amount determined by clause (b)(ii) of the definition of “Borrowing Base” with respect to Borrowing Base Properties for which the Revaluation Date has occurred, shall be equal to the product of (x) fifty percent (50.00%), and (y) the lesser of (A) the Initial Property Value for all such Borrowing Base Properties as of such date or (B) the Market Value for all such Borrowing Base Properties as of such date. Each Advance hereunder shall be in an aggregate principal amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (except that, any such borrowing may be in an aggregate amount equal to (x) the Borrowing Base minus (y) the Aggregate Advance). Subject to the terms and conditions of this Agreement, during the Revolving Period, Borrowers may borrow and reborrow any amounts repaid to Lender.

(b) Requests for Advances. Not later than 3:00 p.m. at least two (2) Business Days prior to a borrowing under Section 3.01(a), Borrowers shall deliver to Lender an advance request substantially in the form of Exhibit H (“Advance Request”) executed by the chief executive officer, chief financial officer or chief accounting officer of each Borrower or such other officer of such Borrower designated by the chief executive officer or chief financial officer of such Borrower at any time in his or her discretion (provided that such chief executive officer or chief financial officer, as applicable, has provided Lender with written evidence of such designation). Each Advance Request shall specify the aggregate principal amount of the requested Advance and the proposed Advance Date.

(c) Funding of Advances. Not later than 3:00 p.m. New York time on each Advance Date, Lender shall, subject to the fulfillment of the conditions precedent set forth in Section 6.02 and, with respect to the Initial Advance, Section 6.01, deposit the amount of the Advance to be made on such Advance Date in immediately available funds in the account specified by Borrowers in the Advance Request. Lender shall not be required to make any Advance if (i) the Repayment Period has commenced or (ii) any Cease Funding Event, Springing Deed of Trust Trigger Event, Borrowing Base Deficiency, Default or Event of Default then has occurred or would occur as a result of such Advance. Notwithstanding anything contained to the contrary herein, Lender shall have no obligation to fund Advances more than one (1) time per week.

Section 3.02 Notes.

(a) All Advances made by Lender hereunder shall be evidenced by the Note, dated the Closing Date, payable to Lender in a principal amount equal to the amount of the Maximum Facility Amount as originally in effect and otherwise duly completed. Lender shall have the right, upon its reasonable request, to have the Note subdivided, by exchange for promissory notes of lesser denominations or otherwise, which Note shall be promptly returned to the Borrowers following delivery of such replacement promissory notes. In addition, Lender shall promptly return to Borrowers the Notes and any replacement promissory notes, which have not previously been returned to Borrower, following the termination of this Agreement and the payment in full of all Secured Obligations (other than contingent indemnification obligations that have not yet been asserted).

(b) The date, amount and interest rate of each Advance made by Lender to the related Borrower, and each payment made on account of the principal thereof, shall be recorded by Lender on its books and, prior to any transfer of the Note, noted by Lender on the grid attached to the Note or any continuation thereof; provided, that the failure of Lender to make any such recordation or notation shall not affect the obligations of Borrowers to make a payment when due of the Secured Obligations or any other amount owing hereunder or under the Note in respect of the Advances.

Section 3.03 [Reserved].

Section 3.04 Early Repayments.

(a) Optional Repayments. Borrowers may repay Advances (or a portion thereof), without premium or penalty, on any date by submitting a notice of repayment to Lender in the form Exhibit P attached hereto at least two (2) days prior to the date of such requested repayment and paying the principal amount of Advances indicated in such notice to repay, together with all Accrued Interest in respect of such amount being repaid to Lender on such date; provided that if such date is not a Remittance Date, Borrowers shall also pay to Lender any amount due under Section 12.03. All cash transferred to Lender pursuant to this Section 3.04(a) shall be deposited into the applicable Operating Account, and shall be applied, on a pro rata basis to all outstanding Advances.

(b) Mandatory Repayment: Borrowing Base Deficiency.

(i) If a Borrowing Base Deficiency exists on any date, Lender may provide a Notice of Borrowing Base Deficiency to Borrowers notifying Borrowers of such Borrowing Base Deficiency and requiring Borrowers to repay a portion of the Aggregate Advance in an amount equal to such Borrowing Base Deficiency.

(ii) A Notice of Borrowing Base Deficiency given on any Business Day shall be met, and the related Borrowing Base Deficiency satisfied, no later than 5:00 p.m. on the second (2nd) Business Day following delivery of such notice; provided that a Notice of Borrowing Base Deficiency given on the Business Day prior to a Remittance Date shall be met, and the related Borrowing Base Deficiency satisfied, no later than 5:00 p.m. on such Remittance Date.

(iii) Lender’s election not to deliver a Notice of Borrowing Base Deficiency at any time there is a Borrowing Base Deficiency shall not waive the Borrowing Base Deficiency or in any way limit or impair Lender’s right to deliver a Notice of Borrowing Base Deficiency at any time when the same or any other Borrowing Base Deficiency exists. Lender’s rights under this Section 3.04(b) are in addition to and not in lieu of any other rights of Lender under the Loan Documents or Requirements of Law.

(iv) All repayments made to Lender pursuant to this Section 3.04(b) shall be remitted directly to Lender.

(c) Mandatory Repayment: Property Dispositions. If any Borrowing Base Property is removed from the Borrowing Base Pool pursuant to Section 4.01(c) in connection with a concurrent sale of such Borrowing Base Property to another Person, and as a result of such removal the Aggregate Advance on the date of such removal exceeds the product of (x) fifty percent (50.00%), and (y) the Market Value of all such Borrowing Base Properties remaining as of such date, the Borrowers shall promptly following the receipt of the proceeds of such sale repay a portion of the Aggregate Advance in an amount equal to such excess; provided, that after giving effect to such repayment, this Section 3.04(c) shall not restrict the Borrowers from otherwise incurring additional Advances pursuant to the terms of this Agreement.

Section 3.05 Repayment of Advances. Borrowers shall pay to Lender the Aggregate Advance, all unpaid Accrued Interest thereon and all other Secured Obligations then due and owing on the Facility Termination Date.

Section 3.06 [Reserved].

Section 3.07 Payment of Accrued Interest and Fees.

(a) Interest on the Aggregate Advances shall accrue at the Applicable Interest Rate. Interest shall accrue on a 360-day-per-year basis for the actual number of days elapsed during the relevant period, reduced by the amount of interest in respect of such period previously paid by Borrowers to Lender with respect to such Advance. Interest on the Aggregate Advances shall be payable in arrears monthly on the Remittance Date in respect of the previous Collection and Reporting Period and on the Facility Termination Date.

(b) On each Remittance Date, Borrowers shall pay to Lender interest on the unpaid principal amount of each Advance in an amount equal to the Accrued Interest, as provided for, and in accordance with, Article 5. Lender shall give Borrowers notice of the Accrued Interest and any fees and other amounts due under the Loan Documents on or prior to the Remittance Date; provided, that Lender’s failure to deliver such notice shall not affect Borrowers’ obligation to pay such amounts. If the Accrued Interest includes any estimated Accrued Interest, Lender shall recalculate such Accrued Interest after the Remittance Date and, if necessary, make adjustments to the Accrued Interest amount due on the following Remittance Date.

(c) Notwithstanding the foregoing, Borrowers shall pay to Lender interest at the applicable Default Rate on any principal of any Advance and on any other amounts payable by Borrowers hereunder or under the Note, that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

(d) Borrowers shall pay to Lender all fees as and when due as set forth in this Agreement and the Fee Letter including, without limitation:

(i) the Initial Structuring Fee, which shall be fully earned on the Closing Date and shall be due and payable by Borrowers in twelve (12) equal monthly installments, with the first (1st) monthly installment payable on the Closing Date and the remaining eleven (11) monthly installments payable on each of the next eleven Remittance Dates occurring thereafter, commencing in the calendar month following the Closing Date and (y) the Commitment Increase Structuring Fee, which shall be fully earned on the occurrence of a Commitment

Increase Event and shall be due and payable by Borrowers in twelve (12) equal monthly installments, with the first (1st) monthly installment payable on the closing of a Commitment Increase Event and the remaining eleven (11) monthly installments payable on each of the next eleven Remittance Dates occurring thereafter, commencing in the calendar month following the first Advance Date following the occurrence of a Commitment Increase Event. Notwithstanding the foregoing, upon the occurrence of an Accelerated Repayment Date or upon any early termination of this Agreement, any portion of the Structuring Fees that has been earned but has not been paid by Borrowers as of such date shall be immediately due and payable in full;

(ii) the Arranger Fee, which shall be fully earned, due and payable and non-refundable on the closing of a Commitment Increase Event;

(iii) the Administrative Fee, which shall be fully earned, due and payable and non-refundable on the date on which a Commitment Increase Event is exercised and on each anniversary of such date; and

(iv) the Unused Fee, which shall be tested on each Remittance Date (beginning on the Remittance Date that is ten (10) months following the Closing Date), and if due, payable on such Remittance Date and shall be non-refundable when paid.

Section 3.08 Payment, Transfer and Custody.

(a) Unless otherwise expressly provided herein, all amounts required to be paid or deposited by any Borrower or any other Person (including without limitation, the Asset Manager) under the Loan Documents shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due (or such other time as may be specified in such Loan Document), in immediately available Dollars and without deduction, setoff or counterclaim, and if not received before such time shall be deemed to be received on the next Business Day. Whenever any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment. No Relevant Party shall have any rights in, rights of withdrawal from, or rights to give notices or instructions regarding any Account, unless otherwise permitted in the related Account Control Agreement, the Management Agreements, the Asset Manager Letter Agreement or this Agreement. Amounts in the Operating Accounts shall not be invested by Lender without the written consent of Borrowers.

(b) [Reserved.]

Section 3.09 Secured Obligations Absolute. All amounts payable by Borrowers under the Loan Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Secured Obligations shall not be released, discharged or otherwise affected, except as expressly provided herein, by reason of: (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, encumbrance on or eviction from, any Collateral or related Property, (b) any Insolvency Proceeding relating to any Borrower, or any action taken with respect to any Loan Document, Governing Document or Property Document by any trustee or receiver of any Borrower or by any court in any such proceeding, (c) any claim that any Borrower has or might have against Lender under any Loan Document or otherwise, (d) any default or failure on the part of Lender to perform or comply with any Loan Document or other agreement with any Borrower, (e) the invalidity or unenforceability of any Collateral, Loan Document or Property Document, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not any Borrower has notice or Knowledge of any of the foregoing. The Secured Obligations shall be full recourse to Borrowers. This Section 3.09 shall survive the termination of the Loan Documents and the payment in full of the Secured Obligations.

Section 3.10 Tax Treatment. Each party to this Agreement acknowledges that it is intended that each Advance be treated, for U.S. federal income tax purposes, as indebtedness of Borrowers (or, if the relevant Borrower is a disregarded entity for U.S. federal income tax purposes, of the sole owner of such Borrower of such purposes) that is secured by the Collateral, and that the Collateral is owned by Borrowers (or its sole owners, as described above). All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment unless and to the extent required by Requirements of Law.

Section 3.11 Commitment Increase.

(a) Borrowers shall have the right to increase the Maximum Facility Amount one or more times by obtaining additional Commitments, to be provided on the same terms as herein set forth with respect to Lender’s Commitment, either from Lender or another one or more lending institutions (each such lending institution a “New Lender”) provided that: (i) each increase shall be in a minimum amount of $25,000,000, (ii) the Maximum Facility Amount may not be increased in excess of an aggregate amount of $1,000,000,000 under this Section 3.11, (iii) no Default or Event of Default shall occur on the effective date of the increase or would result therefrom; (iv) Lender (whether or not it is providing all or any portion of such additional Commitments) agrees to such increase by executing an Increased Commitment Supplement; and (v) if a New Lender would be providing any portion of such additional Commitment, such New Lender is acceptable to Lender in its discretion. It is understood and agreed that, upon Borrower’s request, Lender shall use its commercially reasonable efforts to secure New Lenders for such additional Commitments and that in the absence of securing New Lenders for such additional Commitments Lender may, but shall not have any obligation whatsoever to, notwithstanding anything herein or in any other Loan Document to the contrary, fund such additional Commitment. Subject to the foregoing provisions, an increase in the Commitments made in accordance with this Section shall become effective on the date Lender receives: (A) a properly completed Increased Commitment Supplement executed by Borrowers, Lender and the New Lenders (if any), (B) if requested by Lender or any New Lender, legal opinions, in form and substance, and from counsel, reasonably satisfactory to Lender with respect thereto and (C) an amendment to this Agreement pursuant to Section 3.11(b) hereof. If following any increase to the Commitments hereunder, the outstanding Advances are not held pro rata between Lender and any New Lenders in accordance with their respective Commitments, then on the Business Day following any such increase, all outstanding Advances shall be reallocated among Lender and any New Lenders in accordance with Lender’s and such New Lenders’ respective percentage share of the aggregate Commitment amount (provided that such Advances shall not be reallocated among Lender and New Lenders prior to the expiration of the applicable Collection and Reporting Period in effect at the time of any such increase). Any advances made under this Section by a New Lender shall be deemed to be a purchase of a corresponding amount of the outstanding Advances of Lender or any other New Lender who shall receive such advances.

(b) Prior to any New Lender becoming a party pursuant to this Section 3.11, each of Lender and Borrowers hereby agrees to amend the terms of this Agreement and other Loan Documents, as applicable, to include those standard agency, voting and other provisions as may be reasonably requested by Lender or Borrowers to account for the appointment of an administrative agent and the fact that there will be multiple lenders under this Agreement, but, in any event, subject to the mutual agreement of the Lender and the Borrowers.

ARTICLE 4

MAINTENANCE OF BORROWING BASE

Section 4.01 Updates to the Borrowing Base.

(a) Initial Eligible Properties. The Eligible Properties identified on Schedule 4 shall, on the Closing Date, be the initial Borrowing Base Properties (the “Initial Borrowing Base Properties”). The Initial Property Value attributable to such Borrowing Base Properties shall be as set forth on Schedule 4 on the Closing Date and, for the avoidance of doubt, shall be the basis for calculating the Borrowing Base for purposes of the Initial Advance.

(b) Addition of Properties to the Borrowing Base.

(i) At any time prior to the Facility Termination Date, but not more frequently than once per calendar week, Borrowers may notify Lender that they desire to include additional Eligible Properties in the Borrowing Base Property Pool (each, an “Additional Borrowing Base Property”) by submitting to Lender:

(1) a borrowing base addition notice duly completed and in substantially the form of Exhibit E-1 (a “Borrowing Base Addition Notice”);

(2) all the Property Documents for each such Additional Borrowing Base Property (which, for the avoidance of doubt, may be delivered electronically);

(3) a Property Schedule for each such Additional Borrowing Base Property (which, for the avoidance of doubt, may be delivered electronically);

(4) for any Additional Borrowing Base Property that is a Leased Property, current rent roll (including actual and expected rents), if applicable, for such Additional Borrowing Base Property (which, for the avoidance of doubt, may be delivered electronically);

(5) to the extent obtained by a Borrower or Asset Manager with respect to any such Additional Borrowing Base Property copies (which, for the avoidance of doubt, may be delivered electronically) of all (x) certificates of occupancy issued by the appropriate governmental authority and/or a letter certifying that the related Property is in material compliance with all applicable zoning laws issued by the appropriate governmental authority, and (y) a zoning report in form and prepared by a zoning consultant satisfactory to Lender or evidence that the related title policy includes a zoning endorsement;

(6) [reserved]; and

(7) such other information as Lender may reasonably request with respect to such Additional Borrowing Base Properties for the purpose of confirming that such Additional Borrowing Base Properties are Eligible Properties (the documents and information in items (1)-(7), collectively, the “Eligible Property Information”).

(ii) Within five (5) Business Days after Lender receives a submission by Borrowers of Eligible Property Information, Lender shall (A) as it determines necessary, obtain an Appraisal with respect to each Additional Borrowing Base Property included in such submission (the costs of which shall be reimbursed by the applicable Borrower up to an amount not to exceed $85 per Appraisal) and (B) notify Borrowers, in writing, of (x) any Additional Borrowing Base Properties that do not satisfy the Acquisition Parameters or any other Eligible Property criteria, (y) the value of such Additional Borrowing Base Property set forth in any such Appraisal obtained by the Lender, and (z) any required adjustments, based on such Appraisal, to the updated Borrowing Base proposed by Borrowers in the related Borrowing Base Addition Notice. Any Additional Borrowing Base Properties identified in the applicable Borrowing Base Addition Notice with respect to which Lender does not provide notice to Borrowers pursuant to clause (B) above, within five (5) Business Days after Lender receives a submission by Borrowers of the applicable Eligible Property Information, shall be deemed to be included in the Borrowing Base Property Pool; provided that the failure of Lender to provide notice to Borrowers pursuant to clause (B) above shall not constitute a waiver by Lender of any of the requirements set forth in the definition of “Eligible Property” or this Section 4.01(b) that must be satisfied by the Borrowers for inclusion of an Eligible Property in the Borrowing Base Property Pool nor shall it limit Lender’s right to make a determination that a Borrowing Base Deficiency exists pursuant to Section 3.04(b). Except as otherwise provided in the applicable Borrowing Base Addition Notice with respect to an Eligible Property, upon the inclusion of an Eligible Property in the Borrowing Base Property Pool, Borrowers will be deemed to make the representations and warranties hereto with respect to such Eligible Property, as set forth in Sections 7.10, 7.11 and 7.12 and Schedule 1.

(c) Removal of Properties from the Borrowing Base. At any time prior to the Facility Termination Date, Borrowers may, upon not less than three (3) Business Days’ notice to Lender, remove a Borrowing Base Property from the Borrowing Base Property Pool, subject to the following conditions: (i) no Default or Event of Default shall have occurred (other than a Default or Event of Default that would be cured by removal of such SF Property from the Borrowing Base Property Pool) or would result therefrom, and (ii) Borrowers shall have delivered to Lender a notice in substantially the form of Exhibit E-2 (a “Borrowing Base Removal Notice”), setting forth the new proposed Borrowing Base following the removal of such SF Property from the Borrowing Base Property Pool and confirming that the removal of such SF Property will not, after giving effect to such removal, result in a Borrowing Base Deficiency. Within three (3) Business Days after Lender receives a Borrowing Base Removal Notice, Lender shall notify Borrowers, in writing, if any of the conditions for removal set forth in the preceding sentence have not been satisfied with respect to any SF Property identified in the applicable Borrowing Base Removal Notice. Any SF Properties identified in a Borrowing Base Removal Notice with respect to which Lender does not provide notice to Borrowers pursuant to the preceding sentence, within three (3) Business Days after Lender receives such Borrowing Base Removal Notice, shall be deemed to be removed from the Borrowing Base Property Pool and to no longer be a Borrowing Base Property as of such third (3rd) Business Day.

ARTICLE 5

APPLICATION OF INCOME

Section 5.01 Accounts; Remittance of Income and Other Amounts.

(a) Each of the Accounts shall be established at the Account Bank. Subject to Section 5.01(d), Lender shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a) of the UCC) over the Account. No Borrower or any Person claiming through or under a Borrower shall have any claim to or interest in any Account other than the access and withdrawal rights specified in Section 5.01(d). All Net Income received by any Relevant Party, the Asset Manager or Account Bank, as well as any interest received from the reinvestment of such Net Income, shall be deposited directly into the applicable Account in accordance with Section 5.01(b).

(b) Borrowers shall ensure that all Rental Proceeds with respect to Leased Properties maintained by Asset Manager that are Borrowing Base Properties are made or remitted directly into the applicable trust account maintained by or on behalf of the Asset Manager without being first deposited into any other account. Borrowers shall ensure that all Security Deposits with respect to each Leased Property are made or remitted directly into the applicable Tenant trust account without being first deposited into any other account.

(c) All amounts on deposit in each such trust account with respect to Borrowing Base Properties that constitute Net Income (other than Security Deposits) shall be remitted to the related Operating Account promptly, but in any event, not later than the Business Day prior to the Remittance Date occurring in each month. All amounts on deposit in each Operating Account shall be applied on each Remittance Date by the Account Bank in accordance with this Article 5.

(d) Each Borrower shall have the right to access its Operating Account at any time and make withdrawals of the amounts on deposit thereon; provided that (i) no (x) Accelerated Repayment Date has occurred, (y) Event of Default has occurred or (z) Borrowing Base Deficiency then exists and (ii) an amount equal to the Required Amount (calculated with respect to such Borrower) remains in the Operating Account at all times. Notwithstanding the foregoing, such Borrower may access its Operating Account and make withdrawals of the amounts on deposit thereon as necessary to make the distributions contemplated by the first and second provisos of Section 8.17 so long as no (1) Accelerated Repayment Date has occurred, (2) Event of Default has occurred (provided that, notwithstanding that an Event of Default has occurred, a Borrower may request in writing that Lender agree to permit such withdrawals and Lender shall agree to permit such Borrower to make such withdrawals following Lender’s receipt of such written request, unless such Event of Default occurred pursuant to Section 10.01(a) or 10.01(e)(i)) or (3) Borrowing Base Deficiency then exists.

Section 5.02 Application of Income Before an Event of Default.

(a) If no Accelerated Repayment Date or Event of Default pursuant to Section 10.01(a) or (e)(i) has occurred, Lender shall instruct the Account Bank to apply all Net Income deposited in each Operating Account during each Collection and Reporting Period on the next following Remittance Date in the following order of priority on an aggregate basis:

First, to Lender, an amount equal to the Accrued Interest calculated with respect to the related Collection and Reporting Period and all fees (including the Structuring Fees), expenses and Indemnified Amounts then due and payable from Borrowers and other applicable Persons to Lender under the Loan Documents;

Second, to Lender, an amount sufficient to eliminate any Borrowing Base Deficiency outstanding as of such date (without limiting Borrowers’ obligation to make a repayment to cure a Borrowing Base Deficiency as required by Section 3.04(b)); and

Third, to remain in the Operating Accounts, all remaining amounts, which the Borrowers may withdraw in accordance with Section 5.01(d).

(b) [Reserved].

Section 5.03 After Event of Default. If an Accelerated Repayment Date or Event of Default pursuant to Section 10.01(a) or (e)(i) has occurred, all Net Income deposited into any Operating Account shall be applied by Account Bank, on the Business Day immediately following the Business Day on which each amount of Net Income is so deposited at the direction of Lender in any manner Lender deems appropriate.

Section 5.04 Borrowers to Remain Liable. If the amounts remitted to Lender as provided in Sections 5.02, 5.03 or 5.04 are either (a) insufficient to pay all amounts then due and payable from Borrowers to Lender under this Agreement or any Loan Document or (b) otherwise leave an Operating Account with an amount that is less than the applicable Required Amount (other than as a result of a Borrower making withdrawals from such Operating Account to make the distributions contemplated by the first and second provisos of Section 8.17 to the extent such withdrawal is permitted under Section 5.01(d)), Lender shall, on the applicable Remittance Date, provide Borrowers with an invoice in substantially the form of Exhibit J setting forth receipt of the shortfall and Borrowers shall pay such shortfall to Lender within three (3) Business Days of such invoice, which amount may be funded with an Advance permitted hereunder.

Section 5.05 Lender’s Reports to Borrower.

(a) [Reserved.]

(b) Prior to any Remittance Date, Lender shall provide to each Borrower and Asset Manager an invoice showing in reasonable detail the calculation of all Accrued Interest, fees and expenses due on such Remittance Date under this Agreement, the Fee Letter and any other Loan Document.

(c) On each Remittance Date, Lender shall provide each Borrower with a notice, substantially in the form of Exhibit J, setting forth the LIBO Rate for the then-current Collection and Reporting Period.

(d) Lender shall provide to each Borrower and Asset Manager such other weekly and monthly reports as any Borrower shall reasonably request.

ARTICLE 6

CONDITIONS PRECEDENT

Section 6.01 Conditions Precedent to the Initial Advance. Lender shall not be obligated to make the Initial Advance until the following conditions have been satisfied (as determined by Lender in its discretion) or waived in writing by Lender, on and as of the Closing Date and the Initial Advance Date:

(a) Lender has received the following documents, each dated the Closing Date or as of the Closing Date unless otherwise specified: (i) each Loan Document that will be entered into in connection with the Closing Date duly executed and delivered by each of the parties thereto, (ii) an official good standing certificate or its documentary equivalent dated a recent date with respect to each Borrower, Parent Guarantor, Asset Manager and Pledgor/Guarantor, (iii) certificates of the secretary or an assistant secretary of each Borrower, Parent Guarantor, Asset Manager and Pledgor/Guarantor, together with copies of their respective Governing Documents, applicable corporate resolutions and incumbencies and signatures of officers who are executing the applicable Loan Documents, evidencing the respective authority of each Borrower, Parent Guarantor, Asset Manager and Pledgor/Guarantor with respect to the execution, delivery and performance thereof, (iv) a Closing Certificate, (v) [reserved], (vi) [reserved], (vii) such opinions from nationally recognized counsel to each Borrower, Parent Guarantor and Pledgor/Guarantor as Lender may require, including with respect to corporate matters, enforceability of each of the Loan Documents, non-contravention, no consents or approvals required other than those that have been obtained, perfected security interests in the Collateral, the Accounts and any other collateral pledged pursuant to the Loan Documents, and Investment Company Act matters, (viii) to the extent applicable, duly executed amendments to all Governing Documents for the Borrowers, reasonably acceptable to Lender, to provide for separateness in conformity with Section 9.01, (ix) evidence that an Operating Account has been established for each Borrower as of the Closing Date; (x) an executed Power of Attorney in the form of Exhibit L for each Borrower, (xi) an executed Tenant Instruction Notice, (xii) an executed Subcontractor Instruction Notice and (xiii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as it may reasonably require;

(b) Lender has received all Eligible Property Information with respect to the Initial Borrowing Base Properties;

(c) (i) UCC financing statements have been filed against each Borrower and Pledgor/Guarantor in all filing offices required by Lender, (ii) Lender has received such searches of UCC filings, tax liens, judgments, pending litigation, bankruptcy and other matters relating to each Borrower, Parent Guarantor and Pledgor/Guarantor as Lender may require, and (iii) the results of such searches are reasonably satisfactory to Lender;

(d) Lender has received payment from Borrowers of all fees and expenses then payable by Borrowers under the Fee Letter and the other Loan Documents, as contemplated by Section 13.02;

(e) Lender has received original limited liability company certificates evidencing 100% of the Capital Stock of each Borrower together with appropriate transfer and assignment documents in blank duly executed or endorsed by Pledgor;

(f) copies of each applicable Management Agreement;

(g) duly executed Asset Management Letter Agreements which comply with the provisions in Section 17.01(e); and

(h) Lender has completed to its satisfaction such due diligence of the Relevant Parties (including, Lender’s “Know Your Customer” and Anti-Terrorism Laws diligence) and modeling as it may require in its discretion.

Section 6.02 Conditions Precedent to All Advances. Lender shall not be obligated to make any Advance (including the Initial Advance), or be obligated to take, fulfill or perform any other action hereunder, until the following additional conditions have been satisfied (as determined by Lender in its reasonable discretion) or waived in writing by Lender:

(a) Lender has received from Borrowers an Advance Request;

(b) immediately before such Advance and after giving effect thereto and to the intended use thereof, no Default or Event of Default has occurred and no Borrowing Base Deficiency, Cease Funding Event or Material Adverse Effect exists and is continuing, nor shall the Repayment Period have commenced;

(c) [reserved];

(d) [reserved];

(e) [reserved]; and

(f) the representations and warranties of a Borrower, Parent Guarantor, Asset Manager or Pledgor/Guarantor set forth in this Agreement and the other Loan Documents are true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

The failure of Borrowers to satisfy any of the conditions precedent in this Article 6 with respect to any Advance or Collateral shall, unless such failure was waived in writing by Lender on or before the related Advance Date, give rise to the right of Lender at any time to not consummate the related Advance.

Section 6.03 Additional Borrowers. If Borrowers desire any additional Borrowers be added to this Agreement in connection with an Advance or otherwise (each, an “Additional Borrower”), Lender shall have received a Joinder Agreement duly executed by such Additional Borrower and each of the conditions precedent set forth therein shall have been satisfied in connection with such Additional Borrower.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF BORROWERS

Each Borrower (unless otherwise specified herein) represents and warrants on and as of the date of this Agreement, each Advance Date, and at all times when any Loan Document or Advance is in full force and effect, except as set forth in Schedule 3, as follows:

Section 7.01 Borrower. Borrower has been duly organized and validly exists in good standing as a corporation, limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its incorporation, organization or formation. Borrower (a) has all requisite power, authority, legal right, licenses and franchises, (b) is duly qualified to do business in all jurisdictions necessary, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, and (y) execute, deliver and perform its obligations under the Loan Documents to which it is a party, including the pledge of the Collateral, except, in the cases of clauses (a), (b), (c)(w) and (c)(x), where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Borrower’s exact legal name is set forth in the preamble and signature pages of this Agreement. Borrower’s location (within the meaning of Article 9 of the UCC) is set forth on Schedule 2 attached hereto, and the offices where Borrower keeps all records (within the meaning of Article 9 of the UCC) relating to the Collateral (other than property management offices maintained pursuant to the Management Agreements) and the Borrower’s chief executive office are as of the Closing Date at the addresses of Borrower referred to in Schedule 2. Borrower has not changed its name or location (within the meaning of Article 9 of the UCC) within the twelve (12) months preceding the Closing Date. As of the Closing Date, Borrower’s organizational identification number and its tax identification number are set forth on Schedule 2 attached hereto. Borrower has no subsidiaries. The fiscal year of Borrower is the calendar year. As of the Closing Date, Borrower has no Indebtedness, Contractual Obligations or Investments

other than (a) the Loan Documents, (b) the Indebtedness, Contractual Obligations and Investments described on Schedule 7.01 attached hereto and (c) Indebtedness, Contractual Obligations and Investments permitted under Section 8.05. As of the Closing Date, Borrower does not have any trade names other than as described on Schedule 6 attached hereto.

Section 7.02 Loan Documents. Each Loan Document to which Borrower is a party has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by Borrower of each Loan Document to which it is a party do not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation of, or binding upon, Borrower or any of its properties or assets, (ii) Requirements of Law, including any “bulk sales” or similar law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority, or (b) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Borrower. All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by Borrower of the Loan Documents to which it is a party and the grant of a security interest in the Collateral to Lender, have been obtained, effected, waived or given and are in full force and effect. There is no litigation, proceeding or investigation pending or, to the Knowledge of Borrower threatened, against Borrower or any other Relevant Party before any Governmental Authority (a) asserting the invalidity of any Loan Document, (b) seeking to prevent the consummation of any Advance, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

Section 7.03 Solvency. As of the Closing Date, none of Borrower, Sponsor, Parent Guarantor, Asset Manager or Pledgor/Guarantor has ever been the subject of an Insolvency Proceeding. Each of (i) the Parent Guarantor and its Subsidiaries, taken as a whole, and (ii) the Borrowers, taken as a whole, is Solvent. Borrower is not entering into the Loan Documents or any Advance with the actual intent to hinder, delay or defraud any creditor of Borrower or any other Relevant Party. Borrower has received or will receive reasonably equivalent value for the Loan Documents and each Advance. Borrower has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Borrower is generally able to pay, and as of the date hereof is paying, its debts as they come due.

Section 7.04 Taxes. Borrower and each other Relevant Party have filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid prior to delinquency all material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges payable by them, or with respect to any of their properties or assets, except as are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP or such taxes described clauses (f) and (g) of Permitted Liens. Borrower and each Relevant Party have paid, or have established appropriate reserves in accordance with GAAP for, all such taxes for all prior fiscal years and for the current fiscal year to date. There is no action, suit, proceeding, investigation, audit or claim relating to any such taxes (other than such taxes described in clauses (f) and (g) of Permitted Liens) now pending or, to the Knowledge of

Borrower, threatened in writing by any Governmental Authority that is material to the Borrowers taken as a whole or which is not being contested or expected to be contested in good faith as provided above or which is otherwise not expected to paid upon the final determination of any such action, suit, proceeding, investigation, audit or claim. Neither Borrower nor any Relevant Party has entered into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes (other than such taxes described clauses (f) and (g) of Permitted Liens) in a manner that is materially adverse to the Borrowers taken as a whole. There are no Liens (other than Permitted Liens) for taxes against the assets of any Relevant Party. Borrower does not intend to treat any Advance as being a “reportable transaction” as defined in Treasury Regulation Section 1.6011-4. If Borrower determines to take any action inconsistent with such intention, it will promptly notify Lender, in which case Lender may treat each Advance as subject to Treasury Regulation Section 301.6112-1 and maintain the lists and other records required thereunder.

Section 7.05 Financial Condition. The audited balance sheet of Parent Guarantor for the fiscal year most recently ended for which such balance sheet is available, and the related audited statements of income and stockholders’ equity and of cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification arising out of the audit conducted by such Person’s independent certified public accountants, copies of which have been delivered to Lender pursuant to Section 8.09(b), are complete and correct in all material respects and present fairly in all material respects the financial condition of Parent Guarantor as of such date and the results of its operations and cash flows for the fiscal year then ended. All such financial statements, including related schedules and notes, were prepared in accordance with GAAP, except as disclosed therein. No Relevant Party has any material contingent liability or liability for taxes or any long term lease or unusual forward or long term commitment, including any Derivative Contract, which is not reflected in the foregoing statements or notes.

Section 7.06 True and Complete Disclosure. The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules (other than projections and information of a general economic or industry nature) furnished by or on behalf of Borrower to Lender in connection with the Loan Documents and the Advances, when taken as a whole, do not, when furnished, contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information (other than projections and information of a general economic or industry nature) furnished after the date hereof by or on behalf of Borrower to Lender in connection with the Loan Documents and the Advances will, at the time the same was so furnished, be true, correct and complete in all material respects, or in the case of projections will be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified, but with it being understood that such projections are not a guarantee of future performance and that such future performance may vary materially from such projections.

Section 7.07 Compliance with Laws. (i) Borrower has complied with all Requirements of Laws, and (ii) no Collateral or SF Property contravenes any Requirements of Laws, except, in the case of each of clauses (i) and (ii), as could not reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Affiliate of Borrower (a) is an “enemy” or an “ally of the enemy” as defined in the Trading with the Enemy Act of 1917, (b) is in violation of any Anti-Terrorism

Laws, (c) is a blocked person described in Section 1 of Executive Order 13224 or to its Knowledge engages in any dealings or transactions with any such blocked person, (d) is in violation of any country or list based economic and trade sanction administered and enforced by the Office of Foreign Assets Control (“OFAC”), (e) is a Sanctioned Entity, (f) has more than 10% of its assets located in Sanctioned Entities, or (g) derives more than 10% of its operating income from investments in or transactions with Sanctioned Entities. The proceeds of any Advance have not been and will not be used to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Entity in violation of OFAC’s economic sanctions programs. No Relevant Party (a) is an “investment company” as defined in the Investment Company Act of 1940, or (c) is subject to regulation by any Governmental Authority limiting its ability to incur the Secured Obligations. Except as could not reasonably be expected to have a Material Adverse Effect, no Properties presently or to the Knowledge of Borrower, previously owned or leased by Borrower contain any Hazardous Substances that constitute a violation of Environmental Laws or reasonably could be expected to give rise to liability of any Relevant Party thereunder. Borrower has no Knowledge of any violation, alleged violation, non-compliance, liability or potential liability of Borrower under any Environmental Law, in each case, which could reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect. Borrower has not released, transported, generated, treated, stored or disposed of any Hazardous Substances in violation of Environmental Laws or in a manner that reasonably could be expected to give rise to liability of any Relevant Party thereunder. Each Relevant Party and all Affiliates thereof are in compliance with the Foreign Corrupt Practices Act of 1977 and any foreign counterpart thereto. No Relevant Party or Affiliate thereof has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to any Relevant Party or Affiliate thereof or any other Person, in violation of the Foreign Corrupt Practices Act.

Section 7.08 Compliance with ERISA. With respect to any Plan, during the immediately preceding five (5) year period, (a) neither a Reportable Event nor an “accumulated funding deficiency” nor “an unpaid minimum required contribution” as defined in the Code or ERISA has occurred, (b) each Plan has complied with the applicable provisions of the Code and ERISA, except where the failure to comply could reasonably be expected to have a Material Adverse Effect, (c) no termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and (d) no Lien in favor of the PBGC or a Plan has arisen. The present value of all accumulated benefit obligations under each Single Employer Plan (based on the assumptions used for the purposes of Statement of Financial Accounting Standards 87) did not, as of the last annual valuation date prior to the date hereof, exceed the value of the assets of such Single Employer Plan. No Relevant Party is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan. Each Relevant Party provides medical or health benefits to former employees as required by the Consolidated Omnibus Budget Reconciliation Act, as amended, or similar state or local law (collectively, “COBRA”). None of the assets of any Relevant Party are deemed to be plan assets within the meaning of 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA.

Section 7.09 No Default or Material Adverse Effect. No Default or Event of Default has occurred. As of the Closing Date, no default or event of default (however defined) exists under any Indebtedness of Borrower with an aggregate outstanding principal amount in excess of $1,000,000. Borrower has no Knowledge of any actual or prospective development, event or other fact that could reasonably be expected to have a Material Adverse Effect. Borrower has delivered to Lender all Management Agreements with respect to the Borrowing Base Properties, and as of the Closing Date, to Borrower’s Knowledge no material default or event of default (however defined) exists thereunder. No Internal Control Event has occurred. Borrower is not subject to any credit facility, repurchase facility, or other similar facility for borrowing other than this Agreement.

Section 7.10 Borrowing Base Properties. No Borrowing Base Property is or has been the subject of any compromise, adjustment, extension, satisfaction, subordination, rescission, setoff, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Borrowing Base Property or otherwise, by any Relevant Party, Transferor or other Person, except, in each case, as set forth in the Property Documents delivered to Lender, or as could not reasonably be expected to have a Property Material Adverse Effect. None of the Property Documents in respect of any Borrowing Base Property has any marks or notations indicating that it has been sold, assigned, pledged, encumbered or otherwise conveyed (except for the ninety (90) day period set forth in clause (iv) of the Eligible Property and Permitted Liens) to any Person other than the applicable Borrower or Lender.

Section 7.11 Borrowing Base Properties Acquired from Transferors. With respect to each Borrowing Base Property purchased by a Borrower from a Transferor, such Borrowing Base Property was acquired from such Transferor on a legal true sale or true contribution basis pursuant to a Purchase Agreement. With respect to each Borrowing Base Property purchased by a Borrower from an Affiliate thereof, (a) such Transferor received reasonably equivalent value in consideration for the transfer of such Borrowing Base Property (which for the avoidance of doubt, the Parties hereto agree that equivalent value shall include, but not be limited to, any increase in value of the Equity Interests in such Borrower held by the Pledgor/Guarantor as a result of transferring such Borrowing Base Property pursuant to a capital contribution), (b) no such transfer was made for or on account of an antecedent debt owed by such Transferor to such Borrower and (c) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code.

Section 7.12 Transfer and Security Interest. This Agreement creates a valid and effective security interest in favor of the Lender of all right, title and interest of Borrower in, to and under all Collateral, free and clear of any Liens (other than the Liens granted to Lender hereunder and other Permitted Liens). With respect to the protective security interest granted by Borrower in Section 11.01, upon the filing of the UCC financing statements in the appropriate offices against Borrower, such security interest shall be a valid first priority perfected security interest in the Collateral to the extent such security interest can be perfected by filing or under the UCC. For purposes of this Section 7.12. “Collateral” means the Collateral (as defined in Section 11.01(a) and other than the Collateral described in Section 11.01(a)(i)). Borrower has not sold, assigned, pledged, granted a security interest in, encumbered or otherwise conveyed any of the Collateral to any Person other than pursuant to the Loan Documents or as permitted by the Loan Documents. Borrower has not authorized the filing of and is not aware of any effective

UCC financing statements filed against Borrower as debtor that include the Collateral, other than any financing statement that has been terminated or filed pursuant to this Agreement or filed in connection with a Permitted Lien.

Section 7.13 No Broker. No Relevant Party has dealt with any broker, investment banker, agent or other Person, except for Lender or an Affiliate of Lender, who may be entitled to any commission or compensation in connection with any Advance as set forth in this Agreement and the Fee Letter.

Section 7.14 [Reserved].

Section 7.15 Separateness. Borrower is in compliance with the requirements of Article 9.

Section 7.16 [Reserved].

Section 7.17 [Reserved].

Section 7.18 No Adverse Selection. No procedures believed by Borrower to be adverse to Lender in any material respect were utilized by any Relevant Party in identifying or selecting the Properties to be included in the Borrowing Base Property Pool.

ARTICLE 8

COVENANTS OF BORROWER

From the date hereof until the Secured Obligations (other than contingent indemnification obligations that have not yet been asserted) are paid in full and the Loan Documents are terminated, each Borrower (unless otherwise specified herein) shall perform and observe the following covenants, which shall (a) be given independent effect (so that if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists), (b) shall also apply to all Subsidiaries of such Borrower and (c) for the sake of clarity, apply to all Borrowers hereunder:

Section 8.01 Existence; Governing Documents; Conduct of Business.

(a) Borrower shall (i) preserve and maintain its legal existence, (ii) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, (ii) comply with its Governing Documents, including all special purpose entity provisions, and (iii) not terminate its Governing Documents or modify or amend any special purpose entity provision of its Governing Documents or any other provision of its Governing in a manner adverse to the interests of the Lender in any material respect.

(b) Borrower shall (i) not engage in any lines of business other than the business of acquiring, owning, renovating, leasing and disposing of residential real properties and all activities incidental thereto, as conducted by it as of the Closing Date and (ii) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, maintain and preserve all of its rights, privileges, licenses and franchises necessary for the operation of its business.

(c) Borrower shall not change its name, organizational number, tax identification number, fiscal year, method of accounting, organizational structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its chief executive office (as defined in the UCC) from the location referred to in Section 7.01, respectively, unless Borrower has given at least ten (10) days prior notice to Lender and has taken all actions required under the UCC to continue the first priority perfected security interest of Lender in the Collateral, subject to any Permitted Liens.

(d) [Reserved].

(e) [Reserved].

Section 8.02 Compliance with Laws, Contractual Obligations and Loan Documents. Borrower shall comply with all Requirements of Laws, including those relating to any Collateral and to the reporting and payment of taxes, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Borrowers shall not use any portion of the proceeds of any Advance for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or extending credit to others for the purpose of purchasing or carrying any margin stock in any manner which violates the provisions of the Margin Regulations. Borrower shall conduct or shall cause to be conducted reasonable due diligence in connection with the origination or acquisition of each SF Property for purposes of complying with the Anti-Terrorism Laws, including with respect to the origin of the assets used by a Borrower to purchase the Property.

Section 8.03 Structural Changes; Arms-Length Transactions; Transfer of Property. Except as expressly permitted by the terms of this Agreement, Borrower shall not enter into a merger or consolidation, or liquidate, wind up or dissolve, or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets (including, without limitation, receivables and leasehold interests) or properties whether now owned or hereafter acquired (other than the lease or sublease of its assets or properties in the ordinary course of business), without the consent of Lender. Borrower shall ensure that all Equity Interests of Borrower shall continue to be owned by the owner or owners thereof as of the date hereof. Except as set forth on Schedule 8.03 attached hereto, Borrower shall not enter into any transaction with an Affiliate of Borrower (other than (i) a transfer of Collateral in the ordinary course of business, (ii) a transfer of an SF Property, including the related Property Documents, (iii) transactions permitted by Section 8.17, (iv) transactions among the Borrowers, (v) transactions permitted by Section 8.05, (vi) Investments by the Parent Guarantor and its Subsidiaries in a Borrower, and (vii) as otherwise contemplated by the Governing Documents) unless such transaction is on market and arm’s-length terms and conditions.

Section 8.04 Protection of Lender’s Interest in Collateral.

(a) Borrower shall take all action requested by Lender that Lender reasonably determines to be necessary or appropriate, (i) to perfect, protect and more fully evidence the security interests granted to Lender pursuant to the Loan Documents and subject to any

Permitted Liens, Lender’s first priority perfected security interest in the Collateral and (ii) to enforce Lender’s rights and remedies under and with respect to the Loan Documents, the Advances and the Collateral, including executing or causing to be executed such other instruments, documents or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto, in each case, to effect the foregoing. Borrowers shall deliver to Lender file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Notwithstanding anything to the contrary set forth in the Loan Documents, Borrower shall not be obligated to otherwise undertake collateral perfection or protection obligations not otherwise required under the Loan Documents (other than this Section 8.04).

(b) Borrower shall (i) not assign, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien on any Collateral or any Borrowing Base Property to or in favor of any Person other than Lender (other than Permitted Liens), (ii) defend such Collateral and such Borrowing Base Property against, and take such action as is necessary to remove, any such Lien (other than Permitted Liens), and (iii) defend the right, title and interest of Lender in and to all Collateral and all Borrowing Base Properties against the claims and demands of all Persons whomsoever (other than Permitted Liens). Notwithstanding the foregoing, if Borrower grants a Lien on any Collateral or any Borrowing Base Property in violation of this Section 8.04 or any other Loan Document, Borrower shall be deemed to have simultaneously granted an equal and ratable Lien on such Collateral or such Borrowing Base Property, as applicable, in favor of Lender to the extent such Lien has not already been granted to Lender; provided, that such equal and ratable Lien shall not cure any resulting Event of Default. Borrower shall not permit any amendments, modifications, waivers or terminations of any provision of any Management Agreement if such amendment, modification, waiver or termination is adverse to the interests of the Lender in any material respect. Borrower shall mark its computer records and tapes to evidence its ownership of the Collateral in such manner as would be customary to evidence such ownership.

Section 8.05 Actions of Borrower Relating to Indebtedness, Contractual Obligations, Investments and Liens. Borrower shall not contract, create, incur, assume or permit to exist any Indebtedness, Contractual Obligations or Investments, except to the extent (a) arising or existing under the Loan Documents, (b) existing as of the Closing Date, as referenced in the financial statements delivered to Lender prior to the Closing Date or otherwise described on Schedule 7.01 attached hereto, and any renewals, refinancings or extensions thereof in a principal amount not exceeding that outstanding as of the date of such renewal, refinancing or extension, (c) Contractual Obligations arising in the ordinary course of business, (d) arising out of trade payables in connection with the acquisition, renovation, leasing, disposition and management of SF Properties incurred in the ordinary course of business, (e) in respect of obligations to make distributions that are permitted to be made pursuant to Section 8.17, (f) Investments constituting Cash Equivalents, (g) to the extent constituting Investments, any capital expenditures, (h) Investments in connection with the acquisition of SF Properties in the ordinary course of business or (i) arising out of (i) bank deposits in the ordinary course of business, (ii) accounts receivables owing if created or acquired in the ordinary course of business, (iii) endorsement of negotiable instruments held for collection in the ordinary course of business and (iv) lease, utility and other similar deposits in the ordinary course of business. Borrower shall not grant, allow or enter into any agreement or arrangement with any Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of Borrowers assets or property, except for (1) this Agreement and the other Loan Documents, (2) customary restrictions and conditions contained in agreements relating to the sale of assets or property pending such sale; provided that such restrictions and conditions apply only to the assets or property to be sold and such sale is permitted hereunder, (3) customary provisions in leases, licenses and other contracts restricting the assignment thereof and (4) any Permitted Lien or a document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the assets or property subject to such Permitted Lien.

Section 8.06 Maintenance of Property and Insurance. Borrower shall (a) keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear and casualty and condemnation events excepted), (b) at all times maintain appropriate umbrella, flood, general liability, crime and other insurance, in each case with a financially sound and reputable insurance company against such risks and with coverage amounts that are customary for similarly situated companies engaged in similar business, in similar locations, with similarly sized portfolios of assets, or as otherwise may be required by any applicable law, and which policies expressly insure Borrower itself and all of the Properties owned by Borrower, and expressly list the Asset Manager as an insured or additional insured, and (c) furnish to Lender upon request information and certificates with respect to such insurance. Borrower shall submit claims under such insurance policy in a manner that does not intentionally select such claims to be submitted in a manner that is adverse to Lender, and shall ensure that all Affiliates covered under such insurance policy submit claims in a manner that does not intentionally select such claims to be submitted in a manner that is adverse to Lender.

Section 8.07 Financial Covenants.

(a) Borrower shall ensure that (i) at all times prior to the occurrence of an Asset Manager Conversion, the Sponsor and (i) at all times, Parent Guarantor, each maintain their respective Required Liquidity.

(b) Borrower shall ensure that (i) at all times prior to the occurrence of an Asset Manager Conversion, the Sponsor and (ii) at all times, Parent Guarantor, each maintain their respective Required Adjusted Tangible Net Worth.

(c) Borrower shall ensure that Parent Guarantor maintain a Leverage Ratio of no greater than 1.5:1 at all times.

The financial covenants set forth in this Section 8.07 shall apply at all times but shall be tested as of the end of each fiscal quarter commencing with the fiscal quarter ending on March 31, 2013.

Section 8.08 Delivery of Income. Borrower shall, and pursuant to the Asset Management Letter Agreement shall cause Asset Manager, and all other applicable Persons to, deposit all Net Income in respect of the Borrowing Base Properties into the applicable Operating Account in compliance with the provisions of Section 5.01 hereof. Borrower (a) shall comply with and take all reasonable steps to enforce the Asset Management Letter Agreement and (b) shall not amend, modify, waive, terminate or revoke the Asset Management Letter Agreement or permit any Management Agreement to be amended, modified, waived, terminated or revoked, in each case without Lender’s consent if such amendment, modification, waiver, termination or revocation is adverse to the interests of the Lender in any material respect. If any Net Income is received by any Relevant Party, the Asset Manager or Affiliate thereof, Borrower shall pay or deliver or cause to be delivered such Net Income as provided in Section 5.01(b).

Section 8.09 Financial and Other Reporting Requirements. Borrower shall deliver or cause to be delivered the following to Lender, as soon as available and in any event within the time periods specified:

(a) within sixty (60) days after the end of each fiscal quarter and each fiscal year of each of Sponsor and Parent Guarantor (each, a “Financial Reporting Person”), (i) the unaudited balance sheets of each Financial Reporting Person as at the end of such period, (ii) the related unaudited statements of income, stockholders’ equity and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, and (iii) a Compliance Certificate duly executed by a Responsible Officer of each Financial Reporting Person;

(b) within ninety (90) days after the end of each fiscal year of each Financial Reporting Person, (i) the audited balance sheets of Parent Guarantor as at the end of such fiscal year and the unaudited balance sheets of Sponsor as at the end of such fiscal year, (ii) the related audited or unaudited statements of income, stockholders’ equity and cash flows, as applicable, for such year, setting forth in each case in comparative form the figures for the previous year, which statements shall fairly present in all material respects the financial condition and results of operations of such Financial Reporting Person as at the end of and for such fiscal year in accordance with GAAP, (iii) an opinion of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that such financial statements fairly present in all material respects the financial condition and results of operations of Parent Guarantor as at the end of and for such fiscal year in accordance with GAAP, (iv) [reserved], (v) projections of such Financial Reporting Person of the operating budget and cash flow budget of such Financial Reporting Person for the following fiscal year, and (vi) a Compliance Certificate executed by such Financial Reporting Person;

(c) upon Lender’s request (which shall not occur more than once per month), a Monthly Compliance Certificate executed by such Financial Reporting Person;

(d) promptly after any request by Lender, all reports submitted to each Financial Reporting Person by independent certified public accountants in connection with each annual, interim or special audit of the books and records of such Financial Reporting Person made by such accountants, including any management letter commenting on such Financial Reporting Person’s internal controls;

(e) no later than the date required to deliver a Compliance Certificate pursuant to Section 8.09(a)(iii), an updated Schedule 10 hereto to the extent any Subcontractors are required to be added or subtracted from such Schedule 10 to reflect changes made during the prior quarter;

(f) on or before each Reporting Date, a Borrowing Base Report (in electronic format, each from the Borrowers and setting forth, on an asset-by-asset basis and in the aggregate, information with respect to the Borrowing Base Properties for the prior month (or any portion thereof);

(g) within 25 days of the end of each month, (x) a monthly operating report from each Borrower summarizing all operations undertaken by such Borrower during the prior calendar month in the form of Exhibit Q hereto, including actual Monthly Operating Expenses for such Borrower pertaining to the actual expenses for the prior month and (y) pro-forma Monthly Operating Expenses for Borrower for the next succeeding month;

(h) within 25 days after the end of each month, monthly reports detailing portfolio operating profit and loss performance with respect to each Borrower, Parent Guarantor and Asset Manager’s managed properties;

(i) Reserved;

(j) within five (5) Business Days after any material amendment, modification or supplement has been entered into with respect to any Management Agreement, a fully executed copy thereof, certified by Borrower to be true, correct and complete;

(k) Reserved;

(l) upon reasonable request by Lender, information regarding Borrower’s, Parent Guarantor’s or Asset Manager’s portfolio including information regarding asset mix, leverage, liquidity, and such other information respecting the condition or operations (financial or otherwise) of Borrower, Parent Guarantor or Asset Manager;

(m) Reserved;

(n) as soon as available, and in any event within thirty (30) days of receipt, (x) copies of relevant portions of any final written Governmental Authority audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) corrective action required, (ii) sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) “report cards,” “grades” or other classifications of the quality of the operations of Borrower or Asset Manager, in the case of each of clauses (i), (ii), and (iii), that could reasonably be expected to have a material adverse impact on the operations of Borrowers taken as a whole and (y) any other issues raised upon examination of Borrower or Asset Manager or its facilities by any Governmental Authority that could reasonably be expected to have a material adverse impact on the operations of Borrowers taken as a whole;

(o) such other daily/weekly/monthly reports regarding the Borrowing Base Properties as Lender may reasonably request; and

(p) such other information regarding the financial condition, operations or business of the Relevant Parties or the Asset Manager as Lender may reasonably request.

Section 8.10 Delivery of Notices. Borrower shall promptly (but in any event within five (5) Business Days) notify Lender of the occurrence of any of the following of which Borrower has Knowledge, together with a certificate of a Responsible Officer of Borrower setting forth details of such occurrence and any action Borrower has taken or proposes to take with respect thereto:

(a) a Property Material Adverse Effect, including as a result of receipt by a Relevant Party of a notice of default or other material matter with respect to a Lease Agreement, that, in each case, could reasonably be expected to result in such Borrowing Base Property being deemed to not be an Eligible Property;

(b) any of the following: (i) with respect to any Borrowing Base Property: a material loss or damage, material licensing, zoning or permit issues, violation of Requirements of Law, discharge of or damage from Hazardous Substances or any other actual or expected event or change in circumstances that could reasonably be expected to have a Property Material Adverse Effect, and (ii) with respect to any Relevant Party: a violation of Requirements of Law, decline in the value of such Relevant Party’s assets or properties, an Internal Control Event or other event or circumstance, in each case, that has resulted in a Material Adverse Effect;

(c) [Reserved];

(d) (1) the existence of any Default or Event of Default, or (2) any breach or default under any Indebtedness with an aggregate outstanding principal amount, individually or in the aggregate, in excess of $1,000,000 or Contractual Obligation of Borrower, which, in the case of a Contractual Obligation, could reasonably be expected to have a Material Adverse Effect;

(e) the resignation or termination of Asset Manager under any Management Agreement, in each case, with respect to any Borrowing Base Property;

(f) [Reserved];

(g) (1) any Reportable Event or failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, or any request for a waiver under Section 412(c) of the Code for any Plan; a notice of intent to terminate any Plan or any action taken by any Relevant Party or any ERISA Affiliate to terminate any Plan or the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Relevant Party or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan; the complete or partial withdrawal from a Multiemployer Plan by any Relevant Party or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by any Relevant Party or any ERISA Affiliate of notice from a

Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA or the institution of a proceeding by a fiduciary of any Multiemployer Plan against any Relevant Party or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 120 days; and the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code, would result in the loss of tax-exempt status of the trust of which such Plan is a part; and

(h) the commencement of, settlement of or judgment in any litigation, action, suit, arbitration, audit, investigation or other legal or arbitrable proceedings by or before any Governmental Authority that (i) questions or challenges the validity or enforceability of any Loan Document, or (ii) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect

Section 8.11 Management Rights. Borrower shall not pledge or otherwise assign, transfer or dispose of or permit the pledge, assignment, transfer or disposal of the Management Rights with respect to the Borrowing Base Properties to any Person (other than Lender) without Lender’s prior written consent (other than (w) an assignment of any Management Agreement that is permitted by Section 17.01(b) without Lender’s consent, (x) in connection with a disposition of any such Borrowing Base Property permitted hereunder, (y) as provided for in any Management Agreement with respect to any such Borrowing Base Property and (z) Permitted Liens).

Section 8.12 Reserved.

Section 8.13 Records.

(a) Borrowers shall collect and maintain or cause to be collected and maintained all Records relating to the related Borrowing Base Properties in accordance with industry custom and practice for assets similar to the Borrowing Base Properties, including those maintained pursuant to the succeeding subparagraph (b). Borrower shall or shall cause Asset Manager to maintain all such Records in good and complete condition in accordance with industry practices for assets similar to the Borrowing Base Properties and preserve them against loss.

(b) For so long as any Eligible Property is included in the Borrowing Base Property Pool or Lender has a lien on any Equity Interests of a Borrower, Borrowers will hold or cause to be held all related Records in respect of such Eligible Property or Equity Interest in trust for Lender.

(c) Upon reasonable advance notice from Lender, Borrower shall, during business hours, (x) make any and all such Records available to Lender to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Lender or its authorized agents to discuss the affairs, finances and accounts of Borrower with its respective chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Borrower with its respective independent certified public accountants; provided that so long as no Default or Event of Default shall have occurred, Borrower shall not be required to pay for any such visit or inspection.

Section 8.14 No Pledge. Borrower shall not pledge, transfer or convey any security interest in any Account to any Person without the express written consent of Lender (other than pursuant to clause (a), (b), (d), (e), (i) or (k) of the definition of Permitted Liens).

Section 8.15 Reserved.

Section 8.16 No Sale. If an Event of Default shall have occurred hereunder, Borrower shall not permit any Borrowing Base Property to be sold, transferred or otherwise liquidated without the express written consent of Lender.

Section 8.17 Distributions. If an Event of Default has occurred, no Borrower shall make any distribution in respect of any Equity Interest in such Borrower, either directly or indirectly, whether in cash or property or in obligations of Borrower; provided that, notwithstanding the foregoing, so long as Parent Guarantor (or any Affiliate or successor thereof) intends to qualify as a REIT and no Event of Default pursuant to Section 10.01(a) resulting from the Borrowers’ failure to pay the principal or interest of any Advances has occurred, each Borrower shall be permitted to make distributions to the Pledgor/Guarantor (or any Affiliate or successor thereof) in an amount necessary for the Pledgor/Guarantor (or any Affiliate or successor thereof) to make distributions to the Parent Guarantor (or any Affiliate or successor thereof) with respect to any taxable year in an aggregate amount not to exceed the amount thereof required for the Parent Guarantor (or any Affiliate or successor thereof) to maintain its status as a REIT and to avoid income or excise tax under the Code (for the sake of clarity, including by distribution of 100% of its net capital gain for any given taxable year or other period) (a “REIT Distribution”) provided further that no Borrower shall be entitled to make any such REIT Distributions with respect to any taxable year in an amount greater than its Borrower REIT Share for such period. Borrowers shall provide not less than ten (10) days’ prior written notice to Lender of the payment of any such REIT Distribution. Borrowers shall provide to Lender, upon request, any documentation reasonably requested by Lender to substantiate the appropriateness of amounts paid or to be paid.

Section 8.18 Reserved.

Section 8.19 Springing Mortgage/Deed of Trust. If a Springing Deed of Trust Trigger Event shall occur, Lender shall have the right, exercisable in Lender’s sole discretion, to require Borrower to (x) issue to Lender a mortgage or deed of trust (as applicable) with respect to each Borrowing Base Property in a form acceptable to Lender and in compliance with all Requirements of Laws that is duly executed by Borrower as mortgagor, and sets forth Lender or Lender’s designee as the applicable mortgagee or beneficiary, as applicable, (y) submit such mortgage or deed of trust to the applicable recording office for recordation, and (z) pay all fees associated with the recording of such mortgage or deed of trust and such Borrower shall promptly comply with such requirement.

Section 8.20 Additional Borrower Obligations. Borrower shall comply (and to cause the Asset Manager to comply, as applicable) with the following requirements with respect to Borrowing Base Properties:

(a) except as could not reasonably be expected to have a Property Material Adverse Effect, not (i) remove demolish or materially alter any related fixtures, equipment, personal property or Improvements with respect to any Borrowing Base Property (except for normal replacement of fixtures, equipment or personal property, tenant finish and refurbishment of Improvements) without the consent of Lender; or (ii) commit or suffer any waste of any Borrowing Base Property or take any action that might invalidate or give cause for cancellation of any insurance policy, or do or permit to be done thereon anything that may in any way impair the value of the Borrowing Base Properties, or permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Borrowing Base Properties, regardless of the depth thereof or the method of mining or extraction thereof;

(b) deliver to Lender, promptly upon Lender’s request, evidence reasonably satisfactory to Lender that all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Borrowing Base Properties, now or hereafter levied or assessed or imposed against the Borrowing Base Properties or any part thereof, all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Borrowing Base Properties or any part thereof, and all charges for utility services provided to the Borrowing Base Properties prior to the same becoming delinquent, have been so paid or are not then delinquent;

(c) Reserved;

(d) Borrower shall cause Tenant (with respect to any Borrowing Base Property leased by such Tenant), in accordance with the terms of the applicable Lease Agreement to or shall itself, directly or through Asset Manager: (i) maintain each Borrowing Base Property in good condition and repair (except for ordinary wear and tear); (ii) promptly repair, replace or rebuild any part of any Borrowing Base Property which may be destroyed by any casualty or become damaged, worn or dilapidated or which may be affected by any condemnation; (iii) complete and pay for any structure at any time in the process of construction or repair on the related land of any Borrowing Base Property; and (iv) otherwise make all commercially reasonable efforts to preserve the value of each Borrowing Base Property, including re-leasing, liquidating and selling such Borrowing Property when appropriate in Borrower’s reasonable business judgment, except, in the case of each of clauses (i) through (iv), as could not reasonably be expected to have a Property Material Adverse Effect; and

(e) Expect as could not reasonably be expected to have a Material Adverse Effect (or in the case of any Borrowing Base Property, except as could not reasonably be expected to have a Property Material Adverse Effect), Borrower shall cause Tenant (with respect to any SF Property leased by such Tenant), in accordance with the terms of the applicable Lease Agreement to or shall itself, directly or through Asset Manager, ensure that: (i) all uses and operations on or of the SF Properties are in compliance with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no Releases of Hazardous Substances by such Borrower, Tenant, their respective agents or employees in, on, under or from the SF Properties; (iii) there shall be no

Hazardous Substances in, on, or under the SF Properties, except those that are in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required; and (iv) the SF Properties shall be kept free and clear of all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of such Borrower, Tenant or any other person or entity (the “Environmental Liens”). (Borrower, at its sole cost and expense, shall (x) complete any environmental site assessment or other investigation of environmental conditions in connection with any Borrowing Base Property at the written request of Lender, the results of which shall be delivered to Lender; provided, that no such request shall be made by Lender unless a Release of Hazardous Substances or a violation of Environmental Law has occurred, in each case, that could reasonably be expected to have a Property Material Adverse Effect, (y) comply with all reasonable written requests of Lender to effectuate Remedial Work of any environmental condition on any Borrowing Base Properties, that could reasonably be expected to have a Property Material Adverse Effect. Expect as could not reasonably be expected to have a Material Adverse Effect (or in the case of any Borrowing Base Property, except as could not reasonably be expected to have a Property Material Adverse Effect), Borrower shall not or allow other users of the SF Properties to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the SF Property), impairs or may impair the value of the SF Properties, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the SF Properties. Borrower shall promptly notify Lender in writing of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the SF Properties, (B) any material non-compliance with any Environmental Laws related in any way to the SF Properties, (C) any actual or potential Environmental Lien, (D) any required or proposed Remedial Work relating to the SF Properties, and (E) any written notice or other written communication received by Borrower from any source whatsoever (including but not limited to a governmental entity) with respect to any SF Property relating in any way to Hazardous Substances or Remedial Work, possible liability of Borrower pursuant to any Environmental Law, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section 8.20(e), expect, in the case of each clauses (A) through (E), any such event that could not reasonably be expected to have a Material Adverse Effect (or in the case of any Borrowing Base Property, except as could not reasonably be expected to have a Property Material Adverse Effect).

Section 8.21 AVMs; BPOs. Borrowers shall deliver Lender new AVMs with respect to each Borrowing Base Property (i) on the date that is three (3) months following the Closing Date, and (ii) every three (3) months thereafter, in each case at Borrowers’ expense. Lender may procure a BPO or Appraisal on any Borrowing Base Property at any time at Lender’s expense, a copy of which, Lender shall promptly deliver to Borrower.

Section 8.22 Reserved.

Section 8.23 Investment Company Act. Borrower shall ensure that none of the Parent Guarantor, Pledgor/Guarantor, Asset Manager and Borrowers are required to register as an “investment company” (as defined in the Investment Company Act).

Section 8.24 Entitlement Holder. With respect to any Net Income in respect of any Borrowing Base Property that is received by any Relevant Party, Borrower shall and shall cause such other Relevant Party to deposit such Net Income in the Operating Account of such Borrower in accordance with Section 5.01(c).

Section 8.25 Leasing Matters.

(a) Reserved.

(b) Except as Borrowers (or Asset Manager acting on behalf of Borrowers) may otherwise determine in their reasonable business judgment, Borrowers shall (i) ensure that all of the obligations imposed upon the lessee under the applicable Lease Agreements are observed and performed and shall not do or permit to be done anything to impair the value of any of the applicable Lease Agreements; (ii) [reserved]; (iii) enforce all of the material terms, covenants and conditions contained in the applicable Lease Agreements upon the part of the tenant thereunder to be observed or performed; and (iv) not consent to any assignment of or subletting under any Lease Agreements except in accordance with their respective terms.

(c) Borrower shall not amend, modify or waive the provisions of any Lease Agreement or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease Agreement (including any guaranty, letter of credit or other credit support with respect thereto) without obtaining Lender’s consent except (i) with respect to any such action that does not have a material adverse effect on the value of the related Borrowing Base Property taken as a whole or (ii) as Borrowers (or Asset Manager acting on behalf of Borrowers) may otherwise determine in their reasonable business judgment, and provided that such Lease Agreement, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement. A termination of a Lease Agreement with a Tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a material adverse effect on the value of the related Borrowing Base Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this Section 8.25(c) shall be subject to the prior written approval of Lender and its counsel, at Borrower’s expense. At Lender’s request, Borrower shall promptly deliver to Lender or its designee copies of all such amendments, modifications and waivers which are entered into pursuant to this Section 8.25(c).

Section 8.26 Maintenance of Required Amount. Subject to Section 5.04 and Borrower’s right to cure any shortfall pursuant thereto, Borrower shall, at all times, maintain funds in their Operating Accounts in an aggregate amount equal to the Required Amount, except if the funds on deposit in the Operating Accounts in an aggregate amount is less than the Required Amount as result of the Borrowers making withdrawals of the amounts on deposit thereon as necessary to make the distributions contemplated by the first and second provisos of Section 8.17 to the extent such withdrawal is permitted under Section 5.01(d).

ARTICLE 9

SINGLE-PURPOSE ENTITY

Section 9.01 Covenants Applicable to each Borrower. Each Borrower shall (a) own no assets, and shall not engage in any business, other than the business, assets and transactions specifically contemplated or permitted by this Agreement and any other Loan Document, including, without limitation, the ownership of SF Properties and all assets and activities in connection therewith and related thereto, (b) not incur any Indebtedness without Lender’s prior written consent, other than (i) with respect to the Property Documents, and (ii) as otherwise permitted by Section 8.05 of this Agreement, (c) not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the acquisition of SF Properties, the sale of SF Properties permitted by the Loan Documents and as otherwise permitted by Section 8.05, (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets, (e) comply with the provisions of its Governing Documents in all material respects, (f) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents in any manner adverse to the interests of the Lender in any material respect, (g) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except (i) in connection with the maintenance of any umbrella insurance policy and (ii) that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of Requirements of Law) and file its own tax returns (except to the extent consolidation, single entity, or similar treatment is required or permitted under law), (h) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself as a division of any Affiliate, (i) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent, (j) not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein, including in Section 8.03), (k) not commingle its funds or other assets with those of any Affiliate or any other Person (other than Security Deposits) and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of any Affiliate or any other Person, (l) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person other than in connection with the maintenance of any umbrella insurance policy, (m) not hold itself out to be responsible for the debts or obligations of any other Person (other than the Secured Obligations), (n) [reserved], (o) [reserved], (p) [reserved], (q) not enter into any transaction with an Affiliate of Borrower except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction or as otherwise permitted by Section 8.03, (r) [reserved], (s) [reserved], (t) allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate, and (u) except as otherwise permitted by Sections 8.04, 8.11 and 8.14, not pledge its assets to secure the Indebtedness of any other Person or take any action or permit any action to be taken to encumber any Borrowing Base Property. For each Borrower that is a single-member limited liability company, it shall be organized in a jurisdiction acceptable to Lender (provided that Delaware and Nevada are deemed to be acceptable jurisdictions).

Section 9.02 Reserved.

ARTICLE 10

EVENTS OF DEFAULT AND REMEDIES; TERMINATION EVENTS

Section 10.01 Events of Default. Each of the following events shall be an “Event of Default”:

(a) Any Borrower fails to make a payment of (i) any amount of principal of any Advance when due under this Agreement or any other Loan Document, whether by acceleration or otherwise, (ii) any amount pursuant to Section 3.04(b) when due under this Agreement or (iii) Accrued Interest or any other amount owing by such Borrower under this Agreement or any other Loan Document within two (2) Business Days of when due under this Agreement or any other Loan Document;

(b) Any Borrower fails to observe or perform in any material respect any covenant or Secured Obligation of such Borrower under (i) Section 8.01(a)(i), 8.04(a), or 18.08 (a), (ii) Sections 8.01(c), 8.03, 8.04(b), 8.05, 8.06, 8.07, 8.08, 8.09(a) or (b), 8.10(d)(1), 8.11, 8.14, 8.16, 8.17, 8.26 or 9.01 and, in each case, such failure continues unremedied for five (5) Business Days after the earlier of receipt of written notice thereof from Lender or the date upon which a Borrower obtains Knowledge of such failure, or (iii) any other provision of this Agreement applicable to it and such failure continues unremedied for fifteen (15) Business Days (as the same may be extended by Lender in writing in its reasonable discretion) after the earlier of receipt of written notice thereof from Lender or the date upon which a Borrower obtains Knowledge of such failure;

(c) Any Representation Breach (other than a Representation Breach in respect of a representation contained in Sections 7.10 or 7.11 or any representation in Schedule 1, breach of which shall be considered solely for the purpose of determining the Market Value for such Borrowing Base Property, unless (i) the related Borrower shall have made any such representations and warranties with Knowledge that they were materially false or misleading at the time made, or (ii) Lender determines that any such representations and warranties continue to be regularly made on a materially false or misleading basis), exists and continues unremedied for five (5) Business Days after the earlier of receipt of written notice thereof from Lender or the date upon which a Borrower obtains Knowledge of such failure;

(d) Any Relevant Party defaults beyond any applicable grace period in paying any amount or performing any obligation under any Indebtedness with an aggregate outstanding amount of at least $1,000,000 with respect to any Borrower or $10,000,000 with respect to Asset Manager, Pledgor/Guarantor, Parent Guarantor or any other Relevant Party, and the effect of such default is to permit the acceleration thereof, regardless of whether such default is waived or such acceleration occurs;

(e) Parent Guarantor or any Subsidiary thereof defaults beyond any applicable grace period in (i) paying any amount or (ii) performing any obligation, in the case of each of clauses (i) and (ii), due to Lender or any Affiliate of Lender under any Indebtedness, and the effect of such default is to permit the acceleration thereof, regardless of whether such default is waived or such acceleration occurs;

(f) An Insolvency Event occurs with respect to any Relevant Party;

(g) A Change of Control occurs without Lender’s prior written consent;

(h) A final aggregate judgment or judgments for the payment of money in excess of (x) $1,000,000 with respect to any Borrower or (y) $10,000,000 with respect to Parent Guarantor, Pledgor/Guarantor or Asset Manager is entered against any Borrower, Asset Manager, Pledgor/Guarantor or Parent Guarantor, as applicable, by one or more Governmental Authorities and the same is not (1) satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within sixty (60) days from the date of entry thereof or (2) covered by insurance;

(i) A Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of any Relevant Party, (ii) displace the management of any Borrower or curtail its authority in the conduct of the business of any Borrower, (iii) terminate the activities of any Borrower as contemplated by the Loan Documents, or (iv) remove, limit or restrict the approval of any Borrower of the foregoing as an issuer, lender or any borrower of real property assets, and in each case such action (x) is not discontinued or stayed within thirty (30) days from the date thereof or (y) could reasonably be expected to have a Material Adverse Effect;

(j) Any Relevant Party admits that it (i) is not Solvent, (ii) in the case of any Borrower, is not able or not willing to perform its Secured Obligations, Contractual Obligations, Guarantee Obligations, Capital Lease Obligations or Off-Balance Sheet Obligations, in each case, that is not otherwise being contested in good faith and is in an aggregate amount in excess of $1,000,000, or (iii) in the case of any Relevant Party (other than a Borrower), is not able or willing to perform its Secured Obligations, Contractual Obligations, Guarantee Obligations, Capital Lease Obligations or Off-Balance Sheet Obligations, in each case, that is not otherwise being contested in good faith and the inability or unwillingness to so perform could reasonably be expected to have a Material Adverse Effect;

(k) Any provision of the Loan Documents, any right or remedy of Lender or obligation, covenant, agreement or duty of any Relevant Party thereunder terminates, is declared null and void, ceases to be the legal, valid, binding and enforceable obligation of any Relevant Party that is a party thereto, in each case other than accordance with the terms of the Loan Documents, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by any Relevant Party or any or by any Governmental Authority having jurisdiction over any Relevant Party, in each case directly, indirectly, in whole or in part;

(l) This Agreement or any other Loan Document that purports to create a Lien, shall, except to the extent expressly permitted by the terms hereof or thereof, cease for any reason to create a valid and perfected first priority security interest in any Collateral covered thereby;

(m) Reserved;

(n) Reserved;

(o) Parent Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Parent Guarantor as a “going concern” or a reference of similar import, other than a qualification or limitation expressly related to Lender’s rights in the Collateral;

(p) (i) Any Relevant Party shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to a Plan, (ii) a determination is made that a Plan is “at risk” (within the meaning of Section 303 (of ERISA) or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Relevant Party or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably expected to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) any Relevant Party or any ERISA Affiliate shall, or is reasonably expected to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, (vi) any Relevant Party or any ERISA Affiliate shall file an application for a minimum funding waiver under Section 302 of ERISA or Section 412 of the Code with respect to any Plan, (vii) any obligation for post-retirement medical costs (other than as required by COBRA) exists, (viii) any other event or condition shall occur or exist with respect to a Plan that is reasonably expected to result in the incurrence of liability by any Relevant Party or any ERISA Affiliate under Title I or IV of ERISA; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect, or (xii) the assets of any Relevant Party are treated as “plan assets” under 29 C.F.R. 2510.3-101 as amended by Section 3(42) of ERISA;

(q) Subject to Section 5.04, including Borrower’s right to cure any shortfall pursuant thereto, failure of any Borrower to maintain funds in an aggregate amount equal to the Required Amount in its Operating Account at all times, except if the funds on deposit in the Operating Accounts in an aggregate amount is less than the Required Amount as result of the Borrowers making withdrawals of the amounts on deposit thereon as necessary to make the distributions contemplated by the first and second provisos of Section 8.17 to the extent such withdrawal is permitted under Section 5.01(d);

(r) Any Relevant Party fails to observe or perform in any material respect any covenant of such Relevant Party under any provision of the Loan Documents (other than this Agreement) applicable to it, or a material default or breach by such Relevant Party occurs under any provision of the Loan Documents (other than this Agreement)

applicable to it and such failure, default or breach continues unremedied for fifteen (15) Business Days (as the same may be extended by Lender in writing in its reasonable discretion) after the earlier of receipt of written notice thereof from Lender or the date upon which a Borrower obtains Knowledge of such failure, default or breach; or

(s) Any condition or circumstance exists which causes, constitutes or could reasonably be expected to have a Material Adverse Effect.

Notwithstanding the foregoing provisions of this Section 10.01, in the event of a Default or Event of Default arising as a result of the inclusion of any SF Property in the Borrowing Base Property Pool at any particular time of reference, if such Default or Event of Default is capable of being cured solely by the exclusion of such SF Property from the Borrowing Base Property Pool, Borrowers shall be permitted a period not to exceed fifteen (15) days from the occurrence of such Default or Event of Default (as applicable) to remove such SF Property from the Borrowing Base Property Pool in accordance with, and subject to, Section 4.1(c).

Section 10.02 Remedies of Lender as Owner of the Collateral. If an Event of Default has occurred, at the option of Lender, exercised by written notice to Borrowers(which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 10.01(f), (i) or (j) (the date on which such option is exercised or deemed to be exercised, the “Accelerated Repayment Date”), the following provisions shall apply:

(a) All Secured Obligations shall become immediately due and payable on and as of the Accelerated Repayment Date.

(b) All amounts in the Accounts and all Net Income paid after the Accelerated Repayment Date shall be retained by Lender and applied in accordance with Article 5.

(c) Lender may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Records and all other instruments, certificates and documents then held by Lender. Lender may obtain physical possession of all Property Files and other files and records of Borrowers. Borrowers shall deliver to Lender such assignments and other documents with respect thereto as Lender shall request.

(d) Lender may immediately, at any time and from time to time, exercise either of the following remedies with respect to any or all of the Collateral: (i) sell such Collateral and the related SF Properties without providing any representations and warranties on an “as-is where is” basis, in a recognized market and by means of a public or private sale at such price or prices as Lender accepts, and apply the net proceeds thereof in accordance with Article 5, or (ii) retain such Collateral and give Borrowers credit against Secured Obligations due and any other amounts then owing to Lender by any other Person pursuant to any Loan Document, in such order and in such amounts as determined by Lender, in an amount equal to the aggregate BPO Value of the Collateral consisting of SF Properties. Until such time as Lender exercises either such remedy with respect to any

Collateral, Lender may hold such Collateral for its own account and retain all Net Income with respect thereto. Lender shall not be required to give any warranties as to the Collateral with respect to any such disposition thereof. Lender may specifically disclaim or modify any warranties of title or the like relating to the Collateral. The foregoing procedure for disposition and liquidation of the Collateral shall not be considered to adversely affect the commercial reasonableness of any sale thereof. Borrowers agree that it would not be commercially unreasonable for Lender to dispose of the Collateral or any portion thereof by using internet sites that provide for the auction of assets similar to the Collateral, or that have the reasonable capability of doing so, or that match Lenders and Borrowers of assets.

(e) The Parties agree that the Collateral and the SF Properties are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market. Accordingly, Lender shall not be required to sell more than one item constituting Collateral on a particular Business Day, to the same purchaser or in the same manner. Lender may determine whether, when and in what manner any Collateral shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable. Lender shall not be required to give notice to Borrowers or any other Person prior to exercising any remedy in respect of an Event of Default. If no prior notice is given, Lender shall give notice to Borrowers of the remedies exercised by Lender promptly thereafter.

(f) Lender shall have the right to direct Asset Manager to remit all collections thereon to Lender, and if any such payments are received by any Relevant Party, Borrowers shall not and shall not permit such other Relevant Party to commingle the amounts received with other funds of the Relevant Party and shall promptly pay them over to Lender. Lender shall also have the right to terminate Asset Manager without cause.

(g) Upon the occurrence of one or more Events of Default, Lender may apply any proceeds from the liquidation of the Collateral or the SF Properties to the Secured Obligations in the manner Lender deems appropriate.

(h) Borrowers shall be liable to Lender for (i) any amount by which the Secured Obligations due to Lender exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual reasonable and documented out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Lender in connection with or as a consequence of an Event of Default, and (iii) any costs and losses payable under Section 12.03, and (iv) any other actual loss, damage, cost or expenses resulting from the occurrence of an Event of Default other than (A) arising from Lender’s gross negligence or willful misconduct, (B) constituting Excluded Taxes or (C) arising from a claim brought by a Borrower or any other Relevant Party against Lender for declaring the occurrence of such Event of Default in bad faith, if such Borrower or such Relevant Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(i) Lender shall be entitled to an injunction, an order of specific performance or other equitable relief to compel Borrowers to fulfill any of their obligations as set forth in the Loan Documents, including this Article 10, if Borrowers fail or refuse to perform their obligations as set forth herein or therein.

(j) Borrowers hereby appoint Lender as attorney-in-fact of Borrowers for purposes of carrying out the Loan Documents, including executing, endorsing and recording any instruments or documents and taking any other actions that Lender deems necessary or advisable to accomplish such purposes, which appointment is coupled with an interest and is irrevocable.

(k) Lender may, without prior notice to Borrowers, exercise any or all of its set-off rights including those set forth in Section 18.18. This Section 10.02(k) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

(l) All rights and remedies of Lender under the Loan Documents, including those set forth in Section 18.18, are cumulative and not exclusive of any other rights or remedies that Lender may have and may be exercised at any time when an Event of Default has occurred. Such rights and remedies may be enforced without prior judicial process or hearing. Borrowers agree that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s-length. Borrowers hereby expressly waive any defenses Borrowers might have to require Lender to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Collateral, or any other election of remedies.

ARTICLE 11

SECURITY INTEREST

Section 11.01 Grant.

(a) As security for each Borrower’s performance of the Secured Obligations, each Borrower hereby grants, assigns and pledges to Lender, for the benefit of Lender, a first priority security interest in all of its rights, title and interest in, to and under all of its assets, including but not limited to the following, which shall hereinafter be collectively referred to as “Collateral”:

(i)	each SF Property owned by such Borrower;

(ii)	all Property Documents, including without limitation all Records, and any other collateral pledged or otherwise relating to the SF Properties, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, accounting records and other books and records relating thereto;

(iii)	all rights of such Borrower and Asset Manager to receive from any third party or to take delivery of any Records or other documents which constitute part of the Property File;

(iv)	such Borrower’s and Asset Manager’s rights under any Lease Agreement;

(v)	all insurance policies and proceeds thereof relating to each such SF Property and all rights of such Borrower or Asset Manager to receive from any third party or to take delivery of any of the foregoing;

(vi)	the Operating Accounts and all Income relating to such SF Properties, if any;

(vii)	all proceeds received by any Relevant Party upon the securitization, liquidation, foreclosure, short sale or other disposition of such SF Properties;

(viii)	any Purchase Agreements, any other purchase agreements, contracts, related takeout commitments or other agreements relating to or constituting any or all of the foregoing and all rights to receive documentation relating thereto;

(ix)	all “accounts,” “chattel paper,” “commercial tort claims,” “deposit accounts,” “documents,” “equipment,” “general intangibles,” “goods,” “instruments,” “inventory,” “investment property,” “letter of credit rights,” and “securities’ accounts” as each of those terms is defined in the UCC and all cash and cash equivalents and all products and proceeds relating to or constituting any or all of the foregoing; and

(x)	any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing,

in each case, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, to secure the repayment of principal of and interest on all Advances and all other amounts owing to Lender hereunder, under the Note and under the other Loan Documents; provided, however, the term “Collateral” shall not include, collectively, (i) any permit, lease, license, contract, instrument or other agreement held by each Borrower that prohibits or requires the consent of any Person other than the Borrower or any Affiliate as a condition to the creation by such Borrower of a Lien thereon, or any permit, lease, license contract or other agreement held by any Borrower to the extent that any Requirement of Law prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition or consent requirement is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law and (ii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed).

Notwithstanding anything to the contrary contained herein (x) the Borrowers make no representation or warranty regarding the effectiveness, validity, enforceability or perfection of any Lien purported to be granted pursuant to this Section 11.01(a) on any Collateral that constitutes SF Properties and (y) the Borrowers shall not have any obligation to deliver any mortgage or deed of trust in respect of any SF Property or take any other collateral perfection action with respect to any SF Property except as provided in Section 8.19.

(b) Transfers of the Collateral to Lender pursuant to the terms of this Agreement and the other Loan Documents shall be deemed to constitute and confirm the foregoing grant, to secure the payment and performance of the Secured Obligations.

(c) Reserved.

Section 11.02 Effect of Grant. This Agreement shall be deemed to be a security agreement as defined in the UCC. If any circumstances described in Section 10.01 occurs, (a) Lender shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim) and under any other agreement between Lender and any Borrower, (b) without limiting the generality of the foregoing, Lender shall be entitled to set off the proceeds of the liquidation of the Collateral and the SF Properties against all of the Secured Obligations, without prejudice to Lender’s right to recover any deficiency, (c) the possession by Lender or any of its agents, of the Property Documents, the Collateral and the SF Properties and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (d) notifications to Persons (other than Lender) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Lender) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law. For the avoidance of doubt, the Collateral secures the Secured Obligations of each Borrower with respect to all other Advances and all other Collateral, including any Collateral that is junior in priority to the Collateral in question. Notwithstanding the foregoing, the Secured Obligations shall be full recourse to Borrower.

Section 11.03 Borrowers to Remain Liable. Lender and Borrowers agree that the grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Lender of any obligation of Borrowers or any other Person in connection with any Collateral whether or not Lender exercises any right with respect thereto. Borrowers shall remain liable under the Collateral and Property Documents to perform all of each Borrower’s duties and obligations thereunder to the same extent as if the Loan Documents had not been executed.

Section 11.04 Waiver of Certain Laws. Each Borrower agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any SF Properties may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the pledge of any of the Collateral or Borrowing Base Properties or any part thereof, and such Borrower, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Collateral or SF Properties, and agrees that Lender or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral or SF Properties as an entirety or in such parcels as Lender or such court may determine.

Section 11.05 Account Name and Characteristics. Each Borrower acknowledges and agrees that, subject to the terms hereof, neither such Borrower nor any other party claiming on behalf of, or through, such Borrower shall have any right, title or interest, whether express or implied, in any Operating Account. Each Borrower acknowledges and agrees that each Operating Account is subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, including Account Bank, subject to the terms hereof. Each Borrower and Lender acknowledge and agree that each Operating Account constitutes, and shall be treated as, a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC. The parties agree that for purposes of Article 9 of the UCC as used in and applied to this Agreement, the State of New York is the “bank’s jurisdiction” (within the meaning of Section 9-304(b) of the UCC) with respect to each Operating Account.

Section 11.06 Collateral and Guaranty Matters. Lender agrees that (a) any Lien granted to or held by Lender hereunder or under any other Loan Document shall be automatically released (i) when all Secured Obligations have been paid in full (other than contingent indemnification obligations that have not yet been asserted) or (ii) constituting property sold or to be sold or disposed of as part of or in connection with any sale or other disposition permitted hereunder (it being understood, for the avoidance of doubt, that any sale or other disposition of a SF Property (and any property related thereto) that is not a Borrowing Base Property or has been removed from the Borrowing Base Property Pool pursuant to Section 4.01(c) is permitted hereunder); (b) any party shall be automatically released from its guaranty under the Parent Guaranty or the Pledge and Guaranty Agreement, as applicable, when the Secured Obligations have been paid in full (other than contingent indemnification obligations that have not yet been asserted). In connection with any release pursuant to this Section 11.06, Lender shall promptly (i) execute and deliver to any Relevant Party, at such Relevant Party’s expense, all documents that such Relevant Party shall reasonably request to evidence such release and (ii) deliver to the applicable Relevant Parties any portion of the Collateral so released in possession of Lender.

ARTICLE 12

INCREASED COSTS; CAPITAL ADEQUACY

Section 12.01 Market Disruption. If prior to any Collection and Reporting Period, Lender determines that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Collection and Reporting Period, Lender shall give prompt notice thereof to Borrowers, whereupon the Applicable Interest Rate for such Collection and Reporting Period, and for all subsequent Collection and Reporting Periods until such notice has been withdrawn by Lender, shall be the Alternative Rate.

Section 12.02 Illegality. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by any Governmental Authority after the date hereof shall make it unlawful for Lender to effect or continue Advances as contemplated by the Loan Documents, then, on written notice thereof from Lender to Borrower, (a) Lender’s Commitment to make Advances shall be suspended until such time as Lender may again effect and maintain hereunder and (b) the Applicable Interest Rate shall be converted automatically to the Alternative Rate on the last day of the then current Collection and Reporting Period or within such earlier period as may be required by Requirements of Law.

Section 12.03 Breakfunding. Borrowers shall indemnify Lender and hold Lender harmless from any loss, cost or expense (including reasonable and documented legal fees and expenses, but excluding any loss of anticipated profits) which Lender may sustain or incur arising from (a) the failure by Borrowers for any reason to make the borrowing on the date specified in the relevant Advance Request given pursuant to Section 3.01(b) or (b) any conversion of the Applicable Interest Rate to the Alternative Rate because LIBOR is not available for any reason on a day that is not the last day of the then current Collection and Reporting Period.

Section 12.04 Increased Costs. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Lender made after the date of this Agreement (a) shall subject Lender to any tax of any kind whatsoever with respect to the Loan Documents, any Collateral or any Advance, or change the basis of taxation of payments to Lender in respect thereof (except for the imposition of, or any change in the basis or rate of, any Taxes, Other Taxes or Excluded Tax), (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Lender (except any Reserve Requirement), or (c) shall impose on Lender any other condition; and the result of any of the preceding clauses (a), (b) and (c) is to increase the cost to Lender, by an amount that Lender deems to be material, of making, continuing or maintaining Advances, or to reduce any amount receivable under the Loan Documents in respect thereof, then, in any such case, Borrowers shall pay to Lender such additional amount or amounts as reasonably necessary to fully compensate Lender for such increased cost or reduced amount receivable.

Section 12.05 Capital Adequacy. If Lender determines that the adoption of or any change in any Requirements of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Lender or any corporation Controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made after the date of this Agreement has or shall have the effect of reducing the rate of return on Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Lender to be material, then, in any such case, Borrowers shall pay to Lender such additional amount or amounts as reasonably necessary to fully compensate Lender for such reduction.

Section 12.06 Withholding Taxes.

(a) All payments made by a Borrower to Lender or any other Indemnified Person under the Loan Documents shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority therewith or thereon (collectively, “Taxes”), all of which shall be paid by Borrowers for their own account not later than the date when due; provided, however, that Taxes shall not include (collectively, “Excluded Taxes”): (i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any taxes imposed on or measured by the Lender’s assets, net or gross income, revenue, receipts, or profits (including “branch profits” taxes), (iv) any taxes arising after the date hereof solely as a result of or attributable to a Lender changing its lending office after the date such Lender becomes a party hereto, (v) any Excluded FATCA Tax and (vi) any taxes, deductions, withholdings or other governmental charges to the extent imposed as a result of the failure of a Lender, an Eligible Assignee, or a Participant, as applicable, to provide and keep current (to the extent legally able) any certificates, documents or other evidence required to qualify for an exemption from any such taxes, deductions, withholdings or other governmental charges or required by Section 12.06(d) to be furnished by such Lender, the Eligible Assignee, or Participant, as applicable. If any Taxes are required to be deducted or withheld from any amounts payable to Lender and/or any other Indemnified Person, then the relevant Borrower shall (a) make such deduction or withholding, (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; and (c) pay to Lender or other Indemnified Person such additional amounts (the “Additional Amount”) as may be necessary so that every net payment made under this Agreement after deduction or withholding for or on account of any Taxes (including any Taxes on such increase and any penalties) is not less than the amount that would have been paid absent such deduction or withholding. The foregoing obligation to pay Additional Amounts, however, will not, for the sale of clarity, apply with respect to (i) net income or franchise taxes imposed on Lender and/or any other Indemnified Person, with respect to payments required to be made by a Borrower under the Loan Documents, by a taxing jurisdiction in which Lender and/or any other Indemnified Person is organized, conducts business or is paying taxes (as the case may be), or (ii) any U.S. federal withholding tax imposed on “withholdable payments” made after December 31, 2012 if Lender is a “foreign financial institution” that fails to comply with the requirements of section 1471(b) of the Code or a “non-financial foreign entity” that fails to comply with section 1472(b) of the Code, each as in effect on the date hereof, or Treasury regulations or administrative guidance promulgated thereunder.

(b) In addition, Borrowers agree to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (“Other Taxes”).

(c) Borrowers agree to indemnify Lender for the full amount of Taxes (including Additional Amounts with respect thereto pursuant to Section 12.06(b)) and Other Taxes (and any liability (including penalties, interest and expenses arising thereon or with respect to Other Taxes)) arising therefrom or with respect thereto, provided that Lender shall have provided Borrowers with evidence, reasonably satisfactory to Borrowers, of payment of Taxes or Other Taxes, as the case may be.

(d) Prior to the date that any Lender, Eligible Assignee, or Participant organized under the laws of a jurisdiction outside the United States of America becomes a party hereto, such Person shall deliver to Borrowers such certificates, documents or other evidence, as required by the Code (and any, Treasury Regulations issued pursuant thereto) (including, without limitation, IRS Forms W-9, W-8ECI, W-8BEN and W-8IMY, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender, Eligible Assignee, or Participant establishing that payments to it hereunder are (i) not subject to United States federal backup withholding tax, (ii) not subject to United States federal withholding taxes (including by virtue of a double taxation treaty to which the United States is a party, and including any materials necessary to certify satisfaction of the requirements for the U.S. “portfolio interest” exemption), and (iii) otherwise permitted to be made without backup withholding or withholding taxes under the Code. Each such Lender, Eligible Assignee, or Participant shall (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete or inaccurate, and after the occurrence of any event requiring a change in the most recent form delivered to Borrowers and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof, as may be reasonably requested by a Borrower. For the sake of clarity, no Borrower shall be required to pay any Additional Amount to, or indemnify pursuant to Section 12.06(c), any Lender, Eligible Assignee, or Participant, if such Lender, Eligible Assignee, or Participant, as applicable, fails to comply with the requirements of this subsection. If any such Lender, Eligible Assignee, or Participant fails to deliver the above forms or other documentation, then Borrowers may withhold from such payment to such Lender, Eligible Assignee, or Participant, as applicable, such amounts as are required by the Code or other Requirements of Law.

(e) Without prejudice to the survival or any other agreement of Borrowers hereunder, the agreements and obligations of Borrowers contained in this Section 12.06 shall survive the termination of the Loan Documents and the repayment in full of the Secured Obligations. Nothing contained in this Section 12.06(e) shall require Lender to make available any of their tax returns or other information that it deems to be confidential or proprietary.

(f) Promptly after Borrowers pay any taxes referred to in this Section 12.06, Borrowers will send Lender appropriate evidence of such payment.

Section 12.07 Payment and Survival of Obligations. Lender may at any time send Borrowers a notice showing the calculation of any amounts payable pursuant to this Article 12, and Borrowers shall pay such amounts to Lender within ten (10) Business Days after Borrowers receive such notices; provided that Borrowers shall not be required to compensate Lender pursuant to Sections 12.04 and 12.05 for any increased costs incurred or reductions suffered more than nine months prior to the date that Lender notifies the Borrower of the event giving rise to such increased costs or reductions, and of the Lender’s intention to claim compensation therefor (except that, if any change in Requirement of Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof); provided further, that it shall be a condition to the Lender’s exercise of its rights to compensation, if any, under Sections 12.04 and 12.05 that the Lender shall generally be exercising similar rights with respect to borrowers under similar agreements where available. The obligations of Borrowers under this Article 12 shall apply to Eligible Assignees and shall survive the termination of the Loan Documents and the indefeasible payment in full of the Secured Obligations.

ARTICLE 13

INDEMNITY AND EXPENSES

Section 13.01 Indemnity.

(a) Borrowers shall indemnify and hold harmless Lender, Affiliates of Lender and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Person” and collectively the “Indemnified Persons”), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including reasonable and documented out-of-pocket legal fees and expenses, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses, indemnification in respect of which is specifically covered by Sections 12.04, 12.05 and 12.06 or expressly excluded from the coverage of such Sections), penalties or fines of any kind that may be imposed on, incurred by or asserted against such Indemnified Person (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from or in connection with (i) the Loan Documents, the Property Documents, the Collateral or SF Properties, or the Advances, or any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any Advance contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Loan Document, Property Document, Collateral, SF Property or any Advance, (ii) any claims, actions or damages by an obligor or lessee with respect to any Collateral or SF Property, (iii) any violation or alleged violation of, non-compliance with or liability under any Requirements of Law applicable to any Relevant Party, (iv) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (v) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any SF Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any SF Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure by Borrowers to perform or comply with any Loan Document, Property Document or Collateral, (viii) performance of any labor or services or the furnishing of any materials or other property in respect of any SF Property, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Loan Document, Collateral or SF Property, (x) any stamp or documentary taxes attributable to the execution, delivery, filing or recording of any Loan Document, Property Document or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against any Collateral or SF Property under any Requirements of Law or any liability asserted against Lender or any Indemnified Person with respect thereto, (xii) (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any property or Property by any Person or other source, whether related or unrelated to a Borrower, (2) any presence of any Hazardous Substances in, on, within, above, under, near, affecting or emanating from any SF Property, (3) the failure to timely perform any Remedial Work, (4) any past, present or future activity by any Person or other source, whether related or unrelated to any Borrower in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any SF Property of any Hazardous Substances at any time located in, under, on, above or affecting any SF Property, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any SF Property by any Person or other source, whether related or unrelated to a Borrower, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any SF Property with regard to, or as a result of, any Hazardous Substances or pursuant to any Environmental Law, or (7) any misrepresentation or failure to perform any obligations pursuant to any Loan Document or Property Document relating to environmental matters in any way, or (xiii) each Borrower’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than (A) any Indemnified Person’s gross negligence or intentional misconduct, as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment, (B) Excluded Taxes or (C) a claim brought by a Borrower or any other Relevant Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Relevant Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. In any suit, proceeding or action brought by an Indemnified Person following the occurrence of an Event of Default in connection with any Collateral or SF Property for any sum owing thereunder, or to enforce any provisions of any Collateral or SF Property, Borrower shall defend, indemnify and hold such Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or obligor arising out of a breach by Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor from Borrower. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Borrower, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Advance is then in existence. Notwithstanding the foregoing, any fees, costs and expenses with respect to taxes shall be governed by Section 12.06 of this Agreement.

(b) Reserved.

(c) If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms thereof, then Borrowers shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and Borrowers on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.

(d) An Indemnified Person may at any time send Borrowers a notice showing the calculation of Indemnified Amounts, Borrowers shall pay such Indemnified Amounts to such Indemnified Person within ten (10) Business Days after Borrowers receive any such notice. The obligations of Borrowers under this Section 13.01 shall apply to Eligible Assignees who become a party to this Agreement and shall survive the termination of the Loan Documents and the repayment in full of the Secured Obligations.

Section 13.02 Expenses. Within ten (10) Business Days of receiving a reasonably detailed invoice therefor, Borrowers shall pay to or as directed by Lender all documented third-party out-of-pocket fees, costs and expenses (including without limitation, reasonable and documented out-of-pocket fees, costs and expenses of counsel to Lender, but excluding any costs and expenses incurred pursuant to Sections 8.13 and 18.21 at any time an Event of Default does not exist) reasonably incurred by Lender in connection with (a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Loan Documents and the Advances, (b) any Appraisal in respect of an Eligible Property pursuant to this Agreement (provided that Borrowers shall not be required to pay more than $85 for any individual Appraisal and otherwise reimburse the Lender for more than one (1) Appraisal per Eligible Property and the foregoing shall not limit Lender’s right to conduct further due diligence, inspection, testing, review, recording, registration, travel custody, care, insurance or preservation with respect to any Eligible Property or Collateral at Lender’s expense), (c) the enforcement of the Loan Documents or the payment or performance by Borrowers of any Secured Obligations, and (d) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement relating to the Borrowing Base Properties. Notwithstanding the foregoing, (i) any fees, costs and expenses with respect to taxes shall be governed by Section 12.06 of this Agreement and (ii) any fees, costs and expenses with respect to any BPOs ordered by Lender on any Borrowing Base Property shall be paid by Lender.

ARTICLE 14

RESERVED

ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

Section 15.01 Disclosure.

The Parties acknowledge that they have been advised and understand that:

(a) in the case of Advances in which one of the Parties is a broker or dealer registered with the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any Advance;

(b) in the case of Advances in which one of the Parties is a government securities broker or a government securities dealer registered with the Securities and Exchange Commission under Section 14C of the Securities Exchange Act of 1934, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any Advance;

(c) in the case of Advances in which one of the Parties is a financial institution, funds held by the financial institution pursuant to an Advance are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d) in the case of Advances in which one of the Parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by the financial institution pursuant to an Advance are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

ARTICLE 16

NO RELIANCE

Section 16.01 No Reliance. Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Loan Documents and each Advance:

(a) It is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Loan Documents;

(b) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Advance) based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;

(c) It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Loan Documents and each Advance and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d) It is entering into the Loan Documents and each Advance for the purposes of managing its borrowings or investments or hedging its SF Properties or liabilities and not for purposes of speculation;

(e) It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Loan Documents or any Advance; and

(f) No partnership or joint venture exists or will exist as a result of the Advances or entering into and performing the Loan Documents.

ARTICLE 17

ASSET MANAGEMENT

Section 17.01 Management of Properties.

(a) With respect to all Borrowing Base Properties, Borrowers agree that Lender is the pledgee of the related Management Rights and all Property Files.

(b) Parent Guarantor, Pledgor/Guarantor and Borrowers shall contract with Asset Manager under the Management Agreements to manage all Borrowing Base Properties in a manner that is consistent with the Asset Management Standard. Borrowers shall not consent to the assignment by Asset Manager of its interest under such Management Agreement (other than to Parent Guarantor or any of its Subsidiaries), terminate or cancel such Management Agreement, or modify, change, supplement, alter or amend such Management Agreement in a manner adverse to the interests of the Lender, in any material respect, without the prior written consent of Lender. Borrowers shall not permit Asset Manager to, sub-contract any of its management responsibilities under a Management Agreement to a third-party except as otherwise permitted in such Management Agreement. Borrowers shall promptly notify Lender of any default by Asset Manager in the performance or observance of any of its obligations under any Management Agreement or the Asset Manager Letter Agreement that could reasonably be expected to have a Material Adverse Effect. Borrowers shall cause Asset Manager to (i) comply with all applicable Federal, State and local laws and regulations, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (ii) maintain all state and federal licenses necessary for it to perform its servicing and management responsibilities hereunder, under each Management Agreement and under the Asset Manager Letter Agreement, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (iii) not materially impair the rights of Lender (x) in the Borrowing Base Pool or any payment thereunder that could reasonably be expected to have a Material Adverse Effect or (y) in any Borrowing Base Property or any payment thereunder; provided that the failure to comply with clause (iii)(y) shall only result in such Borrowing Base Property no longer being an Eligible Property and not result in a Default or an Event of Default hereunder.

(c) Borrowers shall ensure that the Asset Manager have full power and authority to do any and all things in connection with the management, conservation, protection and operations of the Borrowing Base Properties as are consistent with the Asset Management Standard and, consistent therewith, shall direct the Asset Manager to, and the Asset Manager shall, make protective advances or other advances necessary for the proper operation, management, leasing, maintenance and disposition of such Borrowing Base Property, unless the Asset Manager determine, in accordance with the Asset Management Standard, that a prudent property manager would not make such advance or that such payment would be a nonrecoverable advance.

(d) Borrowers shall cause Asset Manager to deposit all Net Income received by Asset Manager on the Borrowing Base Properties into the applicable Operating Account in accordance with Section 5.01 hereof.

(e) As a condition precedent to Lender funding any Advances hereunder and following the termination of Asset Manager pursuant to the terms hereof and upon the appointment of any successor Asset Manager, Borrowers shall provide promptly to Lender an Asset Manager Letter Agreement addressed to and executed by Asset Manager.

(f) Upon the occurrence of an Asset Manager Termination Event, Lender shall have the right to immediately (i) terminate Asset Manager’s right to service and manage the Borrowing Base Properties without payment of any penalty or termination fee and (ii) transfer the servicing and/or managing of the Borrowing Base Properties to a successor Asset Manager reasonably satisfactory to Lender at no cost or expense to Lender, it being agreed that Borrowers will pay any fees and expenses required to terminate the Management Agreements and transfer servicing and asset management.

(g) Reserved.

(h) Reserved.

(i) In addition to the foregoing, Borrowers shall cause Asset Manager that is an Affiliate of Borrowers to permit Lender and such third party to inspect upon reasonable prior written notice at a mutually convenient time, Asset Manager’s property management facilities for the purpose of satisfying Lender that Asset Manager has the ability to service or manage the Borrowing Base Properties as provided in this Agreement. In addition, at any time that Asset Manager is not an Affiliate of Borrowers, Borrowers shall use commercially reasonable efforts to enable Lender and such third party to inspect the servicing facilities of the property management facilities of Asset Manager and to cause Asset Manager to cooperate with Lender and/or its designees in connection with any due diligence performed by Lender and/or such designees in accordance with this Section 17.01(i); provided that so long as no Default or Event of Default shall have occurred, Borrowers shall not be required to pay for any such diligence or inspection performed pursuant to this Section 17.01(i).

Section 17.02 Fees and Expenses of Asset Manager. All fees and expenses of Asset Manager shall be borne solely by Borrowers.

Section 17.03 Effect of Asset Manager Conversion. Notwithstanding anything to the contrary herein, from and after the Asset Manager Conversion, the Borrowers make no representations or warranties hereunder and under any other Loan Document, and the covenants hereunder and under any other Loan Document shall not apply, in respect of the Sponsor.

Section 17.04 Reserved.

ARTICLE 18

MISCELLANEOUS

Section 18.01 Governing Law. This Agreement and any claim, dispute or controversy arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of laws principles other than Section 5-1401 of the New York General Obligations law.

Section 18.02 Submission to Jurisdiction; Service of Process. Each Party irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Loan Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement, the other Loan Documents shall affect any right that Lender may otherwise have to bring any action or proceeding arising out of or relating to the Loan Documents against a Borrower or its properties in the courts of any jurisdiction. Each Borrower irrevocably and unconditionally waive, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Loan Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.12. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 18.03 IMPORTANT WAIVERS.

(a) EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY LENDER OR ANY INDEMNIFIED PERSON.

(b) TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE LOAN DOCUMENTS, THE COLLATERAL, THE ADVANCES, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A

JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(c) TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH BORROWER HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER IN CONNECTION WITH THIS AGREEMENT WHETHER OR NOT INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION. NO INDEMNIFIED PERSON SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY LOAN DOCUMENT OR THE ADVANCES (OTHER THAN AS A RESULT OF SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT).

(d) EACH BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 18.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE LOAN DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.

(e) EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 18.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE LOAN DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE LOAN DOCUMENTS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(f) THE WAIVERS IN THIS SECTION 18.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE LOAN DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g) THE PROVISIONS OF THIS SECTION 18.03 SHALL SURVIVE TERMINATION OF THE LOAN DOCUMENTS AND THE INDEFEASIBLE PAYMENT IN FULL OF THE SECURED OBLIGATIONS.

Section 18.04 Integration. The Loan Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral) between the Parties relating to the Advances and the other matters addressed by the Loan Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof.

Section 18.05 Single Agreement. Each Borrower agrees that (a) each Advance is in consideration of and in reliance on the fact that all Advances constitute a single business and contractual relationship, and that each Advance has been entered into in consideration of the other Advances, (b) a default by it in the payment or performance of any its obligations under an Advance shall constitute a default by it with respect to all Advances, (c) Lender may set off claims and apply properties and assets held by or on behalf of Lender with respect to any Advance against the Secured Obligations owing to Lender with respect to other Advances, and (d) payments, deliveries and other transfers made by or on behalf of each Borrower with respect to any Advance shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Advances, and the obligations of each Borrower to make any such payments, deliveries and other transfers may be applied against each other and netted.

Section 18.06 Use of Employee Plan Assets. Each Party represents and warrants that it will not use “plan assets” within the meaning of 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA in any Advance.

Section 18.07 Survival and Benefit of each Borrower’s Agreements. The Loan Documents and all Advances shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns. All of each Borrower’s indemnities in the Loan Documents shall survive the termination of the Loan Documents and the payment in full of the Secured Obligations, and shall apply to and benefit all Indemnified Persons, Lender and its successors and assigns, Eligible Assignees and Participants. No other Person shall be entitled to any benefit, right, power, remedy or claim under the Loan Documents.

Section 18.08 Assignments and Participations.

(a) Except as expressly permitted by this Agreement, no Borrower shall sell, assign or transfer any of its rights or the Secured Obligations or delegate its duties under this Agreement or any other Loan Document without the prior written consent of Lender, and any attempt by a Borrower to do so without such consent shall be null and void.

(b) Lender may at any time, without the consent of or notice to Borrowers, sell participations to any Person (other than a natural person) (a “Participant”) in all or any portion of Lender’s rights and/or obligations under the Loan Documents; provided, that (i) Lender’s obligations under the Loan Documents shall remain unchanged, (ii) Lender shall remain solely responsible to Borrowers for the performance of such obligations, and (iii) Borrowers shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under the Loan Documents. No Participant shall have any right to approve any amendment, waiver or consent with respect to any Loan Document, except to the extent that the Aggregate Advance or Accrued Interest with respect to any Advance would be reduced or the date on which any scheduled payment of principal on the Advances is to be made would be postponed. Each Participant shall be entitled to the benefits of Sections 12.03, 12.04, 12.05, 12.06 and 12.07 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c), but shall not be entitled to receive any greater payment thereunder than Lender would have been entitled to receive with respect to the participation sold to such Participant had the Lender not sold such Participation, unless the sale of the participation to such Participant is made with Borrowers’ prior written consent.

(c) Lender may at any time, without consent of Borrowers (except as otherwise provided in the definition of “Eligible Assignee”) but upon notice to Borrowers, sell and assign to any Eligible Assignee all or any portion of all of the rights and obligations or duties of Lender under the Loan Documents. Notwithstanding the foregoing, in the case of an assignment to an Eligible Assignee that is not an Affiliate of Lender, (x) consent from the Borrowers shall be required to any documentation changes required or reasonably requested in connection with any partial assignment, which consent shall not be unreasonably withheld, conditioned or delayed, and (y) such Eligible Assignee in connection with any partial assignment shall have no consent rights to any amendment, modification or waiver of this Agreement or any other Loan Document, which rights shall remain under the exclusive control of the Lender and the Relevant Parties party to each such Loan Document. The Borrowers shall be deemed to have consented to any such assignment and related documentation changes unless it shall have objected thereto by written notice to the Lender within ten (10) Business Days after having received such notice and a draft of such documentation changes, as applicable. The Borrowers agree to execute any documents reasonably requested by Lender in connection with any such assignment that are reasonably satisfactory to the Borrowers. Each such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of Exhibit M (an “Assignment and Acceptance”). From and after the closing of such Assignment and Acceptance, (i) such Eligible Assignee shall be a Party and, to the extent provided therein and subject to this Section 18.08(c), have the rights and obligations of Lender under the Loan Documents with respect to the percentage and amount of the commitment hereunder to make Advances that have been allocated to it, (ii) Lender shall, to the extent provided therein, be released from such obligations (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Lender’s rights and obligations under the Loan Documents, Lender shall cease to be a Party), (iii) the obligations of Lender shall be deemed to be so reduced, and (iv) Lender will give prompt written notice thereof (including identification of the Eligible Assignee and the amount of the Commitments that have been allocated to it) to each Party (but Lender shall not have any liability for any failure to timely provide such notice). Any sale or assignment by Lender of rights or obligations under the Loan Documents that does not comply with this Section 18.08(c) shall be treated for purposes of the Loan Documents as a sale by such Lender of a participation in such rights and obligations in accordance with Section 18.08(b). To the extent that an assignment of the Lender’s all or any portion of all of the rights and obligations or duties of Lender under the Loan Documents would, at the time of such assignment, result in increased costs under Section 12.04 or 12.06 from those being charged by the Lender prior to such assignment, then no Borrower shall be obligated to pay such increased costs (although the Borrowers (jointly and severally), in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

(d) In connection with any such sale and assignment of participations or assignments, each of Lender and Borrowers hereby agrees to amend the terms hereof to include standard agency, voting and other provisions, as may be reasonably requested by Lender or Borrowers, necessary to account for the appointment of an administrative agent and the fact that there will be multiple lenders under this Agreement; provided, that, for the avoidance of doubt, none of the foregoing shall change any economic or other term of the Loan Documents in a manner adverse to Borrowers without the consent of Borrowers and Borrowers shall not be obligated to incur any additional costs in connection therewith.

(e) [Reserved].

Section 18.09 Reserved.

Section 18.10 Confidentiality. All information regarding the terms set forth in any of the Loan Documents or the Advances, and any information contained in the documents delivered to Lender pursuant to Section 4.01 and any Tenant credit information, shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors, attorneys and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority or required by Requirements of Law, (c) to the extent required to be included in the financial statements of either Party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Loan Documents or in connection with Collateral or Borrowing Base Properties, and (e) to any actual or prospective Participant or Eligible Assignee which agrees to comply with this Section 18.10.

Section 18.11 No Implied Waivers. No failure on the part of Lender to exercise, or delay in exercising, any right or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law. Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Lender’s rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied. Except as otherwise expressly provided in the Loan Documents, no amendment, waiver or other modification of any provision of the Loan Documents shall be effective without the signed agreement of each Borrower and Lender. Any waiver or consent under the Loan Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

Section 18.12 Notices and Other Communications. Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email if also sent by one of the foregoing, to the address for such Party specified in Schedule 2 or such other address as such Party shall specify from time to time in a notice to the other Party. Any of the foregoing communications shall be effective when delivered or upon the first attempted delivery on a Business Day. A Party receiving a notice that does not comply with the technical requirements of this Section 18.12 may elect to waive any deficiencies and treat the notice as having been properly given.

Section 18.13 Counterparts; Electronic Transmission. This Agreement and any other Loan Document may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement, any other Loan Document and any notices hereunder may be transmitted between them by email and/or facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

Section 18.14 No Personal Liability.

(a) No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Lender, any Indemnified Person, or Borrowers, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Lender or Borrowers under the Loan Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Lender or Borrowers under the Loan Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived.

(b) This Section 18.14 shall survive the termination of the Loan Documents and the repayment in full of the Secured Obligations.

Section 18.15 Protection of Lender’s Interests in the Collateral; Further Assurances.

(a) [Reserved].

(b) [Reserved].

(c) If Borrowers fail to perform any of their Secured Obligations, Lender may (but shall not be required to) perform or cause to be performed such Secured Obligation, and the costs and expenses incurred by Lender in connection therewith shall be payable by Borrowers in accordance with Section 13.02. Without limiting the generality of the foregoing, Borrowers authorize Lender, at the option of Lender and the expense of Borrowers, at any time and from time to time, to take all actions and pay all amounts that Lender deems reasonably necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Collateral and Lender’s Liens and interests therein or thereon and to give effect to the intent of the Loan Documents. No Default or Event of Default shall be cured by the payment or performance of any Secured Obligation by Lender on behalf of Borrowers. Lender may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by Borrowers in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(d) Without limiting the generality of the foregoing, Borrowers will no earlier than six (6) months or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with any Loan Document or any Advance deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; provided that Lender may elect to file such continuation statement.

(e) Except as provided in the Loan Documents, the sole duty of Lender, or any designee or agent of Lender with respect to the Collateral shall be to use reasonable care in the custody, use, operation and preservation of the Collateral in its possession or control. Lender shall incur no liability to Borrowers or any other Person for any act of Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by Lender with reasonable care, or Lender’s failure to provide adequate protection or insurance for the Collateral, except in each case if Lender is determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment to have acted with gross negligence or engaged in willful misconduct. Lender shall have no obligation to take any action to preserve any rights of Borrowers in any Collateral against prior parties, and Borrowers hereby agree to take such action. Lender shall have no obligation to realize upon any Collateral except through proper application of any distributions with respect to the Collateral made directly to Lender or its agent(s). So long as Lender shall act in good faith in their handling of the Collateral, Borrowers waive or is deemed to have waived the defense of impairment of the Collateral by Lender.

Section 18.16 Default Rate. To the extent permitted by Requirements of Law, Borrowers shall pay interest at the Default Rate on the amount of all Secured Obligations not paid when due under the Loan Documents until such Secured Obligations are paid or satisfied in full (other than contingent indemnification obligations that have not yet been asserted).

Section 18.17 Termination. This Agreement shall remain in effect until the Termination Date. However, no such termination shall affect Borrowers’ outstanding obligations to Lender at the time of such termination, nor shall it affect the survivability of any provisions in this Agreement that, by their express terms, are intended to survive the termination of this Agreement or any of the other Loan Documents and the repayment in full of the Secured Obligations.

Section 18.18 Set-off. In addition to any rights now or hereafter granted under the Loan Documents, Requirements of Law or otherwise, each Borrower hereby grants to Lender, to secure repayment of the Secured Obligations, a right of set-off upon any and all of the following: (i) monies, securities, collateral or other property of such Borrower and each other Relevant

Party and any proceeds from the foregoing, now or hereafter held or received by Lender or any Affiliate of Lender, for the account of such Borrower and each other Relevant Party that is a party to a Loan Document, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (ii) any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of such Borrower and each other Relevant Party that is a party to a Loan Document at any time existing, (iii) any obligation owed by Lender or any Affiliate of Lender to such Borrower or such other Relevant Party and (iv) any Secured Obligations or Indebtedness owed by such Borrower or such other Relevant Party and any Indebtedness owed by Lender or any Affiliate of Lender to such Borrower or such other Relevant Party, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Loan Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Lender or any Affiliate of Lender to or for the credit of such Borrower or such other Relevant Party without prejudice to Lender’s right to recover any deficiency. Each of Lender and each Affiliate of Lender is hereby authorized, upon any amount that is due and payable by any Borrower or any other Relevant Party that is a party to the Loan Documents to Lender or any Indemnified Person under the Loan Documents or the Secured Obligations and is not paid when due hereunder or thereunder or upon the occurrence of an Event of Default, without notice to any Borrower or any other Relevant Party, any such notice being expressly waived by Borrowers and each other Relevant Party to the extent permitted by any Requirements of Law, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Lender by any Borrower or any other Relevant Party that is a party to a Loan Document under the Loan Documents and the Secured Obligations, irrespective of whether Lender or any Affiliate of Lender shall have made any demand under the Loan Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Lender’s rights to recover any deficiency. Borrowers shall be deemed directly indebted to Lender in the full amount of all amounts owing to Lender by Borrowers under the Loan Documents and the Secured Obligations, and Lender shall be entitled to exercise the rights of set-off provided for above. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE COLLATERAL UNDER THE LOAN DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET-OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY BORROWERS.

Lender shall promptly notify the affected Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. If an amount or obligation is unascertained, Lender may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant Person accounting to the other Person when the amount or obligation is ascertained. Nothing in this Section 18.18 shall be effective to create a charge or other security interest. This Section 18.18 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Person is at any time otherwise entitled.

Section 18.19 Power of Attorney. Each Borrower hereby authorizes Lender to file such financing statement or statements relating to the Collateral and other collateral pledged to Lender hereunder and under the other Loan Documents as Lender, at its option, may deem appropriate. Each Borrower hereby appoints Lender as such Borrower’s agent and attorney-in-fact to execute any such financing statement or statements in such Borrower’s name and to perform all other acts which Lender deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Collateral, including, but not limited to, the right to complete blanks in documents, transfer servicing, and sign assignments on behalf of such Borrower as its agent and attorney-in-fact. This agency and power of attorney is coupled with an interest and is irrevocable without Lender’s consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence of any Event of Default hereunder. Borrowers shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 18.19. In addition, each Borrower shall execute and deliver to Lender a power of attorney in the form set forth in Exhibit L attached hereto (“Power of Attorney”).

Section 18.20 Borrower’s Waiver of Setoff. Each Borrower hereby waives any right of setoff it may have or to which it may be or become entitled under the Loan Documents or otherwise against Lender, any Affiliate of Lender, any Indemnified Person or their respective assets or properties.

Section 18.21 Periodic Due Diligence Review. Upon reasonable prior notice to Borrowers, unless a Default or Event of Default has occurred, in which case no notice is required, during normal business hours, Lender may perform at least one (1) due diligence review during each calendar year with respect to the Collateral, the SF Properties, Borrowers and Affiliates of Borrowers and Asset Manager including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, ordering BPOs at any time during the term of this Agreement, covenants, agreements, duties, obligations and specifications made under the Loan Documents or otherwise; provided that so long as no Default or Event of Default shall have occurred, the Borrowers shall not be required to pay for any such due diligence review. Borrowers shall cause Asset Manager to cooperate with Lender by permitting Lender to conduct due diligence reviews of the related Management Files and Property Files, as applicable, upon reasonable prior notice to Borrowers, unless a Default or Event of Default has occurred, in which case no notice is required, during normal business hours; provided that so long as no Default or Event of Default shall have occurred the Borrowers shall not be required to pay for any such due diligence reviews.

Section 18.22 Reserved.

Section 18.23 Joint and Several Secured Obligations.

(a) At all times when there is more than one Borrower under this Agreement, each Borrower hereby acknowledges and agrees that (i) each Borrower shall be jointly and severally liable for and hereby guarantees to Lender to the maximum extent permitted by Requirements of Law for the full and prompt payment and performance of all Secured Obligations, (ii) the liability of each Borrower for such guaranty (A) shall be absolute and unconditional and shall remain in full force and effect (or be reinstated) until all Secured Obligations shall have been paid in full and the expiration of any applicable preference or similar period pursuant to any Insolvency Law, or at law or in equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by Lender, and (B) until such payment has been made, shall not be discharged, affected, modified or impaired on the occurrence from time to time of any event, including any of the following, whether or not with notice to or the consent of any Borrower, (1) the waiver, compromise, settlement, release, termination or amendment (including any extension or postponement of the time for payment or performance or renewal or refinancing) of any of the Secured Obligations, (2) the failure to give notice to Borrower of the occurrence of an Event of Default, (3) the release, substitution or exchange by Lender of any Collateral (whether with or without consideration) or the acceptance by Lender of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of collateral, (4) the release of any Person primarily or secondarily liable for all or any part of the Secured Obligations, whether by Lender or in connection with any Insolvency Proceeding affecting any Borrower or any other Person who, or any of whose property, shall at the time in question be obligated in respect of the Secured Obligations or any part thereof, or (5) to the extent permitted by Requirements of Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 18.23, result in the release or discharge of any Borrower or all Borrowers from the performance or observance of any Secured Obligation, (iii) Lender shall not be required first to initiate any suit or to exhaust its remedies against any Borrower or any other Person to become liable, or against any of the Collateral, in order to enforce the Loan Documents and each Borrower expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Borrower shall be and remain directly and primarily liable for all sums due under any of the Loan Documents, (iv) when making any demand hereunder against any Borrower, Lender may, but shall be under no obligation to, make a similar demand on any other Borrower, and any failure by Lender to make any such demand or to collect any payments from any other Borrower, or any release of any such other Borrower shall not relieve any Borrower in a respect of which a demand or collection is not made or any Borrower not so released of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Lender against any Borrower, and (v) on disposition by Lender of any property encumbered by any Collateral, each Borrower shall be and shall remain jointly and severally liable for any deficiency.

(b) To the extent that any Borrower (the “paying Borrower”) pays more than its proportionate share of any payment made hereunder, the paying Borrower shall be entitled to seek and receive contribution from and against any other Borrower that has not paid its proportionate share; provided, that the provisions of this Section 18.23 shall not limit the duties, covenants, agreements, obligations and liabilities of any Borrower to Lender, and, notwithstanding any payment or payments made by the paying Borrower hereunder or any setoff or application of funds of the paying Borrower by Lender, the paying Borrower shall not be entitled to be subrogated to any of the rights of Lender against any other Borrower or any collateral security or guarantee or right of setoff held by Lender, nor shall the paying Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower in respect of payments made by the paying Borrower hereunder, until all Secured Obligations are paid in full. If any amount shall be paid to the paying Borrower on account of such subrogation rights at any time when all such amounts shall not have been paid in full, such amount shall be held by the paying Borrower in trust for Lender, segregated from other funds of the paying Borrower, and shall, forthwith upon receipt by the paying Borrower, be turned over to Lender in the exact form received by the paying Borrower (duly indorsed by the paying Borrower to Lender, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as Lender may determine.

(c) The Secured Obligations are full recourse obligations to each Borrower, and each Borrower hereby forever waives, demises, acquits and discharges any and all defenses, and shall at no time assert or allege any defense, to the contrary.

Section 18.24 Patriot Act Notice. Lender hereby notifies Borrowers that Lender is required by the Patriot Act to obtain, verify and record information that identifies Borrowers.

Section 18.25 Successors and Assigns. Subject to the foregoing, the Loan Documents and any Advances shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.

[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:

AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC, as a Borrower

By:	/s/ David P. Singelyn
Name:	David P. Singelyn
Title:	Chief Executive Officer

AMERICAN HOMES 4 RENT PROPERTIES TWO, LLC, as a Borrower

By:	/s/ David P. Singelyn
Name:	David P. Singelyn
Title:	Chief Executive Officer

AMERICAN HOMES 4 RENT PROPERTIES THREE, LLC, as a Borrower

By:	/s/ David P. Singelyn
Name:	David P. Singelyn
Title:	Chief Executive Officer

AMERICAN HOMES 4 RENT PROPERTIES FOUR, LLC, as a Borrower

By:	/s/ David P. Singelyn
Name:	David P. Singelyn
Title:	Chief Executive Officer

AMERICAN HOMES 4 RENT PROPERTIES FIVE, LLC, as a Borrower

By:	/s/ David P. Singelyn
Name:	David P. Singelyn
Title:	Chief Executive Officer

AMERICAN HOMES 4 RENT PROPERTIES SIX, LLC, as a Borrower

By:	/s/ David P. Singelyn
	Name:	David P. Singelyn
	Title:	Chief Executive Officer

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Scott Evans
	Name:	Scott Evans
	Title:	Managing Director

EXHIBIT A

FORM OF PROMISSORY NOTE

$
[Month] , 20	New York, New York

FOR VALUE RECEIVED, American Homes 4 Rent Properties One, LLC, a Delaware limited liability company, American Homes 4 Rent Properties Two, LLC, a Delaware limited liability company, American Homes 4 Rent Properties Three, LLC, a Delaware limited liability company, American Homes 4 Rent Properties Four, LLC, a Delaware limited liability company, American Homes 4 Rent Properties Five, LLC, a Delaware limited liability company, and American Homes 4 Rent Properties Six, LLC, a Delaware limited liability company (each a “Borrower” and jointly and severally, the “Borrowers”), hereby promise to pay to the order of Wells Fargo Bank, National Association (“Lender”), at the principal office of Lender at 550 S. Tryon Street, 5th Floor, MAC D1086-051, Charlotte, North Carolina 28202, in lawful money of the United States, and in immediately available funds, the principal sum of [                    ] ($        ) (or such lesser amount as shall equal the Aggregate Advance made by Lender to the Borrowers under the Master Loan and Security Agreement, dated as of [                    ], 2013 (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), among Lender and the Borrowers, on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of the Aggregate Advance, at such office, in like money and funds, for the period commencing on the initial Advance Date until the Aggregate Advance shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

Terms used but not defined in this Promissory Note have the respective meanings assigned to them in the Loan Agreement.

The date, amount and interest rate of each Advance made by Lender to Borrowers, and each payment made on account of the principal thereof, shall be recorded by Lender on its books and, prior to any transfer of this Promissory Note, endorsed by Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of Lender to make any such recordation or endorsement shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Advances made by Lender.

This Promissory Note is the Note referred to in the Loan Agreement, and evidences the Advances made by Lender thereunder. The Borrowers’ obligations under this Promissory Note are the joint and several obligations of the Borrowers, which obligations are secured by a first priority lien on all of Borrowers’ assets under the Loan Agreement, as more fully described in the Loan Agreement as “Collateral”. Notwithstanding the pledge of the Collateral, Borrowers hereby acknowledge, admit and agree that Borrowers’ obligations under this Promissory Note are recourse obligations to which each Borrower pledges its full faith and credit.

Borrowers agree to pay all Lender’s costs of collection and enforcement (including reasonable and documented attorneys’ fees and disbursements of Lender’s counsel) in respect of this Promissory Note when incurred, including, without limitation, reasonable attorneys’ fees through appellate proceedings.

Borrowers, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Promissory Note, (b) expressly agree that this Promissory Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Promissory Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for Lender, in order to enforce payment of this Promissory Note, to first institute or exhaust Lender’s remedies against Borrowers or any other party liable hereon or against any Collateral for this Promissory Note. No extension of time for the payment of this Promissory Note, or any installment hereof, made by agreement by Lender with any person now or hereafter liable for the payment of this Promissory Note, shall affect the liability under this Promissory Note of Borrowers, even if any Borrower is not a party to such agreement; provided that Lender and Borrowers, by written agreement between them, may affect the liability of Borrowers.

Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Promissory Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Promissory Note.

Any enforcement action relating to this Promissory Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules. Borrowers hereby submit to New York jurisdiction with respect to any action brought with respect to this Promissory Note and waive any right with respect to the doctrine of forum non conveniens with respect to such transactions.

This Promissory Note shall be governed by and construed under the laws of the State of New York (without reference to choice of law doctrine but with reference to Section 5-1401 of the New York General Obligations Law, which by its terms applies to this Promissory Note) whose laws Borrowers expressly elect to apply to this Promissory Note. Borrowers agree that any action or proceeding brought to enforce or arising out of this Promissory Note may be commenced in the Supreme Court of the State of New York, Borough of Manhattan, or in the District Court of the United States for the Southern District of New York.

American Homes 4 Rent Properties One, LLC,
as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Two, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Three, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Four, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Five, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Six, LLC, as a Borrower

By:
Name:
Title:

SCHEDULE OF LOANS

This Note evidences Advances made under the within-described Loan Agreement to Borrowers, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

Date Made	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made by	Borrower’s Name

EXHIBIT B

FORM OF MONTHLY BORROWING BASE REPORT

[SEE ATTACHED]

American Homes 4 Rent

Property Report

EXHIBIT B-1

Date of Submission:

					Property				Lease Information			Valuation—Cost					Lender Evaluation			Valuation—AVM
Owner (SPV)	Property Number	Acquisition Channel	Acquisition Date	Date add to Borrow Base	Address	City	State	Zip	Leased (Y/N)	Date Leased	Date Last Lease Term	Purchase Price	Add’t Cost Previously Submitted	Subtotal	Add’t Cost Since Last Report	Total Cost	Previous Evaluation	Revised Evaluation (if updated)	Deemed Cost	Previous AVM	Revised AVM (if desired)

																			(a)	(b)	(c)

$—
Updated value of Borrowing Base
(lower of (a) and [(b) or (c)]
[use (c) if updated on all Properties, otherwise (b)]

Note: Deemed cost is lower of cost or Evaluation

EXHIBIT B-2

Documents Submitted Concurrently				Documents Submitted To Date
Recorded Deed	Purchase Receipt	Title Policy	Lease	Recorded Deed	Purchase Receipt	Title Policy	Lease

EXHIBIT C

FORM OF CLOSING CERTIFICATE

[BORROWER][PARENT GUARANTOR][PLEDGOR/GUARANTOR][ASSET MANAGER]

CLOSING CERTIFICATE

[            ], 201

Reference is made to that certain Master Loan and Security Agreement, dated as of [            ], 2013 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES TWO, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES THREE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FOUR, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FIVE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES SIX, LLC, a Delaware limited liability company (each, a “Borrower” and collectively, the “Borrowers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as lender. Capitalized terms used, but not defined herein, shall have the meaning assigned thereto in the Loan Agreement.

Pursuant to Section 6.01(a)(iv) of the Agreement, I, [                    ], hereby certify that I am the duly appointed [INCLUDE TITLE] of [Borrower][Parent Guarantor][Pledgor/Guarantor][Asset Manager] and I hereby further certify solely in my capacity as [INCLUDE TITLE] of [Borrower][Parent Guarantor][Pledgor/Guarantor][Asset Manager], and not in any individual capacity, that:

1.	Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of [Limited Partnership][Formation][Trust] of [Borrower][Parent Guarantor][Pledgor/Guarantor][Asset Manager] as certified by the [Secretary of State of the State of ][Maryland State Department of Assessments and Taxation] and as in full force and effect on the date hereof. No amendment or other document relating to or affecting the Certificate of [Limited Partnership][Formation][Trust] has been filed with [the Secretary of State of the State of ][Maryland State Department of Assessments and Taxation] and no action has been taken by the [Borrower][Parent Guarantor][Pledgor/Guarantor][Asset Manager] or its shareholders, directors or officers in contemplation of the filing of any such amendment or other documents and no proceedings therefore have occurred, except for amendments included in the copy attached hereto.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the [partnership agreement][by-laws][operating agreement][trust agreement] of [Borrower][Parent Guarantor][Pledgor/Guarantor][Asset Manager], as in full force and effect on the date hereof, and such [partnership agreement][by-laws][operating agreement][trust agreement] [have][has] not been amended, except for amendments included in the copy attached hereto.

3.	Attached hereto as Exhibit C is a true, correct and complete copy of the resolutions of [Borrower][Parent Guarantor][Pledgor/Guarantor][Asset Manager] duly and validly adopted [at a regular meeting][by unanimous consent] that apply to the Agreement and the other Loan Documents, and such resolutions have not been amended, modified or rescinded in any respect and remain in full force and effect without modification or amendment as of the date hereof.

4.	Attached hereto as Exhibit D is a true, correct and complete copy of the Certificate of Good Standing of [Borrower][Parent Guarantor][Pledgor/Guarantor][Asset Manager], issued by the [the Secretary of State of the State of ]][Maryland State Department of Assessments and Taxation], the jurisdiction of incorporation of [Borrower][Parent Guarantor][Pledgor/Guarantor][Asset Manager]. To the extent of my knowledge, no event has occurred which has adversely affected the standing of [Borrower][Parent Guarantor][Pledgor/Guarantor][Asset Manager] as reflected in such Certificate of Good Standing, since the date of such certificate.

5.	Each of the persons listed below (i) has been duly appointed to and now holds the office of [Borrower][Parent Guarantor][Pledgor/Guarantor][Asset Manager] set forth opposite his or her name, (ii) is currently serving in such capacity, (iii) is duly authorized to execute and deliver the Agreement and the other Loan Documents and (iv) the signature of each such person set forth opposite his or her title is his or her true and genuine signature:

Name	Office	Signature

[Signature Page Follows]

[ ]

By:
Name:
Title:

Signature Page to Closing Certificate (AH4R)

EXHIBIT A

CERTIFICATE OF [LIMITED PARTNERSHIP][INCORPORATION][FORMATION][TRUST]

EXHIBIT B

[PARTNERSHIP AGREEMENT][BY-LAWS][OPERATING AGREEMENT][TRUST AGREEMENT]

EXHIBIT C

RESOLUTIONS

EXHIBIT D

CERTIFICATE OF GOOD STANDING

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

                 , 201

Wells Fargo Bank, National Association

301 S. College St.

MAC D1053-082

Charlotte, North Carolina 28202

Attention: Derrick Land

Re: Master Loan and Security Agreement dated as of [            ], 2013 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES TWO, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES THREE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FOUR, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FIVE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES SIX, LLC, a Delaware limited liability company (each, a “Borrower” and collectively, the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (as more specifically defined below, “Lender”)

This Compliance Certificate is furnished pursuant to the above Agreement. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the respective meanings ascribed thereto in the Agreement.

I, the undersigned, hereby certify to the Lender (not in my individual capacity, but solely as a Responsible Officer of [Sponsor][Parent Guarantor] (the “Company”)) as follows:

I am a duly elected Responsible Officer of the Company.

All of the financial statements, calculations and other information set forth in this Compliance Certificate, including in any exhibit or other attachment hereto, are true, complete and correct in all material respects as of the date hereof or in the case of the financial statements and any calculations based thereon, as of the date of such financial statements.

I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and financial condition of the Company during the accounting period covered by the financial statements attached hereto (or most recently delivered to Lender if none are attached).

The examinations described in the immediately preceding paragraph did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate (including after giving effect to any pending Advances requested to be entered into), except as set forth below.

Attached as Exhibit 1 hereto are the financial statements required to be delivered pursuant to Section 8.09 (a) and (b) of the Agreement (or, if none are required to be delivered as of the date of this Compliance Certificate or this Compliance Certificate is a Monthly Compliance Certificate being delivered pursuant to Section 8.09(c) of the Agreement, the financial statements most recently delivered pursuant to Section 8.09 (a) and (b) of the Agreement), which financial statements, to the best of my knowledge after due inquiry, fairly present in all material respects, the consolidated financial condition and operations of the Company and the consolidated results of their operations as of the date or with respect to the period therein specified, determined in accordance with GAAP.

[Attached as Exhibit 2 hereto are the operating budget and cash flow projections of the Company required to be delivered pursuant to Section 8.09(b) of the Agreement, which projections (or, if none are required to be delivered as of the date of this Compliance Certificate, the projections most recently delivered pursuant to Section 8.09(b) of the Agreement), to the best of my knowledge after due inquiry, have been prepared in good faith based upon reasonable assumptions and presently constitute good faith estimates for the fiscal year therein specified, but with it being understood that such projections are not a guarantee of future performance and that such future performance may vary materially from such projections.]1

[Attached as Exhibit 3 hereto are the calculations demonstrating compliance with the financial covenants set forth in Section 8.07 of the Agreement and showing in detail the calculations projected with respect to the requirements of Section 8.07 for the upcoming period of four (4) fiscal quarters (it being recognized by the Lender that any projections and forecasts provided by or on behalf of the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions, subject to uncertainties and contingencies, many of which are beyond the control of the Company and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).]2

To the best of my knowledge, Borrower has, during the period since the delivery of the immediately preceding Compliance Certificate, observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects every condition, contained in the Agreement and the other Loan Documents to be observed, performed or satisfied by it, and I have no knowledge of the occurrence during such period, or present existence, of any condition or event which constitutes an Event of Default or Default (including after giving effect to any pending Advances requested to be entered into), except as set forth below.

[1]	Exhibit 2 to be delivered in connection with a Compliance Certificate delivered pursuant to Section 8.09(b) of the Agreement.
[2]	Exhibit 3 to be delivered in connection with a Compliance Certificate delivered pursuant to Section 8.09 (a) or (b) of the Agreement.

Described below are the exceptions, if any, to the above paragraph, setting forth in detail the nature of the condition or event, the period during which it has existed and the action which Borrowers have taken, is taking, or proposes to take with respect to such condition or event:

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto, or otherwise covered by this Compliance Certificate, are made and delivered as of             , 201    .

Name:
Title:

[Exhibit 1: Financial Statements]

[Exhibit 2: Projections]

[Exhibit 3: Financial Covenant Compliance Calculations]

EXHIBIT E-1

FORM OF BORROWING BASE ADDITION NOTICE

                 , 201

Wells Fargo Bank, National Association

301 S. College St.

MAC D1053-082

Charlotte, North Carolina 28202

Attention: Derrick Land

Re: Master Loan and Security Agreement, dated as of [            ], 2013 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES TWO, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES THREE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FOUR, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FIVE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES SIX, LLC, a Delaware limited liability company (each, a “Borrower” and collectively, the “Borrowers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (as more specifically defined below, “Lender”). Capitalized terms used by not defined herein have the meanings assigned to such terms in the Agreement.

Ladies and Gentlemen:

In accordance with Section 4.01(b) of the Agreement, the Borrowers hereby notifies Lender of its desire to include each Eligible Property set forth on Schedule 1 attached hereto in the Borrowing Base Property Pool, with such addition to be effective as of [            , 201    ].

1.	Borrowing Base prior to addition	$

2.	Value of the Borrowing Base Properties to be added to the Borrowing Base (50% of cost basis)	$

3.	Lender Adjustments (resulting from Lender Evaluations being less than cost basis)	$

4.	Borrowing Base After Addition (Borrowing Base prior to addition (Line 1) plus Value of Properties added (Line 2) minus Lender Adjustments (Line 3))	$

5.	Aggregate Advances outstanding	$

6.	Aggregate Advances outstanding less the adjusted Borrowing Base (Line 6 minus Line 5)	$

[Signature Page Follows]

American Homes 4 Rent Properties One, LLC,
as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Two, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Three, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Four, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Five, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Six, LLC, as a Borrower

By:
Name:
Title:

Acknowledged and Agreed:

Wells Fargo Bank, National Association, as Lender

By:
Name:
Title:

Schedule 1

Property Schedule

EXHIBIT E-2

FORM OF BORROWING BASE REMOVAL NOTICE

                 , 201

Wells Fargo Bank, National Association

301 S. College St.

MAC D1053-082

Charlotte, North Carolina 28202

Attention: Derrick Land

Re: Master Loan and Security Agreement dated as of [            ], 2013 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES TWO, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES THREE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FOUR, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FIVE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES SIX, LLC, a Delaware limited liability company (each, a “Borrower” and collectively, the “Borrowers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (as more specifically defined below, “Lender”). Capitalized terms used by not defined herein have the meanings assigned to such terms in the Agreement.

Ladies and Gentlemen:

In accordance with Section 4.01(c) of the Agreement, the Borrowers hereby request the removal of the Borrowing Base Property set forth on Schedule 1 attached hereto from the Borrowing Base Property Pool, with such removal to be effective as of [            , 201    ].

1.	Borrowing Base prior to removal	$

2.	Value of Borrowing Base Property to be removed from the Borrowing Base	$

3.	Borrowing Base after this removal (Line 1 minus Line 2)	$

4.	Aggregate Advances outstanding	$

5.	Outstanding Aggregate Advances less the adjusted Borrowing Base (Line 4 minus Line 3)	$

[Signature Page Follows]

American Homes 4 Rent Properties One, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Two, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Three, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Four, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Five, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Six, LLC, as a Borrower

By:
Name:
Title:

Acknowledged and Agreed:

Wells Fargo Bank, National Association, as Lender

By:
Name:
Title:

Schedule 1

Property Schedule

EXHIBIT F

FORM OF JOINDER AGREEMENT AND

OMNIBUS AMENDMENT

This JOINDER AGREEMENT AND OMNIBUS AMENDMENT (this “Agreement”) is made and is effective as of this      day of             , 201     (the “Effective Date”), by and among AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES TWO, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES THREE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FOUR, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FIVE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES SIX, LLC, a Delaware limited liability company (each an “Initial Borrower” and collectively the “Initial Borrowers”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”), [                    ], a [            ], [                    ], a [            ] and [                    ], a [            ] (each a “Joining Borrower” and collectively the “Joining Borrowers”) and each of the other parties that executes and delivers to Lender a signature page hereto.

RECITALS

WHEREAS, Initial Borrowers and Lender entered into (i) that certain Master Loan and Security Agreement, dated as [                    ], 2013 (as amended, joined, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), and (ii) each other Loan Document listed on Schedule I hereto (together with the Loan Agreement, the “Initial Borrower Documents”);

WHEREAS, the parties hereto each desire to add each Joining Borrower as a Borrower under the Initial Borrower Documents, as set forth in this Agreement;

WHEREAS, the parties hereto agree that as of the Effective Date, each Joining Borrower shall be a Borrower under the Initial Borrower Documents, as more specifically provided herein; and

WHEREAS, the parties hereto agree to amend each Initial Borrower Document as provided herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

2. Amendment to Documents. As of the Effective Date, each of the Initial Borrower Documents is hereby amended to add each Joining Borrower as a Borrower thereunder and thereafter, all references to “Borrower” and “Borrowers” in this Agreement, the Loan Agreement and any of the other Initial Borrower Documents shall include each of the Initial Borrowers and each of the Joining Borrowers, as the context shall require. Notwithstanding the foregoing or anything contained herein to the contrary, as a condition precedent to the effectiveness of this Agreement, Lender shall have received from each Joining Borrower a counterpart to this Agreement, and from each other Borrower and Lender, together with the items set forth in Sections 6.01(a)(ii) through (iv), 6.01(a)(vii) (if requested by

Lender), 6.01(a)(viii) through (xii), 6.01(c), 6.01(e), 6.01(f) of the Loan Agreement to the extent not previously provided with respect to such Joining Borrower and Lender has completed to its satisfaction such due diligence of such Joining Borrower (including, Lender’s “Know Your Customer” and Anti-Terrorism Laws diligence) and modeling as it may require in its discretion.

3. Agreements of Joining Borrowers as a Borrower. The parties hereto hereby agree as follows: Each Joining Borrower hereby agrees to be bound by, and comply with, the terms and conditions of the Initial Borrower Documents, as a Borrower under the Loan Agreement, including, without limitation, any terms relating to (i) the grant of a security interest in, the Collateral pledged to Lender, (ii) the compliance with any applicable conditions precedent prior to any Advance by Lender, (iii) the making of representations and warranties with respect to itself and the SF Property securing such Advance on each applicable Advance Date and as otherwise set forth in the Loan Agreement, (iv) the compliance with all covenants as set forth in the Loan Agreement and each other Initial Borrower Document, (v) indemnities applicable to a Borrower and (vi) each Event of Default set forth in Section 10.01 of the Loan Agreement.

4. Joining Borrower. [                    ]’s organizational identification number is [                    ] and its tax identification number is [                    ]. On the Effective Date, [                    ]’s chief executive office is located at [            ]. On the Effective Date, [                    ]’s jurisdiction of organization is [            ]. [                    ]’s organizational identification number is [                    ] and its tax identification number is [                    ]. On the Effective Date, [                    ]’s chief executive office is located at [            ]. On the Effective Date, [                    ]’s jurisdiction of organization is [            ]. [                    ]’s organizational identification number is [                    ] and its tax identification number is [                    ]. On the Effective Date, [                    ]’s chief executive office is located at [            ]. On the Effective Date, [                    ]’s jurisdiction of organization is [            ]. The fiscal year of each Joining Borrower is the calendar year. On the Effective Date, each Joining Borrower has no Indebtedness, Contractual Obligations or Investments other than (a) the Loan Documents, (b) Indebtedness, Contractual Obligations and Investments as described on Schedule III attached hereto and (c) Indebtedness, Contractual Obligations and Investments permitted under Section 8.05 of the Loan Agreement. The information set forth on Schedule II attached hereto sets forth as of the Effective Date the ownership structure for each Joining Borrower and each of their respective direct equity holders and Schedule II is true, complete and correct in all respects as of the Effective Date.

5. Joint and Several Liability. Notwithstanding anything in the Initial Borrower Documents to the contrary, each Borrower hereby acknowledges and agrees that the Borrowers are jointly and severally liable to Lender pursuant to Section 18.23 of the Loan Agreement.

6. Further Assurances. The parties hereto shall each take any and all further actions and execute and deliver any and all such further documents and undertakings as are necessary or reasonably requested by the other party to effectuate the purposes of this Agreement in accordance with Section 8.04(a) of the Loan Agreement. The undertakings set forth in this Section 6 shall survive the execution and delivery of this Agreement.

7. Fees and Expenses. Borrowers agrees to pay to Lender all documented third-party out-of-pocket fees, costs and expenses incurred by Lender in connection with this Agreement (including reasonable and documented out-of-pocket fees, costs and expenses of Lender’s legal counsel incurred in connection with this Agreement), in accordance with Section 13.02 of the Loan Agreement.

8. Representations. Each Borrower hereby represents to Lender that as of the date hereof, after giving effect to this Agreement, all representations and warranties of such Borrower under any Loan Document are true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and no Default or Event of Default has occurred and is continuing thereunder.

9. Limited Effect. Except as expressly amended and modified by this Agreement, each of the Loan Documents shall continue in full force and effect in accordance with its terms. Reference to this Agreement need not be made in any Loan Document or any other instrument or document executed in connection therewith or herewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, any Loan Document, any reference in any of such items to any Loan Document being sufficient to refer to such Loan Document as amended hereby.

10. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK IN ACCORDANCE WITH SECTION 18.01 OF THE LOAN AGREEMENT.

12. Counterparts. This Agreement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties agree that this Agreement and any notices hereunder may be transmitted between them by email and/or facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

13. Notices. The address of each Joining Borrower for receiving notices and for all other purposes of the Initial Borrower Documents is as follows:

[Borrower Name]

[Address]

[Attention]

[Borrower Name]

[Address]

[Attention]

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Agreement as of the date first above written.

AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC, as an Initial Borrower

By:
Name:
Title:

AMERICAN HOMES 4 RENT PROPERTIES TWO, LLC, as an Initial Borrower

By:
Name:
Title:

AMERICAN HOMES 4 RENT PROPERTIES THREE, LLC, as an Initial Borrower

By:
Name:
Title:

AMERICAN HOMES 4 RENT PROPERTIES FOUR, LLC, as an Initial Borrower

By:
Name:
Title:

AMERICAN HOMES 4 RENT PROPERTIES FIVE, LLC, as an Initial Borrower

By:
Name:
Title:

AMERICAN HOMES 4 RENT PROPERTIES SIX, LLC, as an Initial Borrower

By:
Name:
Title:

Omnibus Amendment and Joinder Agreement Wells Fargo/AH4R

[BORROWER NAME]
as a Joining Borrower

By:
Name:
Title:

[BORROWER NAME] as a Joining Borrower

By:
Name:
Title:

[Additional Signature Pages Follow]

Omnibus Amendment and Joinder Agreement Wells Fargo/AH4R

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender

By:
Name:

Omnibus Amendment and Joinder Agreement Wells Fargo/AH4R

Schedule I

Loan Documents

Promissory Note, dated as of [            ], 2013, made by the Initial Borrowers in favor of Lender, in the principal amount of $500,000,000.

Fee and Pricing Letter, dated as of [            ], 2013, by and among the Initial Borrowers and Lender.

Asset Manager Letter Agreement, dated as of [            ], 2013, by and among the Initial Borrowers, Asset Manager and Lender.

Deposit Account Control Agreement, dated as of [            ], 20    , by and among the Joining Borrower, Lender and [Account Bank]

Schedule II

Ownership Structure

Schedule III

Existing Indebtedness, Contractual Obligations and Investments

EXHIBIT G

FORM OF PROPERTY SCHEDULE

[See Exhibit G to excel spreadsheet]

American Homes 4 Rent

Submission of Proposed Eligible Properties

Date of Submission:

				Property				Property Information			Valuation					Document Submitted Concurrenthly
Owner (SPV)	Property Number	Acquisition Channel	Leased (Y/N)	Address	City	State	Zip	Type	Sq. Ft.	Yr. Built	Bed	Bath	Purchase Price	Underwriting Value	AVM	Recorded Deed	Purchase Receipt	Title Policy	Lease

													(a)		(b)

Addition to Borrowing Base (lower of (a) and (b)															$–

EXHIBIT H

FORM OF ADVANCE REQUEST

                 , 201

Wells Fargo Bank, National Association

301 S. College St.

MAC D1053-082

Charlotte, North Carolina 28202

Attention: Derrick Land

Re: Master Loan and Security Agreement dated as of [            ], 2013 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES TWO, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES THREE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FOUR, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FIVE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES SIX, LLC, a Delaware limited liability company (each, a “Borrower” and collectively, the “Borrowers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (as more specifically defined below, “Lender”). Capitalized terms used by not defined herein have the meanings assigned to such terms in the Agreement.

Ladies and Gentlemen:

This is an Advance Request delivered pursuant to Section 3.01(b) of the Agreement. Borrowers hereby request that Lender make an Advance on [            , 201    ] upon the proposed terms set forth below.

1.	Current Borrowing Base	$

2.	Aggregate Advances outstanding	$

3.	Current Borrowing Base availability (Line 1 minus Line 2)	$

4.	Amount of requested Advance	$

5.	Borrowing Base after requested Advance (Line 3 minus Line 4)	$

Borrowers hereby certify that the representations and warranties set forth in the Agreement and the other Loan Documents are true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

[Signature Page Follows]

American Homes 4 Rent Properties One, LLC,
as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Two, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Three, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Four, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Five, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Six, LLC, as a Borrower

By:
Name:
Title:

EXHIBIT I

FORM OF INCREASED COMMITMENT SUPPLEMENT

This INCREASED COMMITMENT SUPPLEMENT (this “Supplement”) is dated as of             , 201     and entered into by and among) by and among AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES TWO, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES THREE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FOUR, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FIVE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES SIX, LLC, a Delaware limited liability company (each, a “Borrower” and collectively, the “Borrowers”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo), and each of the banks or other lending institutions which is a signatory hereto (each a “Lender” and, together with Wells Fargo “Lenders”). Reference to that certain Master Loan and Security Agreement, dated as of February [    ], 2013 by and among Borrowers, Wells Fargo, as Lender, and the banks and other lending institutions from time to time party thereto (as the same may be amended from time to time, the “Loan Agreement”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Loan Agreement.

RECITALS

WHEREAS, pursuant to Section 3.11 of the Loan Agreement, Borrowers and the Lenders are entering into this Supplement to obtain additional Commitments to increase the Maximum Facility Amount;

WHEREAS, each Lender [party hereto and already a party to the Loan Agreement] wishes to increase its Commitment and each Lender, to the extent not already a Lender party to the Loan Agreement (herein a “New Lender”), wishes to become a Lender party to the Loan Agreement];3 and

WHEREAS, the Lenders are willing to agree to supplement the Loan Agreement in the manner provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Increase in Commitments. Subject to the terms and conditions hereof, each Lender severally agrees that (i) its Commitment shall be increased to [or in the case of a New Lender, shall be] the amount set forth opposite its name on the signature pages hereof. After giving effect to the increases contemplated hereby, the Maximum Facility Amount shall be increased and each Lender’s Commitment shall be as set forth on Schedule I attached hereto.

Section 2. [New Lenders. Each New Lender (i) confirms that it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered under Section 8.09 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (ii) agrees that it will, independently and without

[3]	Bracketed alternatives should be included if there are New Banks.

reliance upon any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; and (iii) agrees that it is a “Lender” under the Loan Documents and will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.]

Section 3. Representations and Warranties. In order to induce the Lenders to enter into this Supplement and to supplement the Loan Agreement in the manner provided herein, each Borrower represents and warrants to each Lender that (a) this Supplement and any promissory notes executed pursuant hereto are Loan Documents as defined in the Loan Agreement; (b) before and after giving effect to the increase in the Commitments contemplated hereby, (i) the representations and warranties contained in the Loan Agreement and contained in the other Loan Documents are true and correct in all material respects as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, and (ii) no Default has occurred and is continuing on the date hereof nor will occur after giving effect to such requested increase as a result of such requested increase.

Section 4. Effect of Supplement. The terms and provisions set forth in this Supplement shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and except as expressly modified and superseded by this Supplement, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrowers and the Lenders party hereto agree that the Loan Agreement as supplemented hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Each of the Loan Documents, including the Loan Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as supplemented hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

Section 5. Governing Law. This Supplement and any other Loan Document and any claim, dispute or controversy arising under or related to or in connection with this Supplement and any other Loan Document, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of laws principles other than Section 5-1401 of the New York General Obligations law.

Section 6. Counterparts, Effectiveness. This Supplement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties agree that this Supplement and any notices hereunder may be transmitted between them by email and/or facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. This Supplement shall become effective upon the execution of a counterpart hereof by Borrowers and the Lenders.

Section 7. Entire Agreement. This Supplement and all other instruments, documents and agreements executed and delivered in connection with this Supplement embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to this Supplement, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

Section 8. Survival. All representations and warranties made in this Supplement or any other Loan Document including any Loan Document furnished in connection with this Supplement shall survive the execution and delivery of this Supplement and the other Loan Documents, and no investigation by any Lender or any closing shall affect the representations and warranties or the right of any Lender to rely upon them.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

American Homes 4 Rent Properties One, LLC,
as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Two, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Three, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Four, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Five, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Six, LLC, as a Borrower

By:
Name:
Title:

Acknowledged and Agreed:

Wells Fargo Bank, National Association, as Lender

By:
Name:
Title:

Commitment Amount: $

[NEW LENDER], as New Lender

By:
Name:
Title:

Commitment Amount: $

[NEW LENDER], as New Lender

By:
Name:
Title:

Commitment Amount: $

Schedule I

Lender Commitments

Lender Name	Lender Commitment Amount
[ ]	$	[	]
[ ]	$	[	]
[ ]	$	[	]

EXHIBIT J

FORM OF REMITTANCE DATE NOTICE

Wells Fargo Bank, National Association

301 S. College St.

MAC D1053-082

Charlotte, North Carolina 28202

American Homes 4 Rent Properties One, LLC

American Homes 4 Rent Properties Two, LLC

American Homes 4 Rent Properties Three, LLC

American Homes 4 Rent Properties Four, LLC

American Homes 4 Rent Properties Five, LLC

American Homes 4 Rent Properties Six, LLC

[Address]

Attention: [                            ]

Re: Master Loan and Security Agreement dated as of [            ], 2013 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES TWO, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES THREE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FOUR, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FIVE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES SIX, LLC, a Delaware limited liability company (each, a “Borrower” and collectively, the “Borrowers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (as more specifically defined below, “Lender”). Capitalized terms used by not defined herein have the meanings assigned to such terms in the Agreement.

Ladies and Gentlemen:

This notice is delivered pursuant to Section 5.05 of the Agreement. Lender hereby notifies Borrowers that for the Collection and Reporting Period beginning on the below referenced Remittance Date, the LIBO Rate is as follows:

1.	On [ ], 201[ ], your Operating Accounts will be debited in the aggregate as follows:

a.	Interest	$
b.	Unused Fee	$
c.	Current portion of Structuring Fee	$
d.	Expenses and charges detailed on Schedule 1 attached hereto.

2.	Any shortfall after debit of Operating $

Account described in item 1 above

3.	Remittance Date

4.	LIBO Rate %

[Signature Page Follows]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:
Name:
Title:

Schedule 1

EXPENSES AND CHARGES

EXHIBIT K

FORM OF ASSET MANAGEMENT LETTER AGREEMENT

[SEE ATTACHED FULLY EXECUTED COPY]

WELLS FARGO BANK, NATIONAL ASSOCIATION

550 S. TRYON STREET, 5TH FLOOR, MAC D1086-051

CHARLOTTE, NORTH CAROLINA 28202

ASSET MANAGER LETTER AGREEMENT

March 7, 2013

AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC

AMERICAN HOMES 4 RENT PROPERTIES TWO, LLC

AMERICAN HOMES 4 RENT PROPERTIES THREE, LLC

AMERICAN HOMES 4 RENT PROPERTIES FOUR, LLC

AMERICAN HOMES 4 RENT PROPERTIES FIVE, LLC

AMERICAN HOMES 4 RENT PROPERTIES SIX, LLC

22917 Pacific Coast Highway

Suite 340

Malibu, California 90265

Attention: Chief Executive Officer and President

American Homes 4 Rent Management Holdings, LLC

3610 Shire Blvd, Suite 106

Richardson, Texas 75082

Attention: Director of Property Management

Re: Master Loan and Security Agreement, dated as of March 7, 2013 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES TWO, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES THREE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FOUR, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FIVE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES SIX, LLC, a Delaware limited liability company, and each other entity that may be subsequently added as a party to the Loan Agreement under a Joinder Agreement (individually, each a “Borrower” and collectively the “Borrowers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”).

Ladies and Gentlemen:

American Homes 4 Rent Management Holdings, LLC (“Asset Manager”), is acting as Asset Manager with respect to certain Managed Properties (as hereinafter defined) owned by Borrowers pursuant to the terms of those certain Management Agreements more particularly described on Annex 1 attached hereto (collectively, as amended, supplemented or otherwise modified from time to time, the “Management Agreement”),. A copy of the Management Agreement is attached hereto as Annex 1. The parties hereto acknowledge and agree that this Letter Agreement (the “Letter Agreement”) is intended to supplement the Management Agreement for so long as the Loan Agreement remains outstanding; provided that in the event the terms of this Letter Agreement conflict with any Management Agreement, this Letter Agreement shall control.

The parties agree to treat this Letter Agreement as a separate and distinct agreement among Asset Manager, the Borrowers and Lender (incorporating the terms of the Management Agreement by reference), subject to no setoff or counterclaims arising in favor of Asset Manager (or any third party claiming through Asset Manager) under any other agreement or arrangement among Asset Manager and any other Relevant Party or otherwise.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement or the Management Agreement, as applicable.

1. Asset Manager Acknowledgement. Asset Manager is hereby notified that, pursuant to the Loan Agreement, Borrowers have pledged to Lender certain Borrowing Base Properties owned by the Borrowers to secure Advances, as such Borrowing Base Properties may be added or deleted from time to time from the Borrowing Base Property Pool as appropriate in accordance with the Loan Agreement (together with all other Borrowing Base Properties owned by the Borrowers, the “Managed Properties”) which Managed Properties are managed, serviced, administered, leased and disposed of by Asset Manager pursuant to the terms of the Management Agreement. Asset Manager is authorized to act on behalf of the Borrowers with respect to the management, servicing, administration, leasing and disposition of the Managed Properties pursuant to the terms of the Management Agreement, subject to the terms of the Loan Agreement and other Loan Documents.

Borrowers and Asset Manager each acknowledge and agree that, except as otherwise set forth herein, for so long as the Loan Agreement is outstanding, Lender shall have all of the rights as Owner (as defined in the Management Agreement) of the Managed Properties, but subject to each Borrower’s right to direct and control servicing, management, administration, leasing and disposition of the Managed Properties and otherwise exercise all rights and duties as Owner (as defined in the Management Agreement) of the Managed Properties until Lender delivers, following the occurrence of an Event of Default, a notice to such Borrower and Asset Manager that Lender is exclusively exercising all rights and duties of Owner.

2. Asset Manager Obligations. From the date hereof until the earlier of the termination of (x) the Loan Agreement, (y) the Management Agreement or (z) Asset Manager as Asset Manager thereunder, Asset Manager shall and shall cause any Property Manager Subsidiary engaged pursuant to the terms of the Management Agreement to, notwithstanding any term in the Management Agreement to the contrary:

(i) manage, service, administer, lease and dispose of the Managed Properties in accordance with the Asset Management Standard and the terms of the Management Agreement;

(ii) [reserved];

(iii) with respect to each Leased Property that is a Managed Property, ensure that all Rental Proceeds are made or remitted directly into the applicable trust account maintained by the Asset Manager without being first deposited into any other account;

(iv) with respect to each Leased Property that is a Managed Property, ensure that all Security Deposits are made or remitted directly into the applicable Tenant trust account without being first deposited into any other account;

(v) remit all amounts on deposit in each such trust account with respect to a Managed Property that constitute Net Income (other than Security Deposits) to the related Operating Account promptly, but in any event, not later than the Business Day prior to the Remittance Date occurring in each month;

(vi) not take any action or omit to take any action which could reasonably be expected to have (x) a Material Adverse Effect or (y) with respect to any Borrowing Base Property, a Property Material Adverse Effect; provided that the failure to comply with this clause (vi)(y) shall only result in such Borrowing Base Property no longer being an Eligible Property and not result in a Default or an Event of Default or an Asset Manager Termination Event;

(vii) [reserved];

(viii)(x) comply with all applicable Federal, State and local laws and regulations, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (y) maintain all state and federal licenses necessary for it to perform its managing responsibilities hereunder and under the Management Agreement, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (z) not materially impair the rights of Lender (1) in the Borrowing Base Pool or any payment thereunder that could reasonably be expected to have a Material Adverse Effect or (2) in any Borrowing Base Property or any payment thereunder; provided that the failure to comply with this clause (viii)(z)(2) shall only result in such Borrowing Base Property no longer being an Eligible Property and not result in a Default or an Event of Default or an Asset Manager Termination Event;

(ix) deliver to Lender any information with respect to the Managed Properties reasonably requested by Lender;

(x) provide prompt written notice to Lender of any termination of the Management Agreement or of Asset Manager as Asset Manager thereunder;

(xi) not assign the Management Agreement or all of its rights thereunder to any Person (other than to Parent Guarantor or any of its Subsidiaries); provided that Asset Manager may engage Property Manager Subsidiaries and Third-Party Management Companies (each as defined in the Management Agreement) in accordance with the Management Agreement;

(xii) not waive, amend or modify in a manner adverse to the interests of Lender in any material respect or terminate or revoke the Management Agreement without Lender’s consent; and

(xiii) not use or utilize any procedures believed by Asset Manager to be adverse to Lender in any material respect in identifying the proposed Managed Properties to be included in the Borrowing Base Property Pool.

Asset Manager acknowledges that the Accounts are held for the benefit of Lender, and further acknowledges that it has no ownership, possessory, contractual or other rights in or to, or liens on, the Managed Properties or any Net Income related thereto other than as provided in the Management Agreement, including, without limitation, its management and leasing fees. Asset Manager agrees, at no expense to the Asset Manager, to promptly provide Lender and its agents, during normal business hours with access to, copies of and extracts from any and all documents, records, agreements, instruments or information (including, without limitation, any of the foregoing in computer data banks and computer software systems) with respect to the Managed Properties as may be reasonably requested by Lender upon reasonable prior written notice.

3. Reimbursement, Advances and Expenses. Except as otherwise permitted in the Loan Agreement, no expenses, fees, indemnities and reimbursements due and owing to Asset Manager under the Management Agreement with respect to the Managed Properties or otherwise shall be the obligation of Lender, withdrawn from any Account or netted out from the remittance of any Net Income to any Account (except as otherwise provided in the definition of Net Income), but rather, shall at all times remain the obligation of the respective Borrower.

4. Obligations upon an Asset Manager Termination Event. Upon the Asset Manager’s receipt of a notice of termination from Lender, which may be tendered upon the occurrence of an Asset Manager Termination Event, Lender shall have the right to, notwithstanding anything contained in the Management Agreement to the contrary, immediately terminate Asset Manager’s right to manage the Managed Properties without payment of any penalty or termination fee and transfer the servicing and/or managing of the Managed Properties to a successor Asset Manager reasonably satisfactory to Lender.

Notwithstanding any contrary information or direction which may be delivered to Asset Manager by any Borrower, Asset Manager may conclusively rely on any information, direction or notice of termination delivered by Lender upon the occurrence of an Asset Manager Termination Event, and Borrowers shall indemnify and hold Asset Manager harmless for any and all claims asserted against Asset Manager for any actions taken in good faith by Asset Manager or in connection with the delivery of such information or notice of termination (other than as result of Asset Manager’s gross negligence or willful misconduct).

5. Due Diligence. Asset Manager hereby agrees and acknowledges that, subject to the terms of Section 18.21 of the Loan Agreement, Lender or its designees shall have the right to perform periodic due diligence with respect to Asset Manager for purposes of verifying compliance with the Management Agreement and this Letter Agreement. All reasonable out-of-pocket costs and expenses incurred by Lender or its designee prior to the occurrence of an Event of Default in connection with any due diligence or inspection performed pursuant to this paragraph shall be paid by Lender.

6. Miscellaneous.

(i) This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles thereof other than Section 5-1401 of the New York General Obligations law, which shall govern.

(ii) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH PARTY HERETO WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING OR TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(iii) EACH PARTY HERETO HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS LETTER AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY HERETO, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER

(iv) No provision of this Letter Agreement may be amended, countermanded or otherwise modified without the prior written consent of each of the parties hereto and Lender.

(v) This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The parties agree that this Letter Agreement, any documents to be delivered pursuant to this Letter Agreement, and any notices hereunder may be transmitted between them by email and/or facsimile. The parties intend that faxed signatures and electronically imaged signatures such as ..pdf files shall constitute original signatures and are binding on all parties.

(vi) The parties hereto hereby agree to be bound by the terms and conditions of Section 18.10 of the Loan Agreement and to comply with such terms and conditions.

(vii) Notwithstanding anything herein to the contrary, with Lender’s prior written consent, the Asset Manager may terminate the Management Agreement in accordance with the terms thereof, including as a result of the failure to pay or reimburse its fees and expenses in accordance with the Management Agreement.

[Signature Pages Follow]

Please acknowledge receipt and your agreement to the terms of this Letter Agreement by signing in the signature block below and forwarding an executed copy to Lender promptly upon receipt. Any notices to Lender should be delivered to the following address: Wells Fargo Bank, National Association, 550 S. Tryon Street, 5th Floor, MAC D1086-051, Charlotte, North Carolina 28202, Attention: Derrick Land; E-mail: derrick.land@wellsfargo.com; with a copies to: (i) Wells Fargo Bank, N.A., 550 S. Tryon Street, 5th Floor, MAC D1086-051, Charlotte, North Carolina 28202, Attention: Scott Evans; Telephone: (704) 410-2440 and (ii) Wells Fargo Bank, N.A., 375 Park Avenue, 2nd Floor, New York, New York 10152, Attention: Stephen A. Hofmann, E-mail: Stephen.Hofmann@wellsfargo.com.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Scott Evans
Name:	Scott Evans
Title:	Managing Director

AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC, as a Borrower

By:	/s/ David P. Singelyn
Name:	David P. Singelyn
Title:	Chief Executive Officer

AMERICAN HOMES 4 RENT PROPERTIES TWO, LLC, as a Borrower

By:	/s/ David P. Singelyn
Name:	David P. Singelyn
Title:	Chief Executive Officer

AMERICAN HOMES 4 RENT PROPERTIES THREE, LLC, as a Borrower

By:	/s/ David P. Singelyn
Name:	David P. Singelyn
Title:	Chief Executive Officer

AMERICAN HOMES 4 RENT PROPERTIES FOUR, LLC, as a Borrower

By:	/s/ David P. Singelyn
Name:	David P. Singelyn
Title:	Chief Executive Officer

AMERICAN HOMES 4 RENT PROPERTIES FIVE, LLC, as a Borrower

By:	/s/ David P. Singelyn
Name:	David P. Singelyn
Title:	Chief Executive Officer

AMERICAN HOMES 4 RENT PROPERTIES SIX, LLC, as a Borrower

By:	/s/ David P. Singelyn
Name:	David P. Singelyn
Title:	Chief Executive Officer

AMERICAN HOMES 4 RENT MANAGEMENT HOLDINGS, LLC, as Asset Manager

By: American Homes 4 Rent, LLC, a Delaware limited liability company, its Member

By:	/s/ David P. Singelyn
Name:	David P. Singelyn
Title:	Manager

ANNEX 1

MANAGEMENT AGREEMENTS

EXHIBIT L

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”) and AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES TWO, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES THREE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FOUR, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FIVE, LLC, a Delaware limited liability company, and AMERICAN HOMES 4 RENT PROPERTIES SIX, LLC, a Delaware limited liability company (each, a “Borrower” and collectively, the “Borrowers”), have entered into the Master Loan and Security Agreement dated as of [            ], 2013 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), pursuant to which Lender has agreed to make Advances to the Borrowers secured by the Collateral, subject to the terms and conditions set forth therein. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Agreement;

WHEREAS, the Collateral is owned by the Borrowers;

WHEREAS, the Borrowers have agreed to give to Lender a power of attorney on the terms and conditions contained herein in order for Lender to take any action that Lender may deem necessary or advisable to accomplish the purposes of the Agreement during the occurrence of an Event of Default under the Agreement;

NOW, THEREFORE, the Borrowers hereby irrevocably constitute and appoint Lender their true and lawful Attorney-in-Fact, with full power and authority hereby conferred in its name, place and stead and for its use and benefit, to do and perform all acts in connection with the Collateral which Lender deems appropriate to perfect and continue its ownership interest in and/or the security interest granted under the Agreement, if applicable, and to protect, preserve and realize upon the Collateral, including without limitation:

(1)	to receive, endorse and collect all checks made payable to the order of the Borrower representing any payment on account of the SF Properties;

(2)	to assign or endorse any instrument relating to the SF Properties;

(3)	to correct any assignment or other instrument relating to the SF Properties;

(4)	to complete and execute lost document affidavits relating to the SF Properties;

(5)	to issue title requests and instructions relating to the SF Properties;

(6)	to give notice to any individual or entity of its interest in the SF Properties under the Agreement;

(7)	to complete blanks in documents; and

(1)	(8) to manage, transfer management of and administer the SF Properties, including, without limitation, the receipt and collection of all sums payable in respect of the SF Properties, as applicable.

Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default under the Agreement.

The Borrower hereby ratifies and confirms all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the power granted under this Power of Attorney upon the exercise of such power by the Attorney-in-Fact.

[Signature Page Follows]

AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC

By:

Name:

Title:

WITNESS my hand this      day of         , 20    .

STATE OF

County of

This instrument was acknowledged, subscribed and sworn to before me this      day of             , by

Notary Public

My Commission Expires:

Notary Seal:

AMERICAN HOMES 4 RENT PROPERTIES TWO, LLC

By:

Name:

Title:

WITNESS my hand this      day of         , 20    .

STATE OF

County of

This instrument was acknowledged, subscribed and sworn to before me this      day of             , by

Notary Public

My Commission Expires:

Notary Seal:

AMERICAN HOMES 4 RENT PROPERTIES THREE, LLC

By:

Name:

Title:

WITNESS my hand this      day of         , 20    .

STATE OF

County of

This instrument was acknowledged, subscribed and sworn to before me this      day of             , by

Notary Public

My Commission Expires:

Notary Seal:

AMERICAN HOMES 4 RENT PROPERTIES FOUR, LLC

By:

Name:

Title:

WITNESS my hand this      day of         , 20    .

STATE OF

County of

This instrument was acknowledged, subscribed and sworn to before me this      day of             , by

Notary Public

My Commission Expires:

Notary Seal:

AMERICAN HOMES 4 RENT PROPERTIES FIVE, LLC

By:

Name:

Title:

WITNESS my hand this      day of         , 20    .

STATE OF

County of

This instrument was acknowledged, subscribed and sworn to before me this      day of             , by

Notary Public

My Commission Expires:

Notary Seal:

AMERICAN HOMES 4 RENT PROPERTIES SIX, LLC

By:

Name:

Title:

WITNESS my hand this      day of         , 20    .

STATE OF

County of

This instrument was acknowledged, subscribed and sworn to before me this      day of             , by

Notary Public

My Commission Expires:

Notary Seal:

Exhibit M

FORM OF ASSIGNMENT AND ACCEPTANCE

1. Reference is made to the Master Loan and Security Agreement dated as of [            ], 2013 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES TWO, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES THREE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FOUR, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FIVE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES SIX, LLC, a Delaware limited liability company (each, a “Borrower” and collectively, the “Borrowers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (as more specifically defined below, “Lender”).

2. [Lender] [                                        ] (“Assignor”) and                                          (“Assignee”) hereby agree as follows:

3. Assignor hereby sells and assigns and delegates, without recourse except as to the representations and warranties made by it herein, to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor’s rights and obligations under the Agreement as of the Effective Date (as hereinafter defined) equal to the percentage interest specified on Schedule I hereto of all outstanding rights and obligations under the Agreement (collectively, the “Assigned Interest”).

4. Assignor:

(a) hereby represents and warrants that its name set forth on Schedule I hereto is its legal name, that it is the legal and beneficial owner of the Assigned Interest and that such Assigned Interest is free and clear of any adverse claim;

(b) other than as provided herein, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the other Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Agreement or any of the other Loan Documents, or any other instrument or document furnished pursuant thereto; and

(c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by the Borrowers of any of their Secured Obligations.

5. Assignee:

(a) confirms that it has received a copy of the Agreement, the other Loan Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;

(b) agrees that it will, independently and without reliance upon Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement;

(c) represents and warrants that its name set forth on Schedule I hereto is its legal name;

(d) agrees that, from and after the Effective Date, it will be bound by the provisions of the Agreement and the other Loan Documents and, to the extent of the Assigned Interest, it will perform in accordance with their terms all of the obligations that by the terms of the Agreement are required to be performed by it as a Lender; and

(e) The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date specified on Schedule I hereto.

6. As of the Effective Date, (a) Assignee shall be a party to the Agreement and, to the extent of the Assigned Interest, shall have the rights and obligations of Lender thereunder and (b) Assignor shall, to the extent that any rights and obligations under the Agreement have been assigned and delegated by it pursuant to this Assignment and Acceptance, relinquish its rights (other than provisions of the Agreement and the other Loan Documents that are specified under the terms thereof to survive the payment in full of the Secured Obligations) and be released from its obligations under the Agreement (and, if this Assignment and Acceptance covers all or the remaining rights and obligations of such Assignor under the Agreement, such Assignor shall cease to be a party thereto).

7. As of the Effective Date [check one]:

(a) Assignee is an Eligible Assignee; no consent of Borrowers is necessary.

(b) A Default or Event of Default exists; no consent of Borrowers is necessary.

(c) No Default or Event of Default exists; Assignee is not an Eligible Assignee; Borrowers have consented to this Assignment and Acceptance as contemplated under the Agreement.

8. Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

9. This Assignment and Acceptance shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

10. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I hereto in Portable Document Format (PDF) or by telecopier or facsimile transmission shall be effective as delivery of an originally executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, each of Assignor and Assignee have caused Schedule I hereto to be executed by their respective officers thereunto duly authorized, as of the date specified thereon.

Schedule I

to

ASSIGNMENT AND ACCEPTANCE

Assignor:

Assignee:

Effective Date:              , 201

Assigned Advance	$
Aggregate Advance	$
Assigned Lender Percentage		%
Outstanding Aggregate Advance Amount	$
Outstanding Lender Advance Amount	$

Assignor:

, as Assignor
[Type or print legal name of Assignor]

By
Name:
Title:

Dated: , 201

Assignee:

, as Assignee
[Type or print legal name of Assignee]

By
Name:
Title:

Dated: , 201

Address for Notices:
[ ]

[American Homes 4 Rent Properties One, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Two, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Three, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Four, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Five, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Six, LLC, as a Borrower

By:
Name:
Title:][1]

[1]	Borrowers to execute only if consent is required.

EXHIBIT N

FORM OF TENANT INSTRUCTION LETTER

[insert DATE]

VIA CERTIFIED OR REGISTERED MAIL,

RETURN RECEIPT REQUESTED

[TENANT NAME

ADDRESS]

Re:	[insert ADDRESS] (“Property”)

Dear                             :

This is to notify you that [American Homes 4 Rent Management Holdings, LLC], the manager and landlord on your lease has transferred its rights to manage the Property described above and in connection therewith has assigned its interest as landlord under your lease agreement to [NAME OF NEW MANAGER, ADDRESS, PHONE NUMBER AND CONTACT NAME].

You are further notified that any refundable security deposits or any prepaid rents under your lease have been transferred to [NAME OF NEW MANAGER].

Commencing as of the date of this notice, all rental payments under your lease should be paid to [NAME OF NEW MANAGER] in accordance with the delivery instructions below or as [NAME OF NEW MANAGER] may otherwise direct. We appreciate your prompt cooperation with these new instructions.

If you pay your rent by mailing a check, the address to which your rent checks should be sent is as follows:

[P.O. BOX ADDRESS] [ ] [ ]

If you pay your rent by hand-delivering a check, the address to which your rent checks should be delivered is as follows:

[STREET ADDRESS]

If you pay your rent by wire transfer, ACH withdrawal, direct debit or over the internet, no changes to where your rental payments are made to or drawn from are required.

[Signature Page Follows]

Any written notices you desire or are required to make to the landlord under your lease should hereafter be sent to                                          at the address listed in the first paragraph above.

Sincerely,

[AMERICAN HOMES 4 RENT MANAGEMENT HOLDINGS, LLC],

By:
Name:
Title:

Exhibit O

RESERVED

EXHIBIT P

FORM OF NOTICE OF OPTIONAL REPAYMENT

                 , 201

Wells Fargo Bank, National Association

301 S. College St.

MAC D1053-082

Charlotte, North Carolina 28202

Attention: Derrick Land

Re: Master Loan and Security Agreement dated as of [            ], 2013 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES TWO, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES THREE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FOUR, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES FIVE, LLC, a Delaware limited liability company, AMERICAN HOMES 4 RENT PROPERTIES SIX, LLC, a Delaware limited liability company (each, a “Borrower” and collectively, the “Borrowers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (as more specifically defined below, “Lender”). Capitalized terms used by not defined herein have the meanings assigned to such terms in the Agreement.

Ladies and Gentlemen:

This is a request to make an optional repayment of Advances pursuant to Section 3.04(a) of the Agreement as follows:

1.	Current Borrowing Base	$

2.	Aggregate Advances outstanding	$

3.	Current Borrowing Base availability (Line 1 minus Line 2)	$

4.	Amount of requested repayment	$

5.	Borrowing Base after requested repayment (Line 3 minus Line 4)	$

6.	Repayment Date

[Signature Page Follows]

American Homes 4 Rent Properties One, LLC,
as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Two, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Three, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Four, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Five, LLC, as a Borrower

By:
Name:
Title:

American Homes 4 Rent Properties Six, LLC, as a Borrower

By:
Name:
Title:

EXHIBIT Q

FORM OF MONTHLY OPERATING REPORT

American Homes 4 Rent

Property Operations

[Ownership Entity]

[Reporting Identification]

	Jan.	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD

Revenues
Rental income
Concessions
Late fees
Other Income

Operating expenses
Property taxes
Insurance
HOA fees
Repairs
Maintenance
Management fee
Other expenses

Net operating income

Capital expenditures

Net cash flow

Notes:

[Reporting Identification] will either be a summary for an ownership or an individual property

These reports will be run and forwarded electronically in PDF format

Exhibit R

FORM OF SUBCONTRACTOR INSTRUCTION NOTICE

[insert DATE]

VIA CERTIFIED OR REGISTERED MAIL,

RETURN RECEIPT REQUESTED

[SUBCONTRACTOR NAME

ADDRESS]

Re:	[insert ADDRESS] (“Property”)

Dear                             :

This is to notify you that [American Homes 4 Rent Management Holdings, LLC], the manager under your [subcontractor agreement] has transferred its rights to manage the Property described above and in connection therewith has assigned its interest as manager under your [subcontractor agreement] to [NAME OF NEW MANAGER, ADDRESS, PHONE NUMBER AND CONTACT NAME].

You are further notified that any amounts due and payable by you under your [subcontractor agreement] have been transferred to [NAME OF NEW MANAGER].

Commencing as of the date of this notice, all payments due and payable by you under your [subcontractor agreement] should be paid to [NAME OF NEW MANAGER] in accordance with the delivery instructions below or as [NAME OF NEW MANAGER] may otherwise direct. We appreciate your prompt cooperation with these new instructions.

If you pay such amount by mailing a check, the address to which such checks should be sent is as follows:

[P.O. BOX ADDRESS ]

If you pay such amount by hand-delivering a check, the address to which such checks should be delivered is as follows:

[STREET ADDRESS]

If you pay such amount by wire transfer, ACH withdrawal, direct debit or over the internet, no changes to where such payments are made to or drawn from are required.

[Signature Page Follows]

Subcontractor Instruction Notice

Any written notices you desire or are required to make to the manager under your [subcontractor agreement] should hereafter be sent to                                          at the address listed in the first paragraph above.

Sincerely,

AMERICAN HOMES 4 RENT MANAGEMENT HOLDINGS, LLC

By: American Homes 4 Rent, LLC, a Delaware limited liability company, its Member

By:
Name:	David P. Singelyn
Title:	Manager

Subcontractor Instruction Notice